As filed with the Securities and Exchange Commission on October 17, 2025

File No. 024-12621

Dated: October 17, 2025

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Cabbacis Inc

(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

3193 Buffalo Avenue, Unit 1

Niagara Falls, New York 14303

716-320-5525
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Louis Taubman, Esq.

Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor

New York, NY 10022

917-512-0827

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

2100	93-2432982
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II - PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: October 17, 2025

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Cabbacis Inc
3193 Buffalo Avenue, Unit 1

Niagara Falls, New York 14303

3.75 Million Shares of Common Stock

$2.00 per Share

Minimum Investment: $50,000

Maximum Offering: $7,500,000

See, The Offering - Page 7 and Description of Securities being offered - Page 51 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate at the earlier of the following (1) the date on which $7,500,000 of Shares have been sold, (2) the date which is one year after this Offering Statement has been qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”).

PLEASE REVIEW ALL RISK FACTORS ON PAGES 8 THROUGH PAGE 24 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

This offering consists of up to 3,750,000 shares of Common Stock (the “Shares” or individually, each a “Share”), par value $0.00001, that is being offered on a “best efforts” basis (the “Offering”), which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Cabbacis Inc, a Nevada corporation (the “Company”). We are offering the 3,750,000 Shares at a price of $2.00 per Share. This Offering has a minimum purchase of $50,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 3.75 million Shares of Common Stock with a Maximum Offering of $7.5 million. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Company has engaged Dawson James Securities, Inc., a broker-dealer registered with the SEC and a member of FINRA (“Dawson” or the “Placement Agent”), to act as the placement agent for the Offering. The Shares will be offered by Dawson on a “best efforts” basis pursuant to an engagement letter entered into between us and Dawson on August 15, 2025, which we refer to as the “Placement Agent Agreement.” Pursuant to the Placement Agent Agreement, we issued 100,000 shares of Common Stock to Dawson (the “Dawson Shares”), including two of its designees, at the time of signing and will pay them, concurrently with each closing of the Offering, a cash placement fee equal to 5% of the gross proceeds of such closing and an additional 2% on gross proceeds that exceed $3,500,000. In addition, we will also pay Dawson (i) up to $10,000 to cover their actual “road show” expenses in any offering; (ii) up to $10,000 for Dawson’s accountable legal and diligence expenses of the Offering; and (iii) up to $125,000 for Dawson’s legal and diligence expenses associated with a transaction related to the uplisting of the Common Stock, if such transaction is a firm commitment underwritten deal. Furthermore, if the Company uplists its Common Stock to the NYSE American or Nasdaq Capital Market, it will pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised in the transaction related to such uplisting. Dawson shall only be paid in connection with investments received from investors they introduce to the Company.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (2)	Proceeds to Company
Per Share	$2.00	$(0.12)	$1.88
Total Minimum	-	-	-
Total Maximum (1)	$7,500,000	$(409,620)	$7,090,380

(1)	324,143 shares of Common Stock (for proceeds of $648,286) have been subscribed to directly with the Company without any associated commissions. The above table represents commissions to be paid to Dawson assuming the entire remainder of the Offering, $6,851,714 (3,425,857 shares of Common Stock), was received from investors sourced by Dawson. The per-share commission of $0.12 was calculated by dividing $409,620 by the 3,425,857 shares available in the Offering.

(2)	Dawson James Securities, Inc., a member FINRA/SIPC, was engaged by the Company on August 15, 2025 to act as non-exclusive placement agent for the Offering, in exchange for a fee of 5% of the aggregate offering price of the Shares sold, and an additional 2% for all proceeds over $3,500,000. Dawson shall only be paid in connection with investments received from investors they introduce to the Company. See “Plan of Distribution.”

Our Common Stock is currently listed on the OTCQB® Venture Market of the OTC Bulletin Board under the trading symbol, CABI. The OTCQB® Venture Market is for entrepreneurial and development stage U.S. and international companies. As of the date hereof, there is a very limited, public-trading market in our Common Stock, and we cannot assure you that a liquid, public-trading market will develop.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier II offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The Offering is expected to expire on the first of the following occurrences: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)C OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 8.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time this Offering statement is qualified, is reasonably expected to be offered and sold within one year from the qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification.

Sale of these Shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. The statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

EXPLANATORY NOTE

This amendment is being filed to reflect that Dawson James Securities, Inc. will comply with lock-up restrictions required by FINRA Rule 5110(e)(1) and to include financial information for the fiscal semiannual period ended June 30, 2025.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Circular Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Financial Statements” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “assume,” “believe,” “could,” “draft,” “estimate,” “expect,” “future” “hope,” “initial,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “target,” “will,” and “would” or the negative of these terms or other variations and similar expressions or statements regarding future periods are intended to identify forward-looking statements. Any such statements reflect management’s current views with respect to future events based on information currently available and are subject to risks and uncertainties that could cause actual results to differ materially. Any forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	our dependence upon external sources for the financing of our operations;

●	our ability to effectively execute our business plan;

●	our expectations to obtain FDA clearance of premarket tobacco product applications (PMTAs);

●	our ability to successfully run a tobacco product manufacturing facility;

●	our ability to improve our products and develop new products;

●	our ability to maintain adequate protection of our intellectual property and to avoid any infringement or violation of the intellectual property rights of others;

●	our ability to achieve and maintain the market acceptance of our products;

●	our ability to maintain relationships with existing suppliers;

●	our ability to obtain and maintain customers upon commercialization; and

●	our ability to manage the growth of our operations over time.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

In this Offering Circular, unless Cabbacis LLC is cited or the context indicates otherwise, references to “Cabbacis,” “we,” the “Company,” “our” and “us” refer to Cabbacis Inc and Cabbacis LLC on a consolidated basis. Cabbacis LLC is wholly owned by Cabbacis Inc.

The current authorized capital stock of Cabbacis Inc consists of fifty million (50,000,000) shares of common stock, par value $0.00001 per share, (the “Common Stock”), nine million four hundred thousand (9,400,000) shares of blank check preferred stock, par value $0.00001 per share, (the “Preferred Stock”) and six hundred thousand (600,000) shares of Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”). As of the initial filing date, there were 6,607,100 shares of Common Stock issued and outstanding and 600,000 shares of Series A Preferred Stock (“Series A Preferred Stock”) issued and outstanding. As of the date hereof, there were 7,081,243 shares of Common Stock issued and outstanding and 600,000 shares of Series A Preferred Stock issued and outstanding. All shares of Common Stock and all shares of Series A Preferred Stock currently outstanding are fully paid and non-assessable.

ii

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Company. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Cabbacis Inc was incorporated in the State of Nevada on July 7, 2023 and operates through its wholly-owned subsidiary, Cabbacis LLC, a New York limited liability company organized on January 13, 2021 (“Cabbacis LLC”). Cabbacis LLC is a federally-licensed tobacco product manufacturer and plant biotechnology company committed to developing and commercializing consumer acceptable Modified Risk Tobacco Products (MRTPs), which are expected to help smokers smoke fewer cigarettes per day, reduce their nicotine dependence and exposure, increase their quit attempts, increase their number of smoke-free days and/or facilitate switching to less harmful tobacco products.

Cabbacis LLC, a development stage company, has not commercialized its products and is currently developing consumer products, including those under the brand name, iBlend™. The Company’s two types of products in development are cigarettes and vaporizer pods for oral electronic vaporizers, which are covered by a worldwide patent portfolio comprising 35 issued patents and various pending patent applications. The Company’s cigarettes and vaporizer pods in development contain reduced-nicotine tobacco, which contains about 95 percent less nicotine than that of leading U.S. brands, and hemp, which contains less than 0.3 percent THC.

Cabbacis LLC contracted the Rose Research Center, LLC in 2024 to carry out a clinical trial on smokers using four types of reduced-nicotine tobacco cigarettes. Three cigarette types have different levels of hemp and one type contains reduced-nicotine tobacco without any hemp. The study evaluated the effects of inclusion of different proportions of hemp and reduced-nicotine tobacco on smoking behavior and smokers’ perceptions of the different cigarette types. All cigarettes exclusively contained patent-pending tobacco licensed by Cabbacis and grown by its contracted farmers. Although other measures in the study were evaluated, the most relevant measures were craving relief and those related to product acceptability. For, “Did it immediately reduce your craving for cigarettes,” participants across all four cigarette types reported a significant reduction in craving for their usual brand of cigarettes which was sustained over the 3-hours of ad libitum use of the study cigarettes. All four Cabbacis cigarette types were rated higher for satisfaction on the standardized mCEQ questionnaire than has been previously reported in the literature with other 95 percent reduced-nicotine cigarettes. An unexpected positive result of the study was that the use of the three iBlend™ hemp-containing cigarettes (5%, 10% and 20%) resulted in lower exhaled carbon monoxide (CO) levels, as compared to CO levels measured after use of the 0-percent hemp cigarettes, with the reduction in the 20-percent hemp iBlend™ cigarette being statistically significant at the 95 percent confidence level. The study’s results will be used to guide the design of the Company’s products including those used in future studies.

The Company’s plan of operations for the 12-month period following the qualification of the proposed Offering includes commencing 2 additional clinical trials on the iBlend™ cigarette brand in development, drafting the Company’s Premarket Tobacco Product Application (PMTA) for its patented reduced-nicotine cigarettes, and upon having sufficient data, filing the PMTA with the FDA. PMTA authorization by the FDA will allow the Company to commercialize such reduced-nicotine cigarettes in the United States. The Company will also continue nominal other research and development activities and explore foreign markets for its products. Out-licensing opportunities will also be evaluated. The Company identifying and partnering with manufacturers, joint venturers and distributors which add value, and/or out-licensing its rights to iBlend™ and/or its patents will be the keys to having international success with the iBlend™ cigarette brand. Further development of the Company’s reduced-nicotine vaporizer pods will also be carried out.

Summary Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. Before investing in our Common Stock, you should carefully consider the risks summarized below and discussed at length in the section entitled “Risk Factors” starting on page 8.

Risks Related to Our Business and Operations

●	We are a development stage company without any product revenue and have a limited operating history, which makes it difficult to evaluate our prospects and future operating results.

●	We will not generate any product revenue from sales in the United States market until the U.S. Food and Drug Administration (“FDA”) first authorizes one of our potential products.

●	If the FDA moves forward with its announced plans to establish a rule to reduce the addictiveness of cigarettes, we may not be able to meet the nicotine product standards for our potential products.

●	We hold various governmental licenses required for our operations and a suspension or revocation of any of these licenses could substantially harm our business.

●	Our competitors generally have greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

●	Our competitors may develop products that are less expensive, safer or otherwise more appealing to consumers, which may diminish or eliminate the commercial success of our products.

●	Pandemics, natural disasters and acts of terrorism may cause a variety of business disruptions and future business risks.

Risks Related to Our Intellectual Property

●	Any failure to protect our intellectual property rights could impair our ability to protect our potential products, including our brands in development, and our proprietary technology, which would substantially harm our business and operating results.

●	The ability to develop and commercialize our potential products will depend on our ability to develop and sell such products without infringing the patents or proprietary rights of third parties.

●	Our pending patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Risks Related to the Tobacco Industry

●	The manufacturing of tobacco products subjects us to significant governmental regulations, including those of the FDA under the Tobacco Control Act, and failure to comply with such regulations would have a material adverse effect on our business and subject us to substantial fines and other regulatory actions.

●	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

●	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

●	Cigarettes are subject to substantial taxes. Significant increases in cigarette-related taxes have been proposed or enacted and are likely to continue to be proposed or enacted in numerous jurisdictions. These tax increases may affect the sales of our potential products, which could result in decreased sales and profitability of our business.

●	Adverse weather, plant diseases and/or pests may increase the cost or reduce the quality and/or supply of our tobacco in any given crop year.

●	Upon us distributing and selling our products outside of the United States, we will be subject to other regulatory risks.

●	We may become subject to governmental investigations on a range of matters.

●	We may be unsuccessful in anticipating changes in adult consumer preferences, responding to changes in consumer purchase behavior, or managing through difficult competitive and economic conditions, which could have an adverse effect on business.

●	We may be unsuccessful in developing and commercializing innovative tobacco products that may reduce health risks and that appeal to adult tobacco consumers.

●	An extended disruption at our manufacturing facility or at the facility of a major supplier, distributor or service provider could have a material adverse effect on our business.

●	A ban on menthol or flavored tobacco products could have a material adverse impact on our business.

Risks Related to the Hemp Industry and Hemp Products

●	Negative press from being in the hemp space could have a material adverse effect on our business, financial condition, and results of operations.

●	Any business related to the growing and harvesting of hemp is dependent on laws and regulations pertaining to the hemp or cannabis industry.

●	We have limited supply sources for hemp, and price increases or supply shortages could materially and adversely affect our business, financial condition and results of operations.

●	Some jurisdictions will not or may not allow tobacco cigarettes to contain hemp.

●	There is limited, published, peer-reviewed research, including clinical trials, related to products containing both cannabis and tobacco.

●	Costs associated with compliance of various laws and regulations could negatively impact our financial results.

●	Regulations relating to products including hemp are unclear in some jurisdictions and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives.

●	International expansion of our business exposes us to additional regulatory risks and compliance costs.

●	Research regarding the health effects of cannabis is in relatively early stages and subject to further study which could impact demand for cannabis products.

●	We may be subject to product liability claims.

●	Our hemp operations are subject to risks inherent in an agricultural business.

Risks Related to our Clinical Trial

●	The Company’s clinical trials may fail to demonstrate acceptability and/or effectiveness of cigarettes containing reduced-nicotine tobacco and hemp.

Risks Related to our Corporate Structure

●	The loss of our executive officers or consultants would have an adverse impact on our future development and could impair our ability to succeed.

●	Our ability to raise capital in the future may be limited, and if we fail to raise capital when needed, we could be prevented from growing.

●	Failure to maintain effective internal control over financial reporting could adversely affect us.

●	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or tax returns could adversely affect our results of operations and financial condition.

Risks Related to this Offering and Ownership of our Common Stock

●	An active trading market for our Common Stock may not develop, you may not be able to resell your Shares at or above the Offering price, and downward pressure on the stock price could encourage short selling.

●	Holders of the Shares may face significant restrictions on the resale of the Shares due to state “Blue Sky” laws or rules restricting participation by foreign citizens.

●	Our Common Stock is a risky investment and the market price of our Common Stock may be highly volatile.

●	We have 600,000 shares of Series A Preferred Stock issued and outstanding and such stock has super voting power of 20 votes per share, and therefore our Series A Preferred Stock has a majority of voting power.

●	We may be subject to securities litigation, which is expensive and would divert management attention.

●	Investors purchasing Shares of our Common Stock in this Offering will experience immediate and substantial dilution as a result of this Offering and future equity issuances.

●	Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our stock price to fall.

●	We may in the future issue additional shares of our Common Stock or securities convertible or exercisable into such shares, any of which would reduce investors’ ownership interests in the Company and which may dilute our share value.

●	We are subject to penny stock regulations and restrictions and if we continue to be subject to such regulations and restrictions you may have difficulty selling Shares of our Common Stock.

●	If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our stock, our stock price and trading volume could decline.

●	Our management will have broad discretion over the use of the proceeds we receive in this Offering and might not apply the proceeds in ways that increase the value of your investment.

●	Because we do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock, if any, for any return on their investment.

●	The requirements of being a public company, including compliance with the ongoing reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

Summary of the Transactions

Transactions

Immediately prior to or in connection with the closing of this Offering, we will consummate the following transactions:

●	We will issue up to 3.75 million Shares of our Common Stock to the purchasers in this Offering in exchange for net proceeds of up to approximately $7.062 million after deducting Offering expenses payable by us, including fees owed to the Placement Agent, assuming the Shares are offered at $2.00 per Share; and

●	We will use the net proceeds from this Offering for general corporate purposes, potential acquisitions, product development and commercialization expenses, regulatory expenses including but not limited to FDA costs related to filing premarket tobacco product applications (PMTAs) for the U.S. market, tobacco and hemp plantings, intellectual property and machinery.

Organizational Structure

The following diagram shows our organizational structure upon the closing of this Offering:

Immediately following this Offering, the purchasers in this Offering will own up to 3.75 million Shares of Common Stock, representing up to approximately 16.8% of the combined voting power of the Common Stock and Series A Preferred Stock, which votes on a 20 for 1 basis.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act.

The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to irrevocably “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under current Commission rules, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second quarter.

Company and Other Information

The Company was formed in the State of Nevada on July 7, 2023, and the Company’s wholly-owned subsidiary and operating company, Cabbacis LLC, was formed in the State of New York on January 13, 2021. The Company’s principal executive office is located at 3193 Buffalo Avenue, Unit 1, Niagara Falls, New York 14303, and our mailing address is 7954 Transit Road, No. 316, Williamsville, NY 14221. Our telephone number is 716-320-5525, and our internet address is www.CABBACIS.com. We do not incorporate the information on, or accessible through, our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

THE OFFERING

Issuer	Cabbacis Inc

Securities offered	Common Stock

Common Stock offered by us in this Offering	3.75 million Shares

Common Stock to be outstanding after this Offering	As of the initial filing date, 10,357,100 common shares comprising of 3,750,000 Shares offered by us in this Offering (assuming fully subscribed) and 6,607,100 shares previously issued and outstanding. We also have 600,000 shares of Series A Preferred Stock outstanding, which may at any time be converted to common stock on a one-to-one basis at a conversion price equal to $0.01 per share. The Series A Preferred Stock votes together with the Common Stock and has 20 votes per share.

Price per Share of Common Stock	$2.00

Minimum investment amount	$50,000

Voting rights	Holders of our Common Stock will vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law. Each share of Common Stock will entitle its holder to one vote per share on all such matters. See “Description of Securities.”

Voting power held by all holders of Common Stock after giving effect to this Offering	46.3%

Proposed listing	As of the date hereof, there is a very limited, public-trading market in our Common Stock, and we cannot assure you that a liquid, public-trading market will develop. Our Common Stock is currently listed on the OTCQB tier of the OTC Bulletin Board under the trading symbol, CABI.

Use of proceeds	Assuming the maximum number of Shares are sold in the Offering, we estimate that the net proceeds to us from this Offering (after Offering expenses are paid by us) will be approximately $7.062 million.

We intend to use the net proceeds that we receive from this Offering for general corporate purposes, potential acquisitions, product development and commercialization expenses, regulatory expenses including FDA costs related to filing premarket tobacco product applications (PMTAs) for the U.S. market, tobacco and hemp plantings, intellectual property and machinery.

Risk factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” starting on page 8.

RISK FACTORS

Before you decide to purchase Shares of our Common Stock, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this Offering Circular, including our historical financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our Common Stock could decline, perhaps significantly.

Risks Related to Our Business and Operations

We are a development stage company without any product revenue and have a limited operating history, which makes it difficult to evaluate our prospects and future operating results.

We were incorporated in 2023 and our sole subsidiary, Cabbacis LLC, was formed in January 2021. Cabbacis LLC has not yet commercialized any products. Our limited operating history makes our ability to forecast future operating results difficult and subjects us to a number of uncertainties, including our ability to plan and model future growth. Our limited operating history also limits any reference for investors to evaluate our ability to achieve our business objectives. As a development stage company, we currently have no product revenue and we have never had any product revenue during our history. The date of Cabbacis LLC generating product revenue cannot be estimated with any degree of certainty, and when we do start to generate product revenue, revenue growth is uncertain due to a number of reasons. These may include the maturation of our business, increasing competition, a decrease in the growth of the markets in which we compete, inability to continue to capitalize on growth opportunities, changing of consumer preferences, increased government regulation or a decline in available opportunities as a result of our increased market penetration in one or more of our markets.

We have encountered and will continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as determining appropriate investments of our limited resources, competition from other companies, acquiring and retaining customers once commercialization is achieved, hiring, integrating, training and retaining skilled personnel, successfully developing and commercializing our potential products, determining prices and contract terms for our potential products, and unforeseen expenses and challenges in forecasting accuracy.

If we cannot manage our growth effectively, we may not be able to remain operational. If we are able to market our products effectively, we will experience significant growth in our business and require a substantial increase in our capital requirements, infrastructure and number of employees. Businesses which grow rapidly often have difficulty managing their growth. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could affect the future viability of our business.

If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our prospects, operating results, and business would be harmed.

We will not generate any product revenue from sales in the United States market until the U.S. Food and Drug Administration (“FDA”) first authorizes one of our potential products.

The Center for Tobacco Products (CTP) of the FDA regulates tobacco and nicotine products in the United States. Before introducing a new tobacco product to the U.S. market, we must submit a marketing application to the FDA and receive authorization. A “new tobacco product” is defined as any product not commercially marketed in the U.S. as of February 15, 2007. After we file a Premarket Tobacco Product Application (PMTA) for each potential product, the FDA may take several years to authorize each product for sale in the United States, and there is no guarantee that the FDA will ever authorize any of our products for sale in the United States. In the event the FDA does not authorize any of our products for sale in the United States, we would not be able to achieve any product sales in the United States.

If the FDA moves forward with its announced plans to establish a rule to reduce the addictiveness of cigarettes, we may not be able to meet the nicotine product standards for our potential products.

The FDA announced on June 21, 2022 that it plans to establish a rule to limit the nicotine content of all combustible tobacco cigarettes sold in the U.S. If approved, the rule would likely require all cigarette brands to undergo a drastic nicotine reduction of approximately 95%, which is based on results of various studies that have been carried out on reduced-nicotine content cigarettes. Although we have developed tobacco with reduced amounts of nicotine, as compared to current cigarette fillers of the leading U.S. cigarettes brands, we cannot guarantee that our tobaccos will meet the acceptable levels of nicotine under any potential rule issued by the FDA. If we cannot reduce the level of nicotine in our tobacco to acceptable levels, the FDA may not authorize our Premarket Tobacco Product Application (PMTA) and then we would not be able to commercialize our products in the U.S.

We hold various governmental licenses required for our operations and a suspension or revocation of any of these licenses would substantially harm our business.

We have a (i) tobacco product manufacturer permit from the Alcohol and Tax and Trade Bureau (TTB) – a bureau under the U.S. Department of the Treasury, (ii) a New York State cigarette stamping agent license, (iii) a New York State distributor of tobacco products license, and (iv) a New York State hemp grower license, which are necessary for us to conduct our business in the U.S., including for the further development of our potential products. We are required to comply with all laws, rules, regulations and directives of governmental authorities and agencies related to these four licenses including filing various monthly or bi-monthly activity reports with federal and state authorities to maintain these licenses. Not filing any of these reports in a timely manner or changes in existing laws, rules, regulations or directives related to these licenses could result in a suspension or revocation of one or more of these licenses which would have a significant negative impact on our business.

Our competitors generally have greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

We are competing with large tobacco, cannabis and pharmaceutical companies that have much greater resources than us. The tobacco industry consists of major domestic and international companies, which have existing relationships and name recognition in the markets in which we plan to sell, as well as much greater financial resources, research and development knowhow including technical resources, marketing, distribution, and sales means, manufacturing and scaling capacity, lobbying efforts and other resources. In addition, new competitors may enter the markets with similar products as ours in the future and the nature and extent of these market entrants cannot be quantified at this time. In the cannabis industry, many large companies are entering the cannabis space, along with smaller regional companies, and there is also competition from the black market.

Potential customers may choose to do business with more established competitors because of perceptions that our competitors are more stable, can scale operations more quickly, have greater manufacturing capacity, have robust marketing and sale programs and our established competitors have greater credibility with governmental regulators and others. In addition, large companies have the ability to provide entry-level pricing for premium products, which makes us less competitive. If we are unable to compete successfully against larger companies with more financial resources and name recognition, our business and prospects would be materially adversely affected.

Our competitors may develop products that are less expensive, safer or otherwise more appealing to consumers, which may diminish or eliminate the commercial success of our products.

If our competitors develop tobacco products with nicotine concentrations similar to our reduced-nicotine cigarettes or vaporizer pods and these competitor’s tobacco products are less expensive or otherwise more appealing, we may not achieve commercial success. Currently, there are numerous companies developing Modified Risk Tobacco Products or MRTPs (as defined by the FDA) and working to develop reduced-nicotine content tobacco and other tobacco alternative products in an effort to provide products that are potentially safer for human consumption or to otherwise assist consumers to cease using or begin to switch from smoking combustible cigarettes, which is the most harmful way to consume nicotine. If any of such competitors develops a cigarette that is safer for human consumption, a safer alternative for nicotine that is widely accepted, or superior reduced-nicotine tobaccos, any of these could render our cigarettes or vaporizer pods obsolete, which would have a material adverse impact on our business and operations and our ability to achieve profitability.

In the cannabis industry, there are numerous companies conducting research and development on the cannabis plant in order to develop new and differentiated products and many companies are selling hemp and cannabis-derived products. Our competitors may render our technologies obsolete by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages that we believe we derive from our proprietary products or technologies.

Pandemics, natural disasters and acts of terrorism may cause a variety of business disruptions and future business risks.

The coronavirus (COVID-19) pandemic disrupted businesses around the world in 2020, including in the United States. Although in May 2023, the World Health Organization declared an end to COVID-19 as a global health emergency, the future extent of the impact of the COVID-19 pandemic or another pandemic, including on our ability to execute our business strategies as planned during such pandemics, are highly uncertain and cannot be predicted. Likewise, the impact of earthquakes, hurricanes, tornados, floods, blizzards, windstorms, fires or acts of terrorism could have a similar effect of disrupting our business to the extent they reach and impact the areas in which we operate, and may cause widespread power outages or internet failures, or an act of terrorism could cause substantial delays in our operations, damage or destroy our equipment or facilities, and cause us to incur additional expenses. Since we do not maintain insurance against certain natural disasters or we maintain limited insurance protection, we may not be able to cover our losses from natural disasters, which would require us to expend significant resources to replace any destroyed assets such as machinery or inventory, thereby materially and adversely affecting our financial condition and prospects.

Risks Related to Our Intellectual Property

Any failure to protect our intellectual property rights could impair our ability to protect our potential products, including our brands in development, and our proprietary technology, which would substantially harm our business and operating results.

The success of our business and the ability to compete depend in part upon our ability to protect and enforce our patents, trade secrets, trademarks and copyrights. We own issued patents and trademarks and pending patent and trademark applications worldwide. We rely heavily on patent, copyright, trade secret and trademark laws to protect our intellectual property rights of our proprietary tobaccos and products. Any of our or our licensee’s patents or trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. For example, litigation to protect and enforce our patent rights would be costly, time-consuming and distracting to management and could result in the impairment or loss of portions or all of our patent rights. Furthermore, our efforts to enforce our patent rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our patent rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results and financial condition. Certain jurisdictions may not provide adequate legal infrastructure for effective protection of our patent rights. Changing legal interpretations of liability for unauthorized use of our proprietary tobacco, technology or potential products, or reduced sensitivity by corporate, government or institutional users to refrain from patent piracy, could also harm our business.

Our commercial success will depend, in part, on obtaining and maintaining intellectual property protection for our technologies and potential products. We will only be able to protect our technologies and potential products from unauthorized use by third parties to the extent that valid and enforceable patents and trademarks cover them, or to the extent that other market exclusionary rights apply. We cannot assure you that the measures we have taken to protect our intellectual property on our potential products will adequately protect us, and any failure to protect our intellectual property could harm our business. For example, failure to maintain our issued patents on a country-by-country basis by paying the required maintenance fees to each national patent office in specific countries will result in our patent rights in any such country being terminated.

Our patent positions can be highly uncertain and involve complex legal and factual questions for which important legal principles may be unknown or unresolved. Although our patents, including the breadth of claims allowed in our patents, have never been challenged, there is no guarantee they won’t be in the future in the United States or internationally. The general patent environment outside the United States also involves significant uncertainty. Accordingly, the breadth of claims in our issued patents and the scope of these patent rights may not provide us a sufficient degree of future protection that would permit us to keep our competitive advantage with respect to our potential products, including our brands in development, and our proprietary technology. Further, as a result of any patent litigation, our patent rights of our issued patents may be less protective as compared to our expectations. Any of our claims of our issued patents may be invalidated, in whole or in part.

Competitors may hire our former employees, advisors or consultants who may misappropriate our proprietary technology or misuse our confidential information. Although we rely in part upon confidentiality agreements with our employees, advisors, consultants and other third parties to protect our trade secrets and other confidential information, those agreements may not effectively prevent disclosure of trade secrets and other confidential information and may not provide an adequate remedy in the event of misappropriation of trade secrets or unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and confidential information, and in such cases, we could not assert any trade secret rights against such parties.

The ability to develop and commercialize our potential products will depend on our ability to develop and sell such products without infringing the patents or proprietary rights of third parties.

If we are sued for infringing intellectual property rights of third parties, such litigation would be costly and time consuming and an unfavorable outcome could have a significant adverse effect on our business. The ability to commercialize our potential products will depend on our ability to sell such products without infringing the patents or other proprietary rights of third parties. Third-party intellectual property rights in our business are complicated and are continuously evolving. While we have conducted searches for such third-party intellectual property rights, we have not performed specific searches for third-party intellectual property rights that may raise freedom-to-operate issues, and we have not obtained legal opinions regarding commercialization of our potential products. As such, there may be existing patents that may affect our ability to commercialize our potential products. Furthermore, because patent applications are published up to 18 months after their filing, and because patent applications can take several years to issue, there may be currently pending third-party patent applications and freedom-to-operate issues that are unknown to us, which may later result in issued third-party patents.

If third-party claims arise asserting that we are infringing on patents or other proprietary rights of third-parties, we could face a number of issues that could seriously harm our competitive position, including but not limited to the following: (i) infringement claims (whether or not they have any merit) would be costly and time consuming to litigate, can delay the regulatory approval process of our potential products, and would divert management’s time and resources from our core business strategy; (ii) substantial damages for past patent infringement, which we may have to pay if a court determines that our technologies or potential products infringe upon a competitor’s patent or other proprietary rights; (iii) a court order enjoining us from developing or commercializing our potential products or technologies unless the patent holder licenses the patent or other proprietary rights to us, which such patent holder is not required to do; (iv) if a license is available from a third-party patent holder, we may have to pay substantial royalties or grant cross licenses to our patents or other proprietary rights; and (v) redesigning our product or process so that it does not infringe the third-party intellectual property, which may not be possible, or which may require substantial time and expense including delays in bringing our potential products to market. Any of these five actions could harm our competitive position and our ability to generate revenue and would likely result in increased costs.

Our pending patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We own many worldwide issued patents and pending patent applications and we may in-license additional third-party intellectual property rights in the future. We cannot be certain that these patent applications will issue on a country-by-country basis (or at all), in whole or in part, as patents. Patent applications in the United States are maintained in secrecy until the patents are published or are issued. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries, we cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. We also cannot be certain any of our issued patents will afford protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications will be issued. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than in the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain and may differ from our expectations. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our operations. Although we currently have no pending intellectual property claims against us, we cannot assure you that such claims will not be made in the future and any such claim could cause us to incur substantial losses or damage our reputation.

Risks Related to the Tobacco Industry

The manufacturing of tobacco products subjects us to significant governmental regulations, including those of the FDA under the Tobacco Control Act, and failure to comply with such regulations would have a material adverse effect on our business and subject us to substantial fines and other regulatory actions.

Companies that manufacture and/or sell tobacco products face significant governmental regulation, especially in the United States pursuant to the Tobacco Control Act, including but not limited to regulatory efforts aimed at reducing the incidence of tobacco use, restricting marketing and advertising, imposing regulations on packaging, mandating warnings and disclosure of flavors or other ingredients, prohibiting the sale of tobacco products with certain flavors or other characteristics, requiring compliance with certain environmental standards, limiting or prohibiting the sale of tobacco products by certain retail establishments and the sale of tobacco products in certain packaging sizes, and seeking to hold retailers and distributors responsible for the adverse health effects associated with both smoking and exposure to environmental tobacco smoke.

Manufacturers of tobacco products must comply with FDA regulations which require, among other things, compliance with the FDA’s evolving regulations on Tobacco Product Manufacturing Practices (“TPMP(s)”), which are enforced by the FDA through its facilities inspection program. The manufacture of tobacco products is subject to strict quality control, testing and record keeping requirements, and continuing obligations regarding the submission of safety reports and other post-market information. We cannot guarantee that our current manufacturing facility will pass FDA inspections and/or similar inspections in foreign countries to produce our tobacco products, or that future changes to cGMP manufacturing standards will not also negatively affect the cost or sustainability of our manufacturing facility.

We also face significant governmental regulation, including efforts aimed at reducing the incidence of tobacco use. Actions by the FDA and other federal, state or local governments or agencies may impact consumer acceptability of, or access to, our tobacco products (e.g., through product standards proposed by the FDA for nicotine and flavors including menthol), delay or prevent the launch of new or modified tobacco products or products with claims of reduced risk, require the recall or removal of tobacco products from the marketplace, impose additional manufacturing, labeling or packing requirements, and interrupt manufacturing or otherwise significantly increase the cost of doing business. Any one or more of these actions may have a material adverse impact on us, which could have a negative impact on our results of operations.

We expect significant regulatory developments to take place over the next few years in many international markets, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. In addition, the FCTC has led to increased efforts by tobacco control advocates and public health organizations to reduce the appeal of tobacco products. Our operating results could be significantly affected by any significant increase in the cost of complying with new regulatory requirements.

Compliance with current and future regulations regarding tobacco could have a material adverse impact on our business and operations and could result in fines, government actions to restrict or prevent sales of products, as well as result in substantial costs and expenses.

We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

Although we are not currently subject to legal proceedings related to cigarette smoking or ETS, we may become subject to litigation related to the future sales of our cigarettes, vaporizer pods or other tobacco products we may sell or manufacture in the future. Legal proceedings covering a wide range of matters related to tobacco use are pending or threatened in various U.S. and foreign jurisdictions. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, and claims of competitors and distributors. Litigation is subject to uncertainty and an unfavorable outcome or settlement of tobacco-related litigation could encourage the commencement of additional litigation. Settlements or damages claimed in some tobacco-related litigation are significant and, in certain cases, range into the billions of dollars. We anticipate that new cases will continue to be filed. The FCTC encourages litigation against tobacco product manufacturers. It is possible that our results of operations, cash flows, or financial position could be materially affected by an unfavorable outcome or settlement of litigation.

Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

The risk of product liability claims or product recalls, and the associated adverse publicity, is inherent in the development, manufacturing, marketing, and sale of tobacco products. Any product recall or lawsuit seeking significant monetary damages may have a material adverse effect on our business and financial condition. A successful product liability claim against us could require us to pay a substantial monetary award. Although we currently have no pending product liability claims against us, we cannot assure you that such claims will not be made in the future and any such claim could cause us to incur substantial losses or damage our reputation.

There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

Cigarettes are subject to substantial taxes. Significant increases in cigarette-related taxes have been proposed or enacted and are likely to continue to be proposed or enacted in numerous jurisdictions. These tax increases may affect the sales of our potential products, which could result in decreased sales and profitability of our business.

Tax regimes, including excise taxes, sales taxes, and import duties, can disproportionately affect the retail price of manufactured cigarettes versus other tobacco products, or disproportionately affect the relative retail price of our iBlend™ cigarettes, upon us commercializing, versus lower-priced cigarette brands manufactured by our competitors. Increases in cigarette taxes are expected to continue to have an adverse impact on sales of cigarettes resulting in (i) lower consumption levels, (ii) a shift in sales from manufactured cigarettes to other tobacco products or to lower-price cigarette categories, (iii) a shift from local sales to legal cross-border purchases of lower price products, and (iv) illicit products such as contraband and counterfeit.

Adverse weather, plant diseases and/or pests may increase the cost or reduce the quality and/or supply of our tobacco in any given crop year.

We depend on a small number of independent tobacco farmers to grow our specialty or proprietary tobaccos with specific nicotine contents for our potential products. As with other agricultural commodities, the price of tobacco leaf can be influenced by imbalances in supply and demand, and crop quality can be influenced by variations in weather diseases and pests. Although to date we have not experienced any issues with our contracted tobacco farmers or crops produced therefrom; nor have we had any tobacco supply disruptions or issues, these risks are greater for us, as compared to our competitors, since there would be little to no alternative supply of low nicotine tobacco by third parties in any given crop year in the event that one or more of our growers experienced a material adverse event affecting crop yield or quality. We are currently building and plan to continue to build our tobacco leaf inventory. If stored properly, cured, destemmed tobacco leaf can be stored for many years, which allows us to build up our tobacco leaf inventory and mitigate the supply risk of our tobacco being significantly reduced or wiped out entirely in any given crop year. We can also utilize southern hemisphere tobacco production as a response to any significant shortfall in the United States, which is where we have exclusively planted our tobacco.

We must compete with other tobacco companies for contracted production with independent tobacco farmers. Although we are not currently planning to grow our tobacco outside the United States, tobacco production in certain countries is subject to a variety of controls, including government mandated prices and production control programs. Changes in the patterns of demand for agricultural products could cause farmers to plant less tobacco. Any significant change in tobacco leaf prices or taxes, quality and quantity could affect our profitability and our business.

Upon us distributing and selling our products outside of the United States, we will be subject to other regulatory risks.

We will seek governmental approvals required to market our iBlend™ cigarettes and vaporizer pods in other countries. Marketing of our potential products is not permitted in certain countries until we have obtained required approvals or exemptions in these individual countries. The regulatory review process varies from country to country, and approval by foreign governmental authorities is unpredictable, uncertain, and generally expensive. Our ability to market our potential products could be substantially limited due to delays in receipt of, or failure to receive, the necessary approvals or clearances. We anticipate commencing the applications required to sell in some countries outside the United States in the future. Failure to obtain necessary regulatory approvals could impair our ability to generate revenue from international sources.

We may become subject to governmental investigations on a range of matters.

Tobacco companies are often subject to investigations, including allegations of contraband shipments of cigarettes, allegations of unlawful pricing activities within certain markets, allegations of underpayment of custom duties and/or excise taxes, and allegations of false and misleading usage of product descriptors. We cannot predict the outcome of any investigations to which we may become subject, but we may be materially affected by an unfavorable outcome of potential future investigations.

We may be unsuccessful in anticipating changes in adult consumer preferences, responding to changes in consumer purchase behavior, or managing through difficult competitive and economic conditions.

In the tobacco industry, we are subject to intense competition and changes in adult consumer preferences. To be successful upon commercialization, we must anticipate and respond to new and evolving adult consumer preferences, develop, manufacture, market and distribute new and innovative products that appeal to adult consumers, improve productivity and protect or enhance margins through cost savings and price increases. The willingness of adult consumers to purchase premium consumer tobacco products depends in part on economic conditions. In periods of economic uncertainty, adult consumers may purchase discount brands, which we will not be able to optimally compete with, which could have a material adverse effect on the business and profitability.

We may be unsuccessful in developing and commercializing innovative tobacco products that may reduce health risks and that appeal to adult tobacco consumers.

If we do not succeed in our efforts to develop and commercialize innovative tobacco products or to obtain regulatory approval for the marketing or sale of our potential products, including with claims of reduced risk or modified risk, but one or more of our competitors does succeed, we may be at a competitive disadvantage, which could have an adverse effect on our ability to commercialize our potential products.

Further, we cannot predict whether regulators, including those of the FDA, will permit the marketing or sale of any particular innovative products (including products with claims of reduced risk or modified risk to adult consumers), the speed with which they may make such determinations or whether regulators will impose an unduly burdensome regulatory framework on such products. In addition, the FDA could, for a variety of reasons, determine that tobacco products currently on the market, including those that have previously received FDA authorization through the Premarket Tobacco Product Application (PMTA) process with or without a claim of reduced exposure or modified risk, are not appropriate for the public health and the FDA could require such products be taken off the market. We also cannot predict whether any products will appeal to adult tobacco consumers or whether adult tobacco consumers’ purchasing decisions would be affected by reduced-risk or modified risk claims on such products if permitted. Adverse developments on any of these matters could negatively impact the commercial viability of such products.

An extended disruption at our manufacturing facility or at the facility of a major supplier or service provider could have a material adverse effect on our business.

We face risks inherent in the reliance on one manufacturing facility of ours and a small number of key suppliers. A pandemic, natural or man-made disaster or other disruption that affects our manufacturing operations or the operations of any key supplier, service provider or any other disruption in the supply of goods or services (including a key supplier’s inability to comply with government regulations or unwillingness to supply goods or services to a tobacco company) could have a material adverse effect on our business. As of the date hereof, we have not experienced any such disruptions at our manufacturing facility or at the facility of a major supplier or service provider.

A ban on menthol or flavored tobacco products could have a material adverse impact on our business.

On April 27, 2022, the FDA proposed new rules to prohibit menthol as a characterizing flavor in cigarettes and prohibit all characterizing flavors (other than tobacco) in cigars, but these rules are currently being challenged in court. The states of California and Massachusetts have already banned menthol cigarettes and most flavored other tobacco products, including flavored e-cigarettes. In addition, several cities and counties in other states have also banned menthol cigarettes and flavored tobacco products, and there has been continual increased activity on the state and local levels with respect to proposed rules and regulations of menthol and flavored tobacco products. If the FDA’s proposed new rules are finalized and implemented, if new rules or regulations are proposed, or if additional states or governments pass laws similar to those of California and Massachusetts, we will be negatively impacted since the distribution of our menthol potential products in development will be limited. Accordingly, the implementation of these proposed new rules or regulations will have a material adverse impact on our results of operations.

Risks Related to the Hemp Industry and Hemp Products

Some jurisdictions will not or may not allow tobacco cigarettes to contain hemp.

Some jurisdictions, including some U.S. states, place restrictions on or prohibit sales or commercial activities involving hemp. For example, New York State prohibits retail stores from selling products that include both tobacco and cannabis thereby preventing us from selling products there that contain both tobacco and hemp. Other U.S. states prohibit the sale and/or possession of smokable or inhalable hemp products, including cigarettes, cigars and/or whole hemp buds. Such restrictions or prohibitions may make it impossible or impractical for us to enter markets or expand our operations in such jurisdictions unless there is a change in law or regulation. If and when we receive an authorization from the FDA for one or more Premarket Tobacco Product Applications (PMTAs) or Modified Risk Tobacco Product (MRTP) applications for our potential product(s), such jurisdictions may allow commercial activities involving hemp (that were previously restricted); however, there are no assurances of this happening. As of the date hereof, we have not filed a PMTA or MRTP application. See the sections below titled, “Premarket Tobacco Product Applications” and “Modified Risk Tobacco Products.”

Negative press from being in the hemp space could have a material adverse effect on our business, financial condition, and results of operations.

The hemp plant and the marijuana plant are both members of the same cannabis species of plant, except that hemp, by definition, does not contain more than 0.3% Δ9-THC content and is legal under the federal 2018 Farm Bill and certain state laws. Cannabis plants with a Δ9-THC content greater than 0.3% are defined as marijuana under federal law, which is legal under certain state laws, but is not legal under federal law. The physical similarities between these plants can cause confusion, and our activities with legal hemp may be incorrectly perceived as us being involved in federally-illegal marijuana. Also, despite growing support for the marijuana industry and legalization of marijuana in certain U.S. states, many individuals and businesses remain opposed to the marijuana industry. Any negative press resulting from the incorrect perception that we have entered into the marijuana space could result in a loss of current or future business. It could also adversely affect consumer trial and acceptance of our products and the public’s perception of us and lead to reluctance by new parties to do business with us or to own our Common Stock. We cannot assure you that business partners, including but not limited to financial institutions, banking institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or cessation of business could have a material adverse effect on our business, financial condition, and results of operations.

Any business related to the growing and harvesting of hemp is dependent on laws and regulations pertaining to the hemp or cannabis industry.

On December 20, 2018, the Agricultural Improvement Act of 2018, which is also known as the “2018 Farm Bill,” was enacted and legalized hemp and hemp products under U.S. federal law, but with compliance still being required with all applicable state hemp laws and all regulations developed by the United States Department of Agriculture (“USDA”). In addition, the FDA is regulating products derived from hemp, including cannabidiol (“CBD”), for compliance under the Federal Food, Drug and Cosmetic Act and has issued several warning letters to firms marketing CBD products to treat disease or for other therapeutic uses. Under the Federal Food, Drug and Cosmetic Act, any product intended to affect the structure or function of the body of humans or animals is considered a drug that must receive premarket approval by the FDA through its new drug application process. Thus, participants in the hemp industry will need to comply with all applicable federal and state laws, rules and regulations in the cultivation, transportation, and sale of hemp and hemp derived products, including the Federal Food, Drug and Cosmetic Act. Our business involves the growing of hemp, an agricultural product, which is not or may not be permitted in certain jurisdictions. Any inability to produce hemp products due to regulatory restrictions or otherwise would have a material adverse impact on our business and operations.

We have limited supply sources for hemp, and price increases or supply shortages could materially and adversely affect our business, financial condition and results of operations.

Our products in development are composed primarily of tobacco and secondarily of hemp. If the prices of these raw materials increase significantly, it could result in a significant increase in our product development and commercialization costs. If raw material prices increase in the future when our products are commercialized, we may not be able to pass on such price increases to our customers. A significant increase in the price of hemp or other raw materials that cannot be passed on to customers could have a material adverse effect on our business, financial condition and results of operations.

Our success will depend in part upon the cost-effective availability of hemp used in our potential products. Contracting directly with hemp farmers greatly reduces our hemp costs, but the supply of hemp directly from contracted farmers is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay or disruption of our supply of hemp could substantially increase the cost of hemp used in our products and could require product reformulations. Accordingly, there can be no assurance that the disruption of our supply sources will not have a material adverse effect on us.

There is limited, published, peer-reviewed research, including clinical trials, related to products containing both cannabis and tobacco.

Although there is a long history of human consumption of cannabis and tobacco, there is limited published data on smoking or vaping cannabis with tobacco simultaneously, and research and clinical trials on the potential benefits of smoking or vaping reduced-nicotine tobacco and hemp simultaneously is more limited. Although we perform testing on the formulation and production of our potential products, there is limited clinical data regarding the safety and benefits of smoking or vaping hemp-based products, as compared to smoking or vaping tobacco products. Any instance of illness or negative side effects of smoking or vaping products containing both tobacco and hemp would have a material adverse effect on our business and operations. Moreover, future research and clinical trials may draw opposing conclusions to statements contained in articles, reports and studies we relied on or could reach different or negative conclusions regarding the benefits, viability, safety, efficacy, dosing or other facts and perceptions related to hemp, which could adversely affect social acceptance of hemp and the demand for any products.

Costs associated with compliance of various laws and regulations could negatively impact our financial results.

The manufacture, labeling and distribution of products containing cannabis is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict our ability to market such products in the future. Although the FDA regulates all tobacco products in the United States through the Center for Tobacco Products, we may also be subject to regulation by other federal, state and local agencies with respect to our potential products which contain hemp. Our advertising activities are subject to regulation by the FTC under the Federal Trade Commission Act. In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

The shifting regulatory environment in the hemp and cannabis industries necessitates building and maintaining of robust systems to achieve and maintain compliance in multiple jurisdictions and increases the possibility that we may violate one or more of the legal requirements applicable to our business and products. If our operations are found to be in violation of any applicable laws or regulations, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect our ability to operate our business.

Regulations relating to products including hemp are unclear in some jurisdictions and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives.

Any participation in the market for hemp products in the United States and elsewhere may require us to employ novel approaches to existing regulatory pathways. The regulation of hemp and non-THC cannabinoids in the United States and other countries is constantly evolving, with changes in laws and regulations occurring on a frequent basis. Unforeseen regulatory obstacles or compliance costs may hinder our ability to successfully compete in the market for such products.

Although the passage of the 2018 Farm Bill legalized the cultivation of hemp in the United States and the production of products containing CBD and other non-Δ9-THC cannabinoids, it remains unclear how the FDA will regulate these products, and if the FDA will propose or implement new or additional regulations. To date, there are no laws or regulations enforced by the FDA which specifically address the manufacturing, packaging, labeling, distribution, or sale of hemp or hemp-derived products containing cannabinoids and the FDA has issued no formal regulations addressing such matters. However, the FDA has issued various guidance documents and other statements reflecting its non-binding opinion on the regulation of such products.

The FDA has stated in guidance and other public statements that it is prohibited to sell a food, beverage or dietary supplement to which THC or CBD has been added. While the FDA does not have a formal policy of enforcement discretion with respect to any products with added CBD, the agency has stated that its primary focus for enforcement centers on products that put the health and safety of consumers at risk, such as those claiming to prevent, diagnose, mitigate, treat, or cure diseases in the absence of requisite approvals. The FDA could issue new regulations that prohibit or limit the sale of hemp-derived products containing CBD or other non-THC cannabinoids. Such regulatory actions and associated compliance costs may hinder our ability to successfully compete in the market for any products in the U.S.

In addition, any products may be subject to regulation at the state or local levels. State and local authorities have issued their own restrictions on the cultivation or sale of hemp or hemp-derived products containing cannabinoids. This includes laws that ban the cultivation or possession of hemp or any other plant of the cannabis genus and derivatives thereof, such as CBD. State regulators may take enforcement actions pertaining to products that contain hemp or hemp-derived cannabinoids, or enact new laws or regulations that prohibit or limit the sale of such products.

International expansion of our business exposes us to additional regulatory risks and compliance costs.

Although the United States is among our primary commercialization targets, as we explore to export, sell and/or license our potential products internationally, we will become subject to the laws and regulations of the foreign jurisdictions in which we operate, or in which we import or export products or materials, including, but not limited to, customs regulations in the importing and exporting countries. The varying laws and rapidly changing regulations may impact our operations and ability to ensure compliance. Failure to comply with the evolving regulatory framework in any jurisdiction could have a material adverse effect on our business, financial condition and results of operations.

Research regarding the health effects of cannabis is in relatively early stages and subject to further study which could impact demand for cannabis products.

Research and clinical trials on the potential benefits and the short-term and long-term effects of cannabis use on human health remains in relatively early stages and there is limited standardization. As such, there are inherent risks associated with using cannabis in our products.

We may be subject to product liability claims.

As a manufacturer and potential distributor of inhalation products in development, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant injury. In addition, the manufacture and sale of products containing hemp involve the risk of injury to consumers due to potential tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of hemp and hemp-derived products alone or in combination with other medications or substances could occur. We may in the future be subject to product liability claims that include, among others, that our products caused injury or illness, were incorrectly labeled, or included inadequate instructions for use or inadequate warnings concerning possible side effects or interactions with other substances. A product-liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our consumers generally, and could have a material adverse effect on our business, financial condition and results of operations.

There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

Our hemp operations are subject to risks inherent in an agricultural business.

Our business involves the growing of hemp, an agricultural product, which makes our business subject to the risks inherent in the agricultural business such as weather patterns, insects, plant diseases and similar agricultural risks that may create crop failures and supply interruptions for our customers. There can be no assurance that such risks will not have a material adverse effect on the production of our products upon commercialization.

Hemp grown outdoors can be vulnerable to various pathogens including bacteria, fungi and viruses. Such instances of pathogens often lead to reduced crop quality, stunted growth and/or death of the plant. Moreover, hemp is “phytoremediative,” which means that if grown in fields it may extract toxins or other undesirable chemicals or compounds from the ground in which it is planted. Various regulatory agencies have established maximum limits for pathogens, toxins, chemicals and other compounds that may be present in agricultural materials. If hemp grown for our products is found to have levels of pathogens, toxins, chemicals or other undesirable compounds that exceed limits permitted by applicable law, it may have to be destroyed. Should such hemp be lost due to pathogens, toxins, chemicals or other undesirable compounds, or if we or our suppliers are otherwise unable to obtain hemp for use in our products on an ongoing basis, it will have a material and adverse effect on our business, financial condition, operating results, liquidity, cash flow and operational performance.

Risks Related to our Clinical Trial

The Company’s clinical trials may fail to demonstrate acceptability and/or effectiveness of cigarettes containing reduced-nicotine tobacco and hemp.

The Company’s clinical trials may fail to demonstrate acceptability and/or effectiveness of cigarettes containing reduced-nicotine tobacco and hemp. The Company’s first clinical trial of cigarettes containing reduced-nicotine-tobacco and hemp is expected to be completed by the end of the second quarter 2025. This initial trial is intended to determine the subjective and behavioral effects of adding various amounts of hemp flower to reduced-nicotine tobacco cigarettes. While the Company believes the inclusion of hemp in reduced-nicotine cigarettes, as compared to reduced-nicotine cigarettes without any hemp, will improve the acceptability, may improve effectiveness, and will increase the likelihood that current smokers will use them to reduce their consumption of cigarettes, these effects have yet to be demonstrated.

Risks Related to our Corporate Structure

The loss of our executive officers or consultants would have an adverse impact on our future development and could impair our ability to succeed.

The Company’s success is substantially dependent on the performance of its executive officers and consultants. Given the Company is an early-stage venture, success is dependent on its ability to attract, maintain and motivate high-quality personnel. We believe we will be able to procure such personnel; however, an inability to do so could materially adversely affect our ability to further execute its intended business.

Our ability to raise capital in the future may be limited, and if we fail to raise capital when needed, we could be prevented from growing.

Limitations on the availability of capital may prevent us from implementing our business objectives in a timely manner or at all. Our business and operations may consume resources faster than we anticipate. After this Offering, we may need to raise additional funds for working capital and/or to invest in future growth opportunities. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business and operating results. Any future debt instruments may impose restrictions on our ability to dispose of property, make changes in our business, engage in mergers or acquisitions, incur additional indebtedness, and make investments and distributions. Furthermore, if we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, stockholders bear the risk that future securities offerings will reduce the market price of our Common Stock and dilute their interest.

Failure to maintain effective internal control over financial reporting could adversely affect us.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting of Cabbacis Inc and Cabbacis LLC, and the implementation of which requires significant management attention. Internal controls over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of our financial statements and may not prevent or detect misstatements because of inherent limitations. These limitations include but are not limited to the possibility of human error, inadequacy or circumvention of controls and fraud. If we do not maintain effective internal control over financial reporting or design and implement controls sufficient to provide reasonable assurance with respect to the fair presentation of our financial statements, including in connection with controls executed for us by third parties, we might fail to timely detect any misappropriation of corporate assets or inappropriate allocation or use of funds and could be unable to file accurate financial reports on a timely basis. As a result, our reputation, results of operations and stock price could be materially adversely affected.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or tax returns could adversely affect our results of operations and financial condition.

We are subject to taxation by U.S. federal, state and local tax authorities, and we may in the future be subject to taxation by foreign tax authorities. As a result, our tax liabilities will be affected by the allocation of expenses to differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including but not limited to the following (i) changes in the valuation of our deferred tax assets and liabilities, (ii) expected timing and amount of the release of any tax valuation allowances, (iii) tax effects of stock-based compensation, (iv) changes in tax laws, regulations or interpretations thereof; and/or (v) future earnings being lower than anticipated in countries where we have lower statutory tax rates and higher than anticipated earnings in countries where we have higher statutory tax rates. In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal, state and local taxing authorities, and we may in the future be subject to audits by foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

Risks Related to this Offering and Ownership of Our Common Stock

An active trading market for our Common Stock may not develop, you may not be able to resell your Shares at or above the Offering price, and downward pressure on the stock price could encourage short selling.

Prior to this Offering, there has been a very limited, public-trading market for shares of our Common Stock, and we do not know if an active trading market will develop. In the absence of an active trading market for our Common Stock, investors may not be able to sell their Shares at or above the Offering price, at the time that they would like to sell, or at all. There may never be an active trading market for our Common Stock. You should be prepared to hold this investment for several years or longer. If you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they will not be able to quickly liquidate their investment or be able to pledge their Shares as collateral.

Several companies that have completed offerings pursuant to Regulation A have experienced significant stock price declines following their offerings and short sales in the market may have contributed to these stock price declines. Short selling is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. Short selling occurs when an individual borrows shares from an investor through a broker and then sells those borrowed shares at the current market price. To the extent the stock price declines, the short seller profits when the stock price falls because he or she can repurchase the stock at a lower price and pay back the person from whom he or she borrowed, thereby making a profit. A significant number of short sales within a relatively short period of time can create downward pressure on the market price of a security. Therefore, if there are significant short sales of our Common Stock following this Offering, the trading price of our shares could decline materially, which could cause any of our existing stockholders to sell their shares thereby creating further downward pressure on the trading price of our Common Stock. It is not possible to predict how much the trading price of our Common Stock may decline in the event any such short selling occurs, but you could lose all or part of your investment.

The OTCQB, as with other public markets, has from time-to-time experienced significant price and volume fluctuations. As a result, the market price of shares of our Common Stock will be similarly volatile, and holders of shares of our Common Stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our Common Stock could be subject to wide fluctuations in response to a number of factors, including those listed in the “Risk Factors” section.

No assurance can be given that the market price of shares of our Common Stock will not fluctuate or decline significantly in the future or that stockholders will be able to sell their shares when desired on favorable terms, or at all. Investors will likely have greater difficulty in getting orders filled than if we were listed on the New York Stock Exchange (“NYSE”), Nasdaq or other exchanges. As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of our Common Stock as compared to securities that are traded on the Nasdaq or the NYSE. Investors may find it difficult to dispose of any Shares purchased hereunder. Trading activity in general is not conducted as efficiently or effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there will likely be lower trading volume than NYSE and Nasdaq listed securities

The Nasdaq or NYSE have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no such listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Holders of the Shares may face significant restrictions on the resale of the Shares due to state “Blue Sky” laws or rules restricting participation by foreign citizens.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold or resold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker, if any, must be registered in that state. We do not know whether our Shares will be registered or exempt from registration under the laws of any state. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Shares. Additionally, rules restricting participation by foreign citizens may make it difficult for investors to sell, and purchasers to buy, our Shares.

Our Common Stock is a risky investment and the market price of our Common Stock may be highly volatile.

The trading price of our Common Stock could be volatile, and you can lose all or part of your investment. The following factors, in addition to other factors described in this “Risk Factor” section and elsewhere in this Offering Circular, may have a significant impact on the market price of our Common Stock:

●	announcements of innovations by us or our competitors;

●	any adverse changes to our relationship with our suppliers;

●	achievement of expected sales and profitability upon commercialization of our products;

●	supply or distribution shortages;

●	adverse actions taken by regulatory agencies with respect to our products;

●	actual or anticipated fluctuations in our semi-annual or annual operating results;

●	changes in financial estimates or recommendations by securities analysts that may cover us;

●	trading volume of our Common Stock;

●	sales of our Common Stock by us, our executive officers and directors or our stockholders in the future;

●	general economic and market conditions and overall fluctuations in the U.S. equity markets; and

●	changes in accounting principles.

In addition, broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly.

We have 600,000 shares of Series A Preferred Stock issued and outstanding and such stock has super voting power of 20 votes per share, and therefore our Series A Preferred Stock has a majority of voting power.

We have a dual-class voting structure consisting of Common Stock and Preferred Stock. Under this structure, holders of Common Stock are entitled to 1 vote per share, and holders of Series A Preferred Stock are entitled to 20 votes per share, which can cause the holders of Series A Preferred Stock to have an unbalanced, higher concentration of voting power. After giving effect to the sale of the maximum Shares in this Offering, our management team as a group will beneficially own 538,939 shares of Series A Preferred Stock representing approximately 48 percent voting power, on a fully diluted basis. In combination with our management’s team’s ownership of Common Stock, our management team’s ownership as a group would represent approximately 73 percent voting power, on a fully diluted basis, and a greater percentage than this if any member of management participated in the Offering. As a result, until such time as their collective voting power is below 50 percent, our management team as a group of controlling shareholders have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Management may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, concentration of ownership of our Series A Preferred Stock may discourage, prevent or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of our Preferred Stock may also be dilutive to the holders of Common Stock. As a result, the market price of our Common Stock could be adversely affected post Offering.

After giving effect to the sale of the maximum Shares in this Offering, shareholders who hold shares of our Series A Preferred Stock, including our executive officers, will hold approximately 54 percent of the voting power of our outstanding shares of our voting stock, on a fully diluted basis, and a greater percentage than this if any Series A Preferred Stock shareholder participated in the Offering.

Due to the twenty-to-one voting ratio between our Series A Preferred Stock and our Common Stock, the holders of our Series A Preferred Stock will collectively continue to control a majority of the combined voting power of our outstanding voting stock, and therefore be able to control all matters submitted to our shareholders for approval, so long as the Series A Preferred Stock represents at least 4.762% of all outstanding shares of our voting stock.

We may be subject to securities litigation, which is expensive and would divert management attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type would result in substantial costs and diversion of management’s attention and resources, which could adversely impact our business. Any adverse determination in litigation could also subject us to significant liabilities.

Investors purchasing Shares of our Common Stock in this Offering will experience immediate and substantial dilution as a result of this Offering and future equity issuances.

If you purchase our Common Stock in this Offering, you will incur immediate and substantial dilution in the net tangible book value per Share of your Common Stock, because the price that you pay will be substantially greater than the net tangible book value per Share of the Shares you acquire. As a result, you will pay a price per Share that substantially exceeds the net tangible book value per Share of our tangible assets after subtracting our liabilities. The pro forma net tangible book value per share, calculated as of June 30, 2025 and after giving effect to the Offering (based on the Offering price of $2.00 per Share and after deducting estimated offering expenses payable by us of $437,120) is $0.70. Investors purchasing Shares of our Common Stock in this Offering will experience an immediate and substantial dilution in net tangible book value per Share of $1.30 based on the Offering price of $2.00 per Share. In addition, if we issue additional equity securities in the future, investors purchasing Common Stock in this Offering will experience additional dilution. As a result of this dilution, investors purchasing stock in this Offering may receive significantly less than the purchase price paid in this Offering in the event of liquidation. See section titled, “Dilution.”

Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

The Shares of Common Stock issued in this Offering will be freely tradable without restriction under the Securities Act, except for any shares of our Common Stock that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.

The current shareholders of our outstanding Common Stock, as of the initial filing date, will collectively hold approximately 46.3 percent of our outstanding Common Stock after giving effect to the sale of the maximum Shares in this Offering.

We may in the future issue additional shares of our Common Stock or securities convertible or exercisable into such shares, any of which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation currently authorizes 50 million shares of Common Stock, with a par value of $0.00001 per share, and 10 million shares of blank check Preferred Stock, with a par value of $0.00001. The future issuance of all or part of our remaining authorized Common Stock, and/or the issuance of shares of Preferred Stock or other securities exercisable or convertible into shares of Common Stock could constitute a material portion of our then-outstanding shares of Common Stock and may result in substantial dilution in the ownership percentage of our then existing shareholders. We may also create a stock incentive plan in the future and the issuance of any shares or securities issuable in shares may also result in dilution. We may value any future equity issuance on an arbitrary basis. The issuance of equity securities for future services or acquisitions or other corporate actions may have the effect of diluting the value of the securities held by our investors. Additionally, shares of our Preferred Stock may be designated and issued with rights on liquidation, dissolution or with regard to dividends superior to those of our Common Stock.

We are subject to penny stock regulations and restrictions and if we continue to be subject to such regulations and restrictions you may have difficulty selling shares of our Common Stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock,” and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in a penny stock.

There can be no assurance if and when our shares of Common Stock will not be considered a “penny stock” because of its price or qualification for exemption from the Penny Stock Rule. In any event, even if our Common Stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our Common Stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and may have an adverse effect on the market for our shares of Common Stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our stock, our stock price and trading volume could decline.

The public trading market for our Common Stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our markets, our industry or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our stock, or provide more favorable relative recommendations about our competitors, our stock price could decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our management will have broad discretion over the use of the proceeds we receive in this Offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this Offering and you will be relying on their judgment regarding the application of these proceeds. Our management might not apply our net proceeds from this Offering in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this Offering for general corporate purposes, potential acquisitions, product development and commercialization expenses, regulatory expenses including FDA costs related to filing premarket tobacco product applications (PMTAs) for the U.S. market, tobacco and hemp plantings, intellectual property and machinery. Our management might not be able to yield a significant return, if any, on any investment or use of these net proceeds. You will not have the opportunity to influence the decision on how to use the net proceeds from this Offering.

Because we do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock, if any, for any return on their investment.

We currently anticipate that we will retain any future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our Common Stock, if any, will provide a return to investors in this Offering for the foreseeable future. See section titled, “Dividend Policy.”

The requirements of being a public company, including compliance with the ongoing reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corporate governance standards of the Sarbanes-Oxley Act of 2002, (the “Sarbanes-Oxley Act”). As a result, we incur significant legal, accounting and other costs. These requirements place a strain on our management, systems and resources and we incur significant legal, accounting, insurance and other expenses that we have not incurred as a private company. The Exchange Act requires us to file annual, semi-annual and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of stockholders. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting and comply with the Exchange Act requirements, significant resources and management oversight are required. This could divert management’s attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the price of our Common Stock.

As a public company, it is expensive to obtain and maintain directors’ and officers’ liability insurance, and we may be required to accept reduced policy limits and coverage, high deductibles, or incur substantially higher costs to obtain coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in governance and reporting requirements.

Special Risks for Investors Who Acquire More Than 20% of the Shares Sold in the Offering.

Such investors may be subject to the Bad Actor Provisions of Rule 262 of Regulation A. Rule 262 pertains to investors (“covered persons”) who acquire more than twenty percent (20%) of the voting (equity) interests in companies seeking an exemption from securities registration under Regulation A. If such investors have been subject to certain “disqualifying events” (as defined by the SEC), they are required to either: (a) disclose such events to other investors (if they occurred before June 19, 2015) or (b) own less than twenty percent (20%) of the voting (equity) interests in the Company (if they occurred after June 19, 2015), and (c) they may not participate in management or fund raising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, investors, securities violations, fraud or misrepresentation.

Investors or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting interests in the Company (or ensure that the interests they acquire are non-voting), and b) abstain from participating in management or fund- raising for the Company. Covered persons have a continuing obligation to disclose disqualifying events both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Regulation A securities exemption.

USE OF PROCEEDS

We are offering 3.75 million Shares of our Common Stock at an offering price of $2.00 per Share, which would result in estimated net proceeds to us from this Offering of $7,062,880, after deducting our estimated Offering expenses including placement agent fees, payable by us.

We plan to use the net proceeds we receive from this Offering for the following purposes, and in the approximate below amounts, assuming we sell all of the Shares offered in this Offering:

●	$1,700,000 or 24% for research and development expenses, including the balance of the Rose clinical trial and two follow-on studies on the iBlend™ cigarette brand in development;

●	$800,000 or 11% for regulatory expenses, including FDA expenses related to filing premarket tobacco product application(s) or PMTA(s) for the U.S. market;

●	$475,000 or 7% for tobacco and hemp plantings, including potential sourcing of these plant materials;

●	$150,000 or 2% for intellectual property;

●	$1,275,000 or 18% to fund general and administrative, working capital, unforeseen events, and potential machinery purchases; and

●	up to $2,662,880 or 38% for potential machinery purchases and/or potential acquisition(s).

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change, and the expected use of net proceeds from this Offering could also change due to the nature of the tobacco and hemp industries – both being highly regulated with additional regulations continually being put into place. The amounts and timing of our actual expenditures, specifically with respect to regulatory expenses and commercialization expenses, which will greatly affect working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

If we sell all of the Shares offered in this Offering, we believe that the net proceeds of this Offering, together with our current resources, will allow us to fund our operations for at least the next 24 months. In the event we do not sell all of the Shares offered in this Offering, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when desired or needed and, if available, on terms acceptable to us.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, and our capitalization, as of June 30, 2025, as follows:

●	of the Company and its subsidiary on an actual basis; and

●	of the Company and its subsidiary on a pro forma as adjusted basis to give effect to the Offering of the maximum amount of Shares, at the price to the public of $2.00 per share, resulting in net proceeds to us of approximately $7.062 million, giving effect to the estimated Offering expenses payable by us, including placement agent fees, payable by us. The table reflects the effects of the 174,143 shares that were already issued, related to this offering, for proceeds of $348,286. The table also reflects $9,028 offering fees incurred of the $437,120 total anticipated fees.

For more information, please see section titled, “Use of Proceeds” elsewhere in this Offering Circular. You should read this information in conjunction with (i) our audited financial statements for the years ended December 31, 2024 and 2023, (ii) our reviewed semiannual financial statements for the period ending June 30, 2025 and the related notes thereto appearing elsewhere in this Offering Circular and (iii) the “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” section and other financial information contained in this Offering Circular.

	June 30, 2025	Pro Forma As Adjusted
	(Audited)	(Unaudited)
Cash	$668,508	$7,392,130

Shareholders’ (Deficit) Equity
Common Stock par value $0.00001 (50 million shares authorized, 6,831,243 shares issued and outstanding as of June 30, 2025)	$68	$104
Series A Preferred Stock par value $0.00001 (600,000 shares authorized, 600,000 shares issued and outstanding as of June 30, 2025)	6	6
Additional paid-in capital	3,927,503	10,651,089
Accumulated deficit	(2,307,062)	(2,307,062)
Equity:	$1,620,515	$8,344,137

Total Capitalization	$1,620,515	$8,344,137

NET TANGIBLE BOOK VALUE DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the Offering price paid by the purchasers of the shares of Common Stock sold in this Offering exceeds the pro forma net tangible book value per share after this Offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Common Stock and Preferred Stock deemed to be outstanding at that date.

The pro forma net tangible book value of our Common Stock and Preferred Stock as of June 30, 2025 was $1,021,976, or $0.14 per share. After giving the effect to the sale of 3,750,000 Shares of our Common Stock in this Offering at the price to the public of $2.00 per share and after deducting estimated Offering expenses payable by us, including placement agent fees, the pro forma net tangible book value would be $7,745,598, or about $0.70 per share. This represents an immediate increase in net tangible book value of about $0.56 per share to existing stockholders and an immediate dilution of $1.30 per share to new investors purchasing Shares of Common Stock in this Offering. The following table illustrates this substantial and immediate per share dilution to new investors.

Assumed public offering price per share		$2.00
Pro forma net tangible book value per share before giving effect to this Offering	$0.14
Increase per share attributable to the sale of Common Stock in this Offering (1)	0.56
Pro forma net tangible book value per share after giving effect to this Offering		0.70
Dilution per share to new investors (2)		$1.30

(1)	After deducting estimated expenses payable by us in this Offering, including placement agent fees.

(2)	Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to this Offering from the initial public Offering price per share paid by a new investor.

The following table sets forth, as of June 30, 2025, assuming the sale of 3,750,000 Shares of our Common Stock offered for sale in this Offering, the total number of shares previously issued and sold to existing stockholders and the total consideration paid for the foregoing. As the table shows, new investors purchasing 3,750,000 Shares of Common Stock will pay an average price per share substantially higher than the average price per share paid by our existing stockholders.

	Total Shares After Offering			Total Consideration		Consideration
	Number		Percent	Amount	Percent	Per Share
Existing stockholders	7,431,243	(1)	67.51	$4,043,609	36.12	$0.54
New investors	3,575,857	(2)	32.49	7,151,714	63.88	$2.00
Total	11,007,100		100.00	$11,195,323	100.00

(1)	Represents the issued and outstanding shares held by existing shareholders, as of June 30, 2025, consisting of 6,831,243 shares of Common Stock and 600,000 shares of Common Stock underlying the 600,000 shares of Series A Preferred Stock held by eight shareholders. Each share of Series A Preferred Stock is convertible to Common Stock by the holder at any time and from time to time on a one-to-one basis and the conversion price of each share of Series A Preferred Stock shall equal $0.01.

(2)	As of June 30, 2025, 174,143 of 3,750,000 possible shares related to this offering were issued in exchange for $348,286. The effect of the issuance is reflected in the “Existing stockholders” row. The remaining shares available to be issued in this offering equals 3,575,857.

DIVIDEND POLICY

Except as described in the following paragraph, we currently intend to retain all available funds and any future earnings for use in the operation of our business, and therefore we do not currently expect to pay any cash dividends on our Common Stock. Any future determination to pay dividends to holders of Common Stock will be at the discretion of our Board of Directors and will depend upon many factors, including our results of operations, financial condition, capital requirements, restrictions in any outstanding debt agreements and other factors that our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by our preferred equity securities or the terms of any future credit agreement or any future debt.

See Risk Factors — Risks Related to this Offering and Ownership of our Common Stock — “Because we do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock, if any, for any return on their investment.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently listed on the OTCQB® Venture Market of the OTC Bulletin Board under the trading symbol, CABI. The OTCQB® Venture Market is for entrepreneurial and development stage U.S. and international companies. As of the date hereof, there is currently a very limited, public-trading market for our Common Stock and there is no assurance that a liquid, public-trading market will ever develop or it may take several years to develop. To remain on the OTCQB® Venture Market, the Company must submit an annual OTC Markets Certification signed by our Chief Executive Officer or Chief Financial Officer.

Holders

As of the date hereof, there are fifty-seven holders of record of our Common Stock and eight holders of Series A Preferred Stock.

Reports

The Company is subject to certain reporting requirements filed electronically with the SEC, including annual reports with annual financial statements, which are certified by our independent accountants, and unaudited but reviewed, semi-annual reports with financial statements. All reports and information filed by the Company can be found at the SEC’s website, www.sec.gov.

Transfer Agent and Registrar

The Company’s transfer agent and registrar for our Common Stock is VStock Transfer, LLC. VStock Transfer’s telephone number is (212) 828-8436.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular.

Overview

Cabbacis Inc was incorporated in the State of Nevada on July 7, 2023 and operates through its wholly-owned subsidiary, Cabbacis LLC, a New York limited liability company organized on January 13, 2021. Unless otherwise indicated, references to the “Company,” “we,” “us,” and “our” refer to Cabbacis Inc, which includes Cabbacis LLC.

Cabbacis LLC is a federally-licensed tobacco product manufacturer committed to developing and commercializing consumer acceptable Modified Risk Tobacco Products (MRTPs), which are expected to help smokers smoke fewer cigarettes per day, reduce their nicotine dependence and exposure, increase their quit attempts, increase their number of smoke-free days and/or facilitate switching to less harmful tobacco products. Cabbacis LLC, a development stage company, has not commercialized its products and is currently developing consumer products, including those under the brand name, iBlend™. The Company’s two types of products in development are cigarettes and vaporizer pods for oral electronic vaporizers. The Company’s cigarettes and primary vaporizer pods in development include reduced-nicotine tobacco, which contains about 95 percent less nicotine than that of leading U.S. brands, and hemp, which contains less than 0.3 percent THC and therefore is not intoxicating. The Company is also developing pods for oral electronic vaporizers with conventional nicotine-content tobacco and hemp and reduced-nicotine cigarettes without hemp.

The Company believes iBlend™ cigarettes, as compared to conventional cigarettes, assist in smoking less, reducing nicotine exposure and dependence, and facilitating smokers to switch to less harmful products. The Company is also developing pods for oral electronic vaporizers which contain similar blends of reduced-nicotine tobacco and hemp, pods with conventional nicotine-content tobacco and hemp, and reduced-nicotine cigarettes without hemp. Once its iBlend™ reduced-nicotine cigarettes, and separately its iBlend™ vaporizer pods, are commercialized in the United States through the FDA’s Premarket Tobacco Product Application (PMTA) process, the Company intends to file FDA authorizations to market iBlend™ cigarettes and pods as MRTPs.

Cabbacis LLC owns a worldwide patent portfolio comprising 35 issued patents and various pending patent applications across the United States, Canada, Mexico, Brazil, Europe, United Kingdom, Switzerland, China, Russia, India, Japan, South Korea, Indonesia, Philippines, Australia, New Zealand and other jurisdictions. The Cabbacis LLC patents and patent applications for cigarettes and vaporizer pods comprising blends of reduced-nicotine tobacco and hemp are issued or pending in countries that comprise nearly two-thirds of the world’s population, and therefore include a significant portion of the world’s more than one billion cigarette smokers.

Cabbacis contracted the Rose Research Center to carry out a pilot clinical trial on 16 smokers exclusively using four types of reduced-nicotine tobacco cigarettes made by Cabbacis during 3-hour ad libitum use sessions, which followed overnight abstinence from their usual brand cigarette. The nicotine content of all types was reduced by approximately 95 percent, as compared to the average of mainstream American brands. Three iBlend™ cigarette types contained reduced-nicotine tobacco and each type had a different level of hemp (5%, 10% and 20%), and the fourth cigarette type contained reduced-nicotine tobacco without any hemp. All cigarettes exclusively contained patent-pending tobacco licensed by Cabbacis and grown by its contracted farmers.

The study measured the effects of the four cigarette types on smokers’ perceptions and smoking behavior. Although other measures in the study were evaluated, the most relevant measures were craving relief and those related to product acceptability. For, “Did it immediately reduce your craving for cigarettes,” participants across all four cigarette types reported a significant reduction in craving for their usual brand of cigarettes which was sustained over the 3-hours of ad libitum use of the study cigarettes. All four Cabbacis cigarette types were rated higher for satisfaction on the standardized mCEQ questionnaire than has been previously reported in the literature with other 95 percent reduced-nicotine cigarettes. An unexpected positive result of the study was that the use of the three iBlend™ hemp-containing cigarettes (5%, 10% and 20%) resulted in lower exhaled carbon monoxide (CO) levels, as compared to CO levels measured after use of the 0-percent hemp cigarettes, with the reduction in the 20-percent hemp iBlend™ cigarette being statistically significant at the 95 percent confidence level. The study’s results will be used to guide the design of the Company’s products including those used in future studies.

The Company’s plan of operations for the 12-month period following the qualification of the proposed Offering includes commencing 2 additional clinical trials on the iBlend™ cigarette brand in development, drafting the Company’s Premarket Tobacco Product Application (PMTA) for its patented reduced-nicotine cigarettes, and upon having sufficient data, filing the PMTA with the FDA. PMTA authorization by the FDA will allow the Company to commercialize such reduced-nicotine cigarettes in the United States. This process includes producing various batches of products and having these products tested at accredited laboratories for various analytes in the tobacco/hemp blend and in smoke produced therefrom. The Company also plans to supply various researchers with its reduced nicotine cigarettes for studies. During this 12-month period, the Company will also continue nominal other research and development activities and explore foreign markets for its products. Depending on various factors on a country-by-country basis such as each country’s hemp laws and regulations, import duties for tobacco leaf, as compared to that of finished cigarettes, the Company will further evaluate exporting its tobacco-hemp blends and partnering with manufacturers to produce the Company’s products in the same country or jurisdiction where they will be consumed versus exporting the Company’s finished cigarettes to each such country or jurisdiction. Out-licensing opportunities will also be evaluated. The Company identifying and partnering with manufacturers, joint venturers and distributors which add value, and/or out-licensing its rights to iBlend™ and/or its patents will be the keys to having international success with the iBlend™ cigarette brand. Further development of the Company’s reduced-nicotine vaporizer pods will also be carried out. Company management believes that the proceeds from the Offering will be sufficient to carry out the Company’s plan of operations for at least the 24-month period following the commencement of the proposed Offering. See below sections titled, “The Company’s iBlend™ Products in Development and their Competitive Advantages” and “Premarket Tobacco Product Applications (PMTAs).”

On August 30, 2023, Cabbacis Inc entered into a Share Exchange Agreement with Cabbacis LLC, in which Cabbacis Inc issued an aggregate of 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock to the members of Cabbacis LLC in exchange for 100% membership interest in Cabbacis LLC (the “Share Exchange”). Following the Share Exchange, Cabbacis LLC became a wholly-owned subsidiary of Cabbacis Inc.

On August 20, 2024, the Company’s Board of Directors (the “Board”) consented, via unanimous written consent, to amend the Company’s Bylaws (as amended, the “Bylaws”) to increase the number of directors on its Board from three (3) to five (5). The Board elected Messrs. Paul J. Eusanio and Roger Black (collectively, the “New Directors”), and these two directorships were effective as of August 21, 2024 and September 6, 2024, respectively. The Board determined that each of the New Directors is “independent” as defined by applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission (the “SEC”) applicable to Board service. The Company’s Board comprising of at least two independent directors is a prerequisite for applying for listing on the OTCQB Venture Market, a trading platform operated by the OTC Markets Group. The OTCQB Venture Market is for entrepreneurial and development stage companies. OTC Markets Group operates financial markets for more than 12,000 U.S. and global securities.

On November 1, 2024, the Company received formal notification from OTC Markets Group Inc. (“OTC Markets”) confirming the assignment of the trading symbol “CABI” for the Company’s Common Stock on the OTCQB Venture Market (“OTCQB”). The common stock was officially approved for trading on November 11, 2024. The Company received approval from the Depository Trust Company (“DTC”) on February 3, 2025 to make its common shares eligible to be electronically cleared and settled, which is commonly known as DTC Eligibility.

The U.S. Securities and Exchange Commission (the “SEC”) qualified the Company’s Offering Statement for its initial public offering pursuant to Regulation A (Tier 2) on November 13, 2023 in which the sale of up to 2.5 million shares of Common Stock of Cabbacis Inc could be sold to investors at $2.00 per share (the “2023 Offering”) over the following year from the SEC qualification date. The Company did not utilize the services of an investment banker for the capital raise and stopped accepting investor subscriptions in July 2024. The 2023 Offering expired and was closed in November 2024 for gross proceeds to the Company of $1,464,200.

Results of Operations

The following table and discussion present, for the periods indicated, a summary of revenue and expenses. The Company has incurred net losses since inception. Management anticipates this will continue in the immediate future as the Company continues to develop its products and advance its patent portfolio.

Period-to-Period Comparisons

For the Six Months Ending June 30, 2025 to the Six Months Ending June 30, 2024

	For the Six Months Ending June 30, 2025	For the Six Months Ending June 30, 2024
Revenue	$-	$-

Operating Expenses:
Amortization	2,081	-
General and administrative	362,624	150,030
Research and development	372,604	167,495
Net Loss from Operations	$(737,309)	$(317,525)

Revenue

Total revenue for the six months ending June 30, 2025 was zero, consistent with the prior period.

Amortization Expense

Amortization expense was $2,081 in the six months ending June 30, 2025, as compared to $0 for the six months ending June 30, 2024. The Company began amortizing its website in January 2025.

General and Administrative Expenses

General and administrative expenses were $362,624 in the six months ending June 30, 2025, an increase of $212,594, as compared to the six months ending June 30, 2024. The change was primarily due to increases in stock-based compensation expense under the 2024 Equity Incentive Plan, insurance costs, and consulting fees.

Research and Development Expenses

Research and development expenses were $372,604 in the six months ending June 30, 2025, an increase of $205,109, as compared to the six months ending June 30, 2024, primarily due to the expenses of the Company’s clinical trial carried out by the Rose Research Center.

Earnings (Loss) Per Share

Basic and diluted weighted-average shares outstanding for the six-month periods ending June 30, 2025 and June 30, 2024 are 6,360,158 and 5,924,471, respectively. Basic and diluted earnings (loss) per share for the six-month periods ending June 30, 2025 and June 30, 2024 are ($0.12) and ($0.05), respectively. If diluted common stock equivalents were included, weighted average shares outstanding for the six-month periods ending June 30, 2025 and June 30, 2024 would be 7,299,791 and 6,524,471 respectively.

Liquidity and Capital Resources

The Company’s primary source of liquidity has been cash provided by financing activities in the form of shareholder contributions. The Company’s primary requirements for liquidity are research and development, crop inventory and professional services. The table and discussion below illustrate the ways the Company measures liquidity.

	June 30, 2025	December 31, 2024
Cash	$668,508	$842,281
Working Capital	$522,981	$694,899

To maintain liquidity and financial flexibility, the Company has adopted a target of maintaining one year of operating cash as of the date the year-end financial statements are available to be issued. The following items are considered when the Company determines the amount needed for one-year’s operating cash: the Company’s current financial condition as of the date its financial statements are available to be issued, conditional and unconditional obligations due or anticipated within one year after the date the financial statements are available to be issued, funds necessary to maintain its operations, including patents and the prosecution of its patent applications, within one year after financial statements are available to be issued, and a reserve for unforeseen events.

Summary of Cash Flows

The following tables and discussion summarize the Company’s cash flows from operating, investing, and financing activities for the periods indicated.

Sources and Uses of Cash For the Six Months Ending June 30, 2025 compared to the Six Months Ending June 30, 2024

	For the Six Months Ending June 30, 2025	For the Six Months Ending June 30, 2024
Net cash used in operating activities	$(479,948)	$(291,979)
Net cash used in investing activities	(24,237)	(18,736)
Net cash provided by financing activities	330,412	430,590
Net increase (decrease) in cash	$(173,773)	$119,875

Cash flows used in operating activities increased $187,969 in the six months ending June 30, 2025 compared to 2024, primarily related to the increase in research and development expenses and general and administrative expenses. Cash used in investing activities increased by $5,501 in the six months ending June 30, 2025 compared to 2024, largely related to increased patent costs. The $100,178 decrease in cash provided by financing activities in the six months ending June 30, 2025, as compared to 2024, was the result of a decrease in capital contributions for the 2025 Offering (as defined below) compared to the 2023 offering (as defined below).

Contractual Obligations

Manufacturing Space Lease

The Company leases manufacturing space in Niagara Falls, New York. The leased space is an enclosed portion of a much larger building. The initial lease term was October 2021 thru October 2023 with three separate one-year options to renew under the same terms. The Company exercised three of these options to renew the lease for the periods of November 1, 2023 thru October 31, 2026. As per ASC 842, the June 30, 2025 balance sheet contains a right-of-use asset as well as current and long-term lease liabilities pertaining to the lease term. Lease expense was $3,204 for the six-month period ending June 30, 2025 and $6,408 for the year ending December 31, 2024. Future minimum lease payments for the lease renewal period total $8,544, as of June 30, 2025. The Company also has a rent-free, satellite office in Clarence, New York which is owned by the CEO and is where a large portion of the Company’s day-to-day activities are carried out.

Tobacco and Hemp Production Agreements

Effective February 20, 2025, the Company engaged in a one-year agreement where a tobacco farmer produced and planted tobacco transplants from the seed provided by the Company and the tobacco farmer will harvest the reduced-nicotine, flue-cured, tobacco leaf. The total cost to the Company will be determined based on the weight of the tobacco accepted by the Company and delivered to the Company. The agreement included all activities from seed to cured leaf. As of the date hereof, this flue-cured tobacco crop is currently in the process of being delivered to the Company.

The Company engaged two parties to grow and deliver various types of hemp flower. The total cost to the Company will be determined based on the weight of the hemp flower accepted by the Company and delivered to the Company.

Stock Subscription Agreements of Company Offerings

On June 3, 2025, the U.S. Securities and Exchange Commission (the “SEC”) qualified the Company’s Offering Statement on Form 1-A (File No. 024-12621), which covered a stock offering pursuant to Regulation A (Tier 2) for the sale of up to 3.75 million shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), to investors at $2.00 per share (the “2025 Offering”) over the following year from the SEC qualification date. The shares of Common Stock will only be issued to purchasers who satisfy the requirements as set forth in Regulation A. The minimum subscription is $50,000; however, the Company may waive the minimum purchase requirement on a case-by-case basis at its sole discretion. The Company may accept subscriptions until the earliest of the following: (1) the date on which the maximum 2025 Offering amount has been sold, (2) June 3, 2026 (which will be changed to the date which is one year from the date the SEC qualifies this amendment), or (3) the date on which the 2025 Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). The Company may elect at any time to close all or any portion of the 2025 Offering, on various dates at or prior to the Termination Date, each a “Closing Date.” A subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date, by the Company at its sole discretion. As of the date of this report, 324,143 shares of common stock were subscribed to by investors for gross proceeds to the Company of $648,286, which includes $200,000 from one of the Company’s officers for the purchase of 100,000 shares of Common Stock and $348,286 from conversion of a related-party convertible promissory note for 174,143 shares of Common Stock.

On November 13, 2023, the SEC qualified the Company’s Offering Statement on Form 1-A (File No. 024-12343), which was for the initial public stock offering pursuant to Regulation A (Tier 2) for the sale of up to 2.5 million shares of Common Stock that could be sold to investors at $2.00 per share (the “2023 Offering”) over the following year from the SEC qualification date. The Company concluded the 2023 Offering in November 2024, and the Company issued a total of 732,100 shares of the Company’s Common Stock for $1,464,200 of gross proceeds.

North Carolina State University License Agreement

On June 13, 2024, the Company entered into a royalty-bearing license agreement with North Carolina State University (NCSU) (“NCSU License Agreement”) by exercising its option contained in the Option and Material Transfer Agreement with NCSU, which the Company previously entered into with NCSU on March 7, 2023 (“Option Agreement”) for a novel reduced-nicotine plant line which was produced by utilizing naturally-occurring mutations in tobacco genes. No genetic engineering or genetic modifications were utilized which is expected to facilitate the international planting of this reduced-nicotine tobacco. Commercial products made from this tobacco line, which was produced from traditional plant breeding techniques, are expected to have marketing and consumer acceptance advantages over genetically-engineered, low-nicotine counterparts.

In addition to the upfront license fee of $50,000 for the NCSU License Agreement paid in June 2024, the Company will also pay NCSU annual license fees starting in 2026, running royalties on sales and milestone payments. The Company will also fund patent expenses and any expenses related to filing plant variety right (PVR) applications.

Pertaining to the Option Agreement, the Company paid NCSU a nonrefundable option fee of $15,000 in April 2023. The Option Agreement allowed the Company to exercise the option to enter into a license agreement at any time over the 2-year term, which the Company exercised in November 2023. During the term of the Option Agreement, the Company was responsible for the payment of all fees and costs of any patent applications filed by the university. The Company incurred NCSU patent expenditures during the six months ending June 30, 2025 and 2024 of $65 and $130, respectively. NCSU has transferred seed of the reduced-nicotine plant line to the Company and the Company provided this seed to tobacco farmers for its 2023, 2024 and 2025 tobacco crops.

Rose Research Center Engagement

Cabbacis contracted the Rose Research Center to carry out a pilot clinical trial on 16 smokers exclusively using four types of reduced-nicotine tobacco cigarettes made by Cabbacis during 3-hour ad libitum use sessions, which followed overnight abstinence from their usual brand cigarette. The nicotine content of all types was reduced by approximately 95 percent, as compared to the average of mainstream American brands. Three iBlend™ cigarette types contained reduced-nicotine tobacco and each type had a different level of hemp (5%, 10% and 20%), and the fourth cigarette type contained reduced-nicotine tobacco without any hemp. All cigarettes exclusively contained patent-pending tobacco licensed by Cabbacis and grown by its contracted farmers.

The study measured the effects of the four cigarette types on smokers’ perceptions and smoking behavior. Although other measures in the study were evaluated, the most relevant measures were craving relief and those related to product acceptability. For, “Did it immediately reduce your craving for cigarettes,” participants across all four cigarette types reported a significant reduction in craving for their usual brand of cigarettes which was sustained over the 3-hours of ad libitum use of the study cigarettes. All four Cabbacis cigarette types were rated higher for satisfaction on the standardized mCEQ questionnaire than has been previously reported in the literature with other 95 percent reduced-nicotine cigarettes. An unexpected positive result of the study was that the use of the three iBlend™ hemp-containing cigarettes (5%, 10% and 20%) resulted in lower exhaled carbon monoxide (CO) levels, as compared to CO levels measured after use of the 0-percent hemp cigarettes, with the reduction in the 20-percent hemp iBlend™ cigarette being statistically significant at the 95 percent confidence level. The study’s results will be used to guide the design of the Company’s products including those used in future studies.

Off-Balance Sheet Arrangements

None

Taxation and Expenses

After the SEC qualified our 2023 Offering statement on November 13, 2023, we became a public company and began to implement additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. We have incurred additional annual expenses related to these steps and, among other things, these additional expenses going forward include or may include at a future date, directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel (or outsourcing these personnel requirements) or outsourcing these functions, increased auditing and legal fees and similar expenses.

The Company does not expect to generate taxable income or incur tax expense in the immediate future.

For the Years Ending December 31, 2024 and December 31, 2023

	For the Year Ending December 31, 2024	For the Year Ending December 31, 2023
Revenue	$-	$-

Operating Expenses:
General and administrative	630,851	318,687
Research and development	325,613	61,487
Net Loss	$(956,464)	$(380,174)

Revenue

Total revenue for the year ending December 31, 2024 was $0, consistent with the prior period.

General and Administrative Expenses

General and administrative expenses were $630,851 in 2024, an increase of $312,164, as compared to 2023. The change was primarily driven by Equity Incentive Plan compensation in 2024, which was zero in 2023, and the increased costs associated with being a publicly-reporting company for a full year in 2024, as compared to about one quarter in 2023. These include expenses of being listed on OTC Markets and related expenses such as stock transfer agent and legal expenses.

Research and Development Expenses

Research and development expenses were $325,613 in 2024, an increase of $264,126, as compared to 2023, due primarily to increases in fees and expenses related to the Company’s NCSU License Agreement, progress on a study of reduced-nicotine tobacco cigarettes containing hemp, and Equity Incentive Plan compensation.

Earnings per share

The Company follows Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 260 “Earnings Per Share” or “EPS” (“FASB ASC 260”); however, since Cabbacis Inc was formed in July 2023 and the Share Exchange occurred on August 30, 2023 (when each Cabbacis LLC membership unit was exchanged for 30,180.04 shares in Cabbacis Inc), EPS calculations for 2024 and 2023 are not included in the Company’s audited financial statements, but for comparison purposes, the Company has calculated EPS for 2024 and applying this unit-to-share conversion as of January 1, 2023, EPS for 2023.

Basic earnings per share calculations are determined by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding for the period, excluding common stock equivalents. Diluted earnings per share calculations are determined by dividing net income available to common stockholders by the weighted-average number of common shares outstanding for the period plus the weighted average number of dilutive common stock equivalents outstanding for the period, which is determined using the treasury-stock method. For periods with a net loss, dilutive common stock equivalents are excluded from the diluted EPS calculation. The 600,000 shares of Series A Preferred Stock and 325,000 unvested common shares issued under the Equity Incentive Plan (as of December 31, 2024) are considered dilutive common stock equivalents.

Reconciliation of common shares used to determine basic earnings per share:

Description	December 31, 2024	December 31, 2023
Number of issued common shares reported on balance sheet	6,607,100	5,400,000
Unvested common shares as of balance sheet date	(325,000)	-
Number of issued common shares used to determine basic EPS	6,282,100	5,400,000

Basic and diluted weighted-average shares outstanding for 2024 and 2023 are 6,075,323 and 5,193,792, respectively, and basic and diluted EPS for 2024 and 2023 are ($0.15) and ($0.07), respectively. If diluted common stock equivalents were included, weighted average shares outstanding for the year ending December 31, 2024 and 2023 would be 6,790,145 and 5,823,964, respectively.

Liquidity and Capital Resources

The Company’s primary source of liquidity has been cash provided by financing activities in the form of capital contributions of the members of Cabbacis LLC prior to the August 30, 2023 Share Exchange date and the Company’s Regulation A (Tier 2) stock offering which commenced on November 13, 2023. The Company’s primary requirements for liquidity are research and development, including for its initial clinical trial and future studies, crop inventory and professional services. The table and discussion below illustrate the ways the Company measures liquidity.

	December 31, 2024	December 31, 2023
Cash	$842,281	$701,973
Working Capital	$694,899	$650,108

To maintain liquidity and financial flexibility, the Company has adopted a target of maintaining one year of operating cash as of the date the year-end financial statements are available to be issued. The following items are considered when the Company determines the amount needed for one-year’s operating cash: the Company’s current financial condition as of the date its financial statements are available to be issued, conditional and unconditional obligations due or anticipated within one year after the date the financial statements are available to be issued, funds necessary to maintain its operations, including tobacco and hemp plantings, in-licensing fees and expenses, and patents and the prosecution of its patent applications, within one year after financial statements are available to be issued, and a reserve for unforeseen events.

The Company’s plan of operations for the 12-month period following the qualification of the proposed Offering includes commencing 2 additional clinical trials on the iBlend™ cigarette brand in development, drafting the Company’s Premarket Tobacco Product Application (PMTA) for its patented reduced-nicotine cigarettes, and upon having sufficient data, filing the PMTA with the FDA. PMTA authorization by the FDA will allow the Company to commercialize such reduced-nicotine cigarettes in the United States. This process will include producing various batches of products and having these products tested at accredited laboratories for various analytes in the tobacco/hemp blend and in smoke produced therefrom. The Company also plans to supply various researchers with its reduced nicotine cigarettes for studies. During this 12-month period, the Company will also continue nominal other research and development activities and explore foreign markets for its products. Depending on various factors on a country-by-country basis such as each country’s hemp laws and regulations, import duties for tobacco leaf, as compared to that of finished cigarettes, the Company will further evaluate exporting its tobacco-hemp blends and partnering with manufacturers to produce the Company’s products in the same country or jurisdiction where they will be consumed versus exporting the Company’s finished cigarettes to each such country or jurisdiction. Out-licensing opportunities will also be evaluated. The Company identifying and partnering with manufacturers, joint venturers and distributors which add value, and/or out-licensing its rights to iBlend™ and/or its patents will be the keys to having international success with the iBlend™ cigarette brand. Further development of the Company’s reduced-nicotine vaporizer pods will also be carried out. Company management believes that the proceeds from the Offering will be sufficient to carry out the Company’s plan of operations for at least the 24-month period following the commencement of the proposed Offering. See below sections titled, “The Company’s iBlend™ Products in Development and their Competitive Advantages” and “Premarket Tobacco Product Applications (PMTAs).”

Summary of Cash Flows

The following tables and discussion summarize the Company’s cash flows from operating, investing and financing activities for the periods indicated.

Sources and Uses of Cash For the Year Ending December 31, 2024 compared to the Year Ending December 31, 2023

	For the Year Ending December 31, 2024	For the Year Ending December 31, 2023
Net cash used in operating activities	$(487,150)	$(271,282)
Net cash used in investing activities	(52,432)	(103,758)
Net cash provided by financing activities	679,890	876,366
Net increase in cash	$140,308	$501,326

Cash flows used in operations increased $215,868 in 2024 compared to 2023, primarily related to the increase in research and development expenses and fees and expenses related to a university in-license. Decreases in patent, trademark and domain expenditures in 2024 accounted largely for the $51,326 decrease of cash flows used in investing activities compared to 2023. The majority of capital contributions related to the Offering were received at the end of 2023, resulting in a $196,476 decrease in cash provided by financing activities in 2024 compared to 2023.

Contractual Obligations

Manufacturing Space Lease

The Company leases manufacturing space in Niagara Falls, New York. The leased space is an enclosed portion of a larger building. The initial lease term was October 7, 2021 thru October 31, 2023 with three separate one-year options to renew under the same terms. The Company exercised three options to renew the lease for the three-year period November 1, 2023, thru October 31, 2026. As per recently adopted ASC 842, the balance sheet for the year ending December 31, 2024 contains a right of use asset and lease liability pertaining to the lease term. Lease expense for the twelve months ending December 31, 2024 and 2023 totaled $6,408 for each period. Future minimum lease payments as of December 31, 2024 and through October 31, 2026, pertaining to the lease renewal period, total $11,748. The Company also has a rent-free, satellite office in Clarence, New York which is owned by the CEO and is where a large portion of the Company’s day-to-day activities are carried out.

Tobacco Production Agreements

Effective March 8, 2024, the Company engaged in a one-year agreement where a tobacco farmer produced and planted tobacco transplants from seed provided by the Company and then harvested reduced-nicotine, flue-cured, tobacco leaf. The total cost to the Company was $39,204 on tobacco accepted by the Company and delivered to the Company. The agreement included all activities from seed to cured leaf. The flue-cured tobacco was delivered in the third quarter of 2024.

Stock Subscription Agreements of Offerings

On November 13, 2023, the SEC qualified the Company’s Offering Statement on Form 1-A (File No. 024-12343), which was for the initial public stock offering pursuant to Regulation A (Tier 2) for the sale of up to 2.5 million shares of Common Stock that could be sold to investors at $2.00 per share (the “2023 Offering”) over the following year from the SEC qualification date.. The shares of Common Stock were issued to purchasers who satisfied the requirements as set forth in Regulation A. The minimum subscription was $25,000; however, the Company had the ability to waive the minimum purchase requirement on a case-by-case basis at its sole discretion.

In the fourth quarter of 2023, the Company received $755,500 of capital contributions from investors pertaining to the stock subscription agreements in the 2023 Offering. In 2024, the Company received capital contributions of $708,700. The 2023 Offering concluded in November 2024, and the Company issued a total of 732,100 shares of the Company’s Common Stock for $1,464,200 of gross proceeds.

On June 3, 2025, the SEC qualified the Company’s Offering Statement on Form 1-A (File No. 024-12621), which covered a stock offering pursuant to Regulation A (Tier 2) for the sale of up to 3.75 million shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), to investors at $2.00 per share (the “Offering”) over the following year from the SEC qualification date. The Company started marketing the Offering in August 2025 (after analyzing the results of its clinical trial) and engaged Dawson James Securities, Inc. on August 15, 2025 to act as non-exclusive placement agent for the Offering. The shares of Common Stock are being issued to purchasers who satisfy the requirements as set forth in Regulation A. The minimum subscription is $50,000; however, the Company shall waive the minimum purchase requirement on a case-by-case basis at its sole discretion.

North Carolina State University License Agreement

The Company entered into an Option and Material Transfer Agreement with North Carolina State University (“NCSU”) on March 7, 2023 (“Option Agreement”) for a novel reduced-nicotine, tobacco plant line which was produced by utilizing naturally-occurring mutations in tobacco genes. NCSU transferred seed of the reduced-nicotine, tobacco plant line to the Company and the Company has provided this seed to tobacco farmers for planting its tobacco crops. No genetic engineering or genetic modifications were utilized which is expected to facilitate the international planting of this reduced-nicotine tobacco. Commercial products made from this tobacco line, which was produced from traditional plant breeding techniques, will have marketing and consumer acceptance advantages over genetically-engineered, low-nicotine counterparts. The Company paid NCSU a nonrefundable option fee of $15,000, and during the term of the Option Agreement, the Company is responsible for the payment of all fees and costs of any patent applications that were filed by the university. The Option Agreement allowed the Company to exercise an option to enter into a royalty-bearing license agreement at any time over the 2-year term, which the Company exercised in November 2023.

On June 13, 2024, the Company entered into a license agreement with NCSU (“NCSU License Agreement”). Under the terms of the NCSU License Agreement, the Company paid NCSU an upfront license fee of $50,000, and the Company will also pay NCSU running royalties on sales, milestone payments and annual license fees starting in 2026. The Company will also fund patent expenses and expenses related to filing plant variety right (PVR) applications. In 2024 and 2023, the Company incurred NCSU patent expenditures of $12,354 and $5,101, respectively.

Rose Research Center Engagement for Cabbacis Clinical Trial

Cabbacis LLC contracted the Rose Research Center, LLC in 2024 to carry out a clinical trial on smokers using four types of reduced-nicotine tobacco cigarettes. Three cigarette types have different levels of hemp and one type contains reduced-nicotine tobacco without any hemp. The study will measure the effects of inclusion of different proportions of hemp and reduced-nicotine tobacco on smoking behavior and smokers’ perceptions of the different cigarette types. The Rose Research Center specializes in tobacco research including research on smokers, addiction, smoking cessation, tobacco harm reduction and the use of novel tobacco products. The Rose Research Center is led by Dr. Jed Rose, a co-inventor of the nicotine patch, and a leading investigator of reduced-nicotine cigarettes with more than thirty years of experience in this space. After months of planning and preparation, the clinical portion of the study commenced in February 2025 and concluded in July 2025. The results will be used to guide the design of the Company’s products and future studies. The estimated cost of the study is approximately $325,000. In 2024, the Company was billed $122,010 by the Rose Research Center.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which the Company prepared in accordance with generally accepted accounting principles. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates. Our significant accounting policies are more fully described in NOTE 2 of our unaudited consolidated financial statements.

While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. The SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our management believes that given current facts and circumstances, there are no material estimates or assumptions with levels of subjectivity and judgement necessary to be considered critical accounting policies.

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Cabbacis LLC. All intercompany transactions and balances have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and have not experienced any losses in our accounts. We believe the Company is not exposed to any significant credit risk on cash.

Research and Development

Research and development costs are expensed when incurred. Research and development costs include costs related to clinical studies, developing and improving plant lines, testing tobacco and hemp plant materials and tobacco products in development, in-licensing intellectual property, filings with the U.S. Food and Drug Administration (FDA), and other technical activities to develop new products or make improvements to existing products in development.

Inventory

Inventory as of December 31, 2024 consisted of primarily cured tobacco leaf and some tobacco stem from our tobacco plantings. Inventory is valued at the lower of historical cost or net realizable value. Write-offs were not required as of December 31, 2024, and it has been determined that no impairment exists as of December 31, 2024.

Patent Costs

The Company capitalizes legal fees associated with the filing and prosecution of its patent applications if a positive outcome is probable. Abandoned patents without issued or pending descendants are written off. The Company will begin amortization of its patents when the Company commercializes the patents. Commercialization will be achieved either when the Company has systems, inventory and means of supply in place to accept customers or upon the Company out-licensing rights to its patent portfolio pursuant to licensing agreement(s).

Other Intangible Assets

The Company’s Other Intangible Assets have indefinite lives. Intangible assets are reviewed for strategic importance and commercialization opportunity prior to expiration. If it is determined that the asset no longer supports the Company’s strategic objectives and/or will not be commercially viable prior to expiration, the asset is impaired. In addition, the Company will assess the expected future undiscounted cash flows for its intellectual property based on consideration of future market and economic conditions, competition, federal and state regulations, and licensing opportunities. If the carrying value of such assets is not recoverable, the carrying value will be reduced to fair value and the difference is recorded as an impairment.

Property and equipment

Property and equipment are recorded at their acquisition cost. The Company will begin depreciation of its property and equipment when commercial production of tobacco products for sale to customers commences.

Leases

The Company adopted ASC 842 Leases during the year ending December 31, 2022. Adoption did not impact retained earnings or cause restatement of prior financials. The Company determines if an arrangement is a lease at inception. The Company’s operating lease is reported in the long-term assets and current liabilities sections of the balance sheet ending December 31, 2024. Operating lease right of use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our lease does not provide an implicit rate, we use the prime rate as of the lease commencement date.

Stock-Based Compensation

Stock-based compensation expense is measured based on the grant-date fair value of the respective awards and recognized over the requisite service period. The Company accounts for forfeitures as they occur.

Income Taxes

Prior to the Share Exchange, Cabbacis LLC was treated as a partnership for federal and state income tax purposes. Consequently, federal income taxes were not payable by, or provided for, by the Company. Members were taxed individually on their respective shares of the Company’s earnings. The Bipartisan Budget Act of 2015 allows the Internal Revenue Service to collect member taxes directly from the Company if an audit adjustment is found.

Final partnership tax returns were filed for Cabbacis LLC, which reported activity from January 1, 2023 through August 30, 2023, the date of the Share Exchange. Post Share Exchange, Cabbacis LLC became wholly owned by Cabbacis Inc and all activity was consolidated and reported on the Company’s accrual-basis corporation tax return. As a corporation, all income taxes are payable by the Company. Management has determined that the Company does not have any uncertain tax positions as of December 31, 2024 or December 31, 2023. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by taxing authorities or that the Company or the former Cabbacis LLC members will not be subject to additional tax, penalties, and interest because of any such challenges.

Recently Adopted Accounting Standards

The Company has reviewed all recently issued accounting pronouncements and concluded that they were either not applicable or not expected to have a material impact on its consolidated financial statements.

Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires additional income tax disclosures, including a detail of income taxes paid by jurisdiction. ASU No. 2023-09 is effective for annual reporting periods beginning after December 15, 2024.

In November 2024, the FASB issued ASU No. 2024-04, “Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments,” which clarifies the accounting requirements related to the settlement of a debt instrument as an induced conversion. ASU No. 2024-04 is effective for annual reporting periods beginning after December 15, 2025.

The Company is evaluating the impact of these standards on its financial statements.

Correction of Immaterial Misclassification

The Company identified an immaterial error in classification related to inventory costs previously reported as current in the December 31, 2023 audited consolidated financial statements. The Company reclassified the $140,881 inventory balance at December 31, 2023 from current assets to non-current assets since the Company does not anticipate significant product revenue within the one-year period after the financial statements were available to be issued. The reclassification of costs allows for a more accurate presentation of asset classification and this had no impact on total operating expenses, net loss, total assets, total liabilities or equity.

BUSINESS

Overview

Cabbacis Inc was incorporated in the State of Nevada on July 7, 2023 and operates through its wholly-owned subsidiary, Cabbacis LLC, a New York limited liability company organized on January 13, 2021. Unless otherwise indicated, references to the “Company,” “we,” “us,” and “our” refer to Cabbacis Inc, which includes Cabbacis LLC.

Cabbacis LLC is a federally-licensed tobacco product manufacturer committed to developing and commercializing consumer acceptable Modified Risk Tobacco Products (MRTPs), which are expected to help smokers smoke fewer cigarettes per day, reduce their nicotine dependence and exposure, increase their quit attempts, increase their number of smoke-free days and/or facilitate switching to less harmful tobacco products. Cabbacis LLC, a development stage company, has not commercialized its products and is currently developing consumer products, including those under the brand name, iBlend™. The Company’s two types of products in development are cigarettes and vaporizer pods for oral electronic vaporizers. The Company’s cigarettes and primary vaporizer pods in development include reduced-nicotine tobacco, which contains about 95 percent less nicotine than that of leading U.S. brands, and hemp, which contains less than 0.3 percent THC. Hemp is not intoxicating. The Company is also developing pods for oral electronic vaporizers with conventional nicotine-content tobacco and hemp and reduced-nicotine cigarettes without hemp.

Cabbacis LLC owns a worldwide patent portfolio comprising 35 issued patents and various pending patent applications across the United States, Canada, Mexico, Brazil, Europe, United Kingdom, Switzerland, China, Russia, India, Japan, South Korea, Indonesia, Philippines, Australia, New Zealand and other jurisdictions. The Cabbacis LLC patents and patent applications for cigarettes and vaporizer pods comprising blends of reduced-nicotine tobacco and hemp are issued or pending in countries that comprise nearly two-thirds of the world’s population, and therefore include a significant portion of the world’s more than one billion cigarette smokers.

Cabbacis contracted the Rose Research Center to carry out a pilot clinical trial on 16 smokers exclusively using four types of reduced-nicotine tobacco cigarettes made by Cabbacis during 3-hour ad libitum use sessions, which followed overnight abstinence from their usual brand cigarette. The nicotine content of all types was reduced by approximately 95 percent, as compared to the average of mainstream American brands. Three iBlend™ cigarette types contained reduced-nicotine tobacco and each type had a different level of hemp (5%, 10% and 20%), and the fourth cigarette type contained reduced-nicotine tobacco without any hemp. All cigarettes exclusively contained patent-pending tobacco licensed by Cabbacis and grown by its contracted farmers.

The study measured the effects of the four cigarette types on smokers’ perceptions and smoking behavior. Although other measures in the study were evaluated, the most relevant measures were craving relief and those related to product acceptability. For, “Did it immediately reduce your craving for cigarettes,” participants across all four cigarette types reported a significant reduction in craving for their usual brand of cigarettes which was sustained over the 3-hours of ad libitum use of the study cigarettes. All four Cabbacis cigarette types were rated higher for satisfaction on the standardized mCEQ questionnaire than has been previously reported in the literature with other 95 percent reduced-nicotine cigarettes. An unexpected positive result of the study was that the use of the three iBlend™ hemp-containing cigarettes (5%, 10% and 20%) resulted in lower exhaled carbon monoxide (CO) levels, as compared to CO levels measured after use of the 0-percent hemp cigarettes, with the reduction in the 20-percent hemp iBlend™ cigarette being statistically significant at the 95 percent confidence level. The study’s results will be used to guide the design of the Company’s products including those used in future studies.

The Company’s plan of operations for the 12-month period following the qualification of the proposed Offering includes commencing 2 additional clinical trials on the iBlend™ cigarette brand in development, drafting the Company’s Premarket Tobacco Product Application (PMTA) for its patented reduced-nicotine cigarettes, and upon having sufficient data, filing the PMTA with the FDA. PMTA authorization by the FDA will allow the Company to commercialize such reduced-nicotine cigarettes in the United States. The Company also plans to supply various researchers with its reduced-nicotine cigarettes for studies. During this 12-month period, the Company will also continue other nominal research and development activities and explore foreign markets for its products. Depending on various factors on a country-by-country basis such as each country’s hemp laws and regulations, import duties for tobacco leaf, as compared to that of finished cigarettes, the Company will further evaluate exporting its tobacco-hemp blends and partnering with manufacturers to produce the Company’s products in the same country or jurisdiction where they will be consumed versus exporting the Company’s finished cigarettes to each such country or jurisdiction. Out-licensing opportunities will also be evaluated. The Company identifying and partnering with manufacturers, joint venturers and distributors which add value, and/or out-licensing its rights to iBlend™ and/or its patents will be the keys to having international success with the iBlend™ cigarette brand. Further development of the Company’s reduced-nicotine vaporizer pods will also be carried out. Company management believes that the proceeds from the Offering will be sufficient to carry out the Company’s plan of operations for at least the 24-month period following the commencement of the proposed Offering. See below sections titled, “The Company’s iBlend™ Products in Development and their Competitive Advantages” and “Premarket Tobacco Product Applications (PMTAs).”

On August 30, 2023, Cabbacis Inc entered into a Share Exchange Agreement with Cabbacis LLC, in which Cabbacis Inc issued an aggregate of 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock to the members of Cabbacis LLC in exchange for 100% membership interest in Cabbacis LLC (the “Share Exchange”). Following the Share Exchange, Cabbacis LLC became a wholly-owned subsidiary of Cabbacis Inc.

On August 20, 2024, the Company’s Board of Directors (the “Board”) consented, via unanimous written consent, to amend the Company’s Bylaws to increase the number of directors on its Board from three (3) to five (5). The Board elected Messrs. Paul J. Eusanio and Roger Black (collectively, the “New Directors”), and these two directorships were effective as of August 21, 2024 and September 6, 2024, respectively. The Board determined that each of the New Directors is “independent” as defined by applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission (the “SEC”) applicable to Board service. The Company’s Board comprising of at least two independent directors is a prerequisite for applying for listing on the OTCQB Venture Market, a trading platform operated by the OTC Markets Group. The OTCQB Venture Market is for entrepreneurial and development stage companies. OTC Markets Group operates financial markets for more than 12,000 U.S. and global securities.

On November 1, 2024, the Company received formal notification from OTC Markets Group Inc. (“OTC Markets”) confirming the assignment of the trading symbol “CABI” for the Company’s Common Stock on the OTCQB Venture Market (“OTCQB”). The common stock was officially approved for trading on November 11, 2024. The Company received approval from the Depository Trust Company (“DTC”) on February 3, 2025 to make its common shares eligible to be electronically cleared and settled, which is commonly known as DTC Eligibility.

The U.S. Securities and Exchange Commission (the “SEC”) qualified the Company’s Offering Statement for its initial public offering pursuant to Regulation A (Tier 2) on November 13, 2023 in which the sale of up to 2.5 million shares of Common Stock of Cabbacis Inc could be sold to investors at $2.00 per share (the “2023 Offering”) over the following year from the SEC qualification date. The Company did not utilize the services of an investment banker for the capital raise and stopped accepting investor subscriptions in July 2024. The 2023 Offering expired and was closed in November 2024 for gross proceeds to the Company of $1,464,200.

Unmet Need, Addressable Market and Competitors

According to the Centers of Disease Control and Prevention (“CDC”), there are about 28.8 million adult cigarette smokers in the United States.1 Millions more use other forms of tobacco products. In 2022, 49.2 million or 19.8% of U.S. adults reported current tobacco product use.2 The most harmful way to consume nicotine, cigarette smoking, is responsible for the vast majority of the harm caused by tobacco use. Cigarette smoking is the leading cause of preventable disease, disability and death in the United States, according to the CDC. The CDC found that about half of adult cigarette smokers in the U.S. attempt to quit each year, but only less than about 10 percent are successful. Tobacco products that facilitate smoking less, reducing nicotine dependence and exposure, and switching to less harmful products that smokers still enjoy will fulfill a large unmet need among smokers who cannot or will not quit tobacco but want to reduce their exposure.

According to the Tobacco Atlas, there are at least 1.1 billion cigarette smokers worldwide,3 and according to the World Health Organization (“WHO”), cigarette smoking is one of the world’s leading preventable causes of death and a major preventable risk factor of noncommunicable diseases like cancer and lung and heart diseases. The WHO reports that tobacco kills more than 8 million people each year worldwide. The global, annual tobacco-product market at retail is estimated at more than $850 billion4 which includes the approximate $75 billion plus domestic market, according to Grand View Research. Cigarettes account for approximately 85 to 90 percent of the tobacco market in both the United States and the world. According to Research and Markets, the annual global “smoking cessation and nicotine de-addiction product market,” which includes e-cigarettes, is more than $30 billion and is expected to rapidly increase through 2030.5

Major international cigarette competitors include Philip Morris International, China National Tobacco Corporation (monopoly in China), British American Tobacco, Japan Tobacco International and Imperial Brands. Domestic cigarette competitors include Philip Morris USA, Reynolds American, ITG Brands and Vector Group Ltd. There are also many regional and local tobacco companies around the world. 22nd Century Group, infinitesimally smaller than the above companies, is the only known company that currently markets a tobacco cigarette (VLN®) with at least 95 percent less nicotine content than the leading U.S. brands. Various other reduced-nicotine cigarettes such as Philip Morris’ Next brand and Vector Tobacco’s QUEST 3 brand have been sold but are not currently in the market. None of these cigarettes contained any hemp, which differentiates the Cabbacis products.

The Company’s iBlend™ Products in Development and their Competitive Advantages

Primary applications of the Company’s patented reduced-nicotine cigarettes and vaporizer pods in development are to assist smokers of highly-addictive conventional cigarettes to smoke less, reduce their nicotine dependence and exposure, and/or transition to less harmful tobacco or nicotine products. We intend to use the iBlend™ trademark for both types of products. Another application is to assist co-users of tobacco smoking/vaping and marijuana smoking/vaping who require treatment for marijuana use disorder.

Dozens of research studies have been carried out on reduced-nicotine cigarettes without hemp which contain about 95 percent less nicotine, as compared to leading U.S. brands. The results demonstrate that subjects of those studies smoked fewer cigarettes per day, reduced their nicotine dependence and exposure, doubled their quit attempts and/or increased their number of smoke-free days. For example, see, Effect of Immediate vs Gradual Reduction in Nicotine Content of Cigarettes on Biomarkers of Smoke Exposure - A Randomized Clinical Trial, JAMA. 2018;4;320(9):880-8916 and Randomized Trial of Reduced-Nicotine Standards for Cigarettes, N Engl J Med 2015; 373:1340-1349.7

[1]	See, https://www.cdc.gov/tobacco/campaign/tips/resources/data/cigarette-smoking-in-united-states.html

[2]	See, https://www.cdc.gov/tobacco/php/data-statistics/adult-data-cigarettes/index.html

[3]	See, https://tobaccoatlas.org/challenges/prevalence/

[4]	See, https://www.grandviewresearch.com/industry-analysis/tobacco-market

[5]	See, https://www.researchandmarkets.com/reports/4968933/global-smoking-cessation-and-nicotine-de-addiction

[6]	See, https://pubmed.ncbi.nlm.nih.gov/30193275/

[7]	See, https://www.nejm.org/doi/full/10.1056/NEJMsa1502403

The Company’s competitive advantage is that its patented iBlend™ cigarettes comprise blends of reduced-nicotine tobacco and hemp. We believe adding hemp will improve their effectiveness in exposure studies, as compared to reduced-nicotine cigarettes without hemp, because we believe that non-THC cannabinoids such as CBD and CBG will further reduce withdrawal symptoms and/or cravings for highly-addictive conventional cigarettes. These features of the Company’s iBlend™ cigarettes are expected to better assist in smoking less and/or transitioning to less harmful tobacco products.

Increasing acceptability of reduced-nicotine cigarettes is important whether the smoker’s goal is to smoke less or transition to less harmful products since reduced-nicotine cigarettes extinguish the reinforcing effects of conventional cigarettes. We believe the presence of hemp in iBlend™ cigarettes will also improve product acceptability, increasing the likelihood that a smoker exclusively uses our cigarettes (and refrains from smoking highly-addictive conventional cigarettes). Therefore, we believe increasing acceptability is also likely to increase effectiveness, independent of other factors. Studies will be carried out with iBlend™ cigarettes to confirm improved withdrawal relief and/or improved acceptability of its products.

Premarket Tobacco Product Applications (PMTAs)

Before sales of the Company’s iBlend™ products may commence in the United States, we must file PMTAs with the FDA for our iBlend™ cigarettes and our iBlend™ vaporizer pods.

As outlined by the FDA, “A Premarket Tobacco Product Application (PMTA) can be submitted by any person for any new tobacco product seeking an FDA marketing order, under section 910(b) of the Federal Food, Drug, and Cosmetic (FD&C) Act.8 A PMTA must provide scientific data that demonstrates a product is appropriate for the protection of public health. In order to reach such a decision and to authorize marketing, FDA considers (per section 910(c)(4)), among other things:

●	Risks and benefits to the population as a whole, including people who would use the proposed new tobacco product as well as nonusers;

●	Whether people who currently use any tobacco product would be more or less likely to stop using such products if the proposed new tobacco product were available

●	Whether people who currently do not use any tobacco products would be more or less likely to begin using tobacco products if the new product were available; and

●	The methods, facilities, and controls used to manufacture, process, and pack the new tobacco product.

In 2021, FDA finalized a final PMTA rule that describes the required content, format and review of PMTAs. For FDA to complete a substantive review of a PMTA, the application must include the information described in the final rule.”9

[8]	See,https://www.fda.gov/tobacco-products/market-and-distribute-tobacco-product/premarket-tobacco-product -applications

[9]	See, https://www.fda.gov/tobacco-products/market-and-distribute-tobacco-product/premarket-tobacco-product-applications

Upon having sufficient data, the Company plans to file a PMTA for its iBlend™ cigarettes and expects to do so in 2026. Upon the Company obtaining FDA authorization of its Premarket Tobacco Product Application (PMTA) for its reduced-nicotine tobacco cigarette containing hemp, iBlend™ will be relevant and differentiated among all other reduced-nicotine tobacco cigarettes sold in the U.S. due to blends of reduced-nicotine tobacco and hemp which are covered by claims in our patents.

The timing for filing a PMTA for our iBlend™ vaporizer pods will depend on whether we (i) partner with and out-license our patent rights to a vaporizer manufacturer, other tobacco company, or other third party, (ii) obtain rights to our own vaporizer brand through a private label or joint venture agreement, and/or (iii) market our vaporizer pods for certain types of vaporizers of third parties. Unrelated to us, the FDA has authorized two PMTAs for reduced nicotine cigarettes (one non-menthol and one menthol of the same brand, VLN®).10

FDA Announced Nicotine Cap

The Tobacco Control Act, enacted in 2009, granted the U.S. Food and Drug Administration (FDA) the authority to regulate all tobacco products. The FDA announced on June 21, 2022 that it plans to establish a rule to limit the nicotine content of all combustible tobacco cigarettes sold in the United States.11 The result would be that all cigarette brands must undergo a drastic nicotine reduction of approximately 95% to render all legal cigarettes minimally or non-addictive.

The FDA reiterated these plans various times, including in a January 15, 2025 press release,12 in which the FDA issued a proposed rule that, if finalized, would make cigarettes minimally or nonaddictive by limiting the level of nicotine (~ 95% reduced), and previously on February 28, 2024 when the Director of the FDA Center for Tobacco Products, released “FROM A GLOBAL PERSPECTIVE” and declared, “We’re also working to introduce rulemaking to limit the amount of nicotine in cigarettes and certain other combustible tobacco products.”13

In the event the FDA finalizes and successfully implements this rule for “Reducing the addictiveness of cigarettes and other combusted tobacco products,” iBlend™ cigarettes, upon FDA authorization, could have much greater market potential in the United States, as cigarette smokers could only choose from among reduced-nicotine cigarettes. Upon such rule being implemented in the U.S. market, we believe many conventional cigarette smokers would migrate to different tobacco-product categories with full-strength nicotine levels, such as electronic cigarettes and oral electronic vaporizers, and other smokers would quit tobacco altogether.

[10]	See, https://www.fda.gov/news-events/press-announcements/fda-permits-sale-two-new-reduced-nicotine-cigarettes-through-premarket-tobacco-product-application

[11]	See, https://www.fda.gov/news-events/press-announcements/fda-announces-plans-proposed-rule-reduce-addictiveness-cigarettes-and-other-combusted-tobacco

[12]	See, https://www.fda.gov/news-events/press-announcements/fda-proposes-significant-step-toward-reducing-nicotine-minimally-or-nonaddictive-level-cigarettes

[13]	See, https://www.fda.gov/international-programs/global-perspective/fdas-engagement-global-tobacco-control-and-prevention-efforts

Intellectual Property

Our international patent portfolio includes two significant patent families, 35 issued patents, and various pending patent applications across the United States, Canada, Mexico, Brazil, Europe, United Kingdom, Switzerland, China, Russia, India, Japan, South Korea, Indonesia, Philippines, Australia, New Zealand and other jurisdictions. One patent family covers cigarettes comprising blends of reduced-nicotine tobacco and hemp, and the second covers vaporizer pods (for oral electronic vaporizers) comprising blends of reduced-nicotine tobacco and hemp. These patented products in development are primarily for assisting in smoking fewer cigarettes per day, reducing nicotine dependence and exposure, increasing quit attempts, and/or facilitating switching to less harmful tobacco products such as the IQOS® tobacco heating product (i.e., vaporizer) or VUSE® e-cigarettes.

Cabbacis LLC owns 7 United States patents. Five of these patents (10,878,717, 11,017,689, 10,777,091, 10,973,255 and 12,349,724) cover either cigarettes or vaporizer pods containing blends of reduced-nicotine tobacco and hemp. U.S. Patent No. 12,349,724 also covers vaporizer pods comprising of conventional-nicotine tobacco and hemp. Two other U.S. patents (10,820,624 and 10,897,925) have been granted to Cabbacis LLC and cover other tobacco products. Although counted as only 1 of the 35 issued patents granted to Cabbacis LLC, European Patent No. EP4027814 issued on July 19, 2023 for our vaporizer pods is valid in Austria, Belgium, Bulgaria, Denmark, Estonia, Finland, France, Germany, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Portugal, Slovenia, Spain, Sweden, Switzerland and the United Kingdom. We believe our products in development are patented in the most important tobacco markets in the world including the United States, Europe and China. The Company’s worldwide patents all expire approximately between July 2038 and September 2040.

Mr. Pandolfino, our CEO and the inventor of all Company-owned patents and patent applications, assigned all such patents and patent applications on a worldwide basis to Cabbacis LLC on January 14, 2021. This patent assignment was recorded at the United States Patent and Trademark Office (“USPTO”) on January 21, 2021 on Reel/frame 054983/0681. Sughrue Mion, PLLC filed this assignment at the USPTO and has filed and prosecuted all patent applications since 2018.

We own U.S. federal trademark registrations and applications and foreign trademark registrations and applications on the following marks referred to in this Offering Circular: “iBlend” and “Cabbacis” and our Company design logo, which is on the cover page of this Offering Circular. iBlend is registered or pending in 15 countries plus Europe. All other trademarks or trade names referred to in this Offering Circular are the property of their respective owners.

Modified Risk Tobacco Products

Upon positive and sufficient data generated by the Company, which may include studies from independent researchers, the Company plans to file a Modified Risk Tobacco Product (MRTP)14 application with the FDA first for its iBlend™ cigarettes and subsequently file a MRTP for its iBlend™ vaporizer pods. Independent researchers in the tobacco research space are generally eager to perform studies on potential MRTPs, and the Company believes this may be even more the case for our iBlend™ cigarettes since they are differentiated from other tobacco products by containing hemp, and due to the FDA announced nicotine rule to limit the nicotine content of all combustible tobacco cigarettes.

The timing of such Company MRTP filings and the subsequent final decisions by the FDA of whether or not to grant a MRTP designation for either of our products in development is uncertain at this time and depends on many factors, including the timing and results of iBlend™ studies, the timing and potential authorization of our Premarket Tobacco Product Applications (PMTAs), and whether or not the FDA proceeds with a rule to limit the nicotine content of all combustible tobacco cigarettes sold in the U.S. In any event, the Company does not anticipate filing any MRTP applications before 2026. In December 2021, unrelated to the Company, the FDA authorized two MRTP applications for reduced-nicotine cigarettes (one non-menthol and one menthol of the same brand, VLN®).15 Commercial distribution in the United States commenced shortly thereafter.

[14]	See, https://www.fda.gov/tobacco-products/advertising-and-promotion/modified-risk-tobacco-products

[15]	See, https://www.fda.gov/news-events/press-announcements/fda-authorizes-marketing-tobacco-products-help-reduce-exposure-and-consumption-nicotine-smokers-who

Our CEO and VP of Research & Development have supplied various researchers with reduced-nicotine cigarettes for more than ten years directly and indirectly through the Nicotine Research Cigarette project of the National Institute on Drug Abuse (“NIDA”). These cigarettes include SPECTRUM® research cigarettes, which were designed by Mr. Pandolfino and Dr. Moynihan and are still being purchased by NIDA. The Company believes the results of studies using SPECTRUM® and other cigarettes comprising reduced-nicotine tobacco such as Vector Tobacco’s QUEST 3 brand have provided the scientific basis for the FDA’s proposed rule to reduce the addictiveness of cigarettes discussed above. SPECTRUM® research cigarettes are not made or owned by the Company and are unrelated to the Company.

As outlined by the FDA, “A Modified Risk Tobacco Product (“MRTP”) application can be submitted by any person for a proposed MRTP seeking an FDA modified risk order, under section 911 of the Federal Food, Drug, and Cosmetic (FD&C) Act. An order permitting the sale of an MRTP refers to a single specific product, not an entire class of tobacco products (e.g., all smokeless products). An MRTP application must demonstrate that the product will or is expected to benefit the health of the population as a whole.

By law, FDA must make MRTP applications available (except information regarding trade secrets or otherwise confidential, commercial information) for public comment and also refer MRTP applications to the Tobacco Product Scientific Advisory Committee (TPSAC).

In order to reach a decision to authorize marketing of a proposed MRTP, the FDA must consider under section 911(g)(4) of the Federal Food, Drug, and Cosmetic (FD&C) Act:

●	the relative health risks to individuals of the tobacco product that is the subject of the application;

●	the increased or decreased likelihood that existing users of tobacco products who would otherwise stop using such products will switch to the tobacco product that is the subject of the application;

●	the increased or decreased likelihood that persons who do not use tobacco products will start using the tobacco product that is the subject of the application;

●	the risks and benefits to persons from the use of the tobacco product that is the subject of the application as compared to the use of products for smoking cessation approved as medical products to treat nicotine dependence; and

●	comments, data, and information submitted by interested persons.”

Government Regulations

In addition to the Tobacco Control Act, there are various other laws, regulations, rules and administrative practices in both the legal tobacco and hemp industries. As a (i) federally-licensed tobacco product manufacturer (Permit number TP-NY-20006 from the Alcohol and Tax and Trade Bureau (TTB) – a bureau under the U.S. Department of the Treasury), (ii) licensed New York State cigarette stamping agent, (iii) licensed New York State distributor of tobacco products (iv) and licensed New York State hemp grower, we are subject to various federal, state and local laws, regulations, rules and administrative practices affecting these licenses and our business and industry, and we must comply with all such laws, regulations, rules and administrative practices. This includes filing various monthly and bi-monthly activity reports with federal and state authorities. We will also be required to comply with all laws, regulations, rules and administrative practices of governmental authorities and agencies in any jurisdiction which we will conduct commercial activities in the future.

Product Development

We are carrying out product development activities for our iBlend™ cigarettes and iBlend™ vaporizer pods. See the sections above titled, “Premarket Tobacco Product Applications,” the “Company’s iBlend™ Products in Development and their Competitive Advantages,” and “Modified Risk Tobacco Products.”

VLN® is a reduced-nicotine cigarette brand unrelated to us, without any hemp, owned by 22nd Century Limited, LLC, and the only commercially available tobacco cigarette in the United States with at least 95 percent less nicotine content, as compared to the leading U.S. brands. Depending, in part, on the commercial availability of VLN® in the United States over the next three months or so from the date hereof, we are likely to develop and market a reduced-nicotine cigarette, little cigar, and/or vaporizer pod without hemp. We will closely monitor the national availability of VLN® and we expect to proceed with a reduced-nicotine cigarette without hemp in the United States if VLN® distribution is not at a national level. Internationally, the Company will explore opportunities, including out-licensing and partnerships, for product development and commercialization of our reduced-nicotine products (with and without hemp). In addition to our iBlend™ cigarettes and iBlend™ vaporizer pods, the Company is also considering the development of little cigars including hemp.

Sales and Marketing Strategy

We are currently a development stage company. Upon the Company obtaining FDA authorization of its Premarket Tobacco Product Application (PMTA) for its iBlend™ cigarette brand, we intend to commence sales and marketing of iBlend™ in the United States. The iBlend™ brand will be sold into the traditional convenience store and smoke shop channels. Licenses are typically required by states and some municipalities for retailers to sell tobacco products. In store displays at these retail locations will be utilized. We also intend to use social media targeting adult smokers to the extent we are permitted to do so. In parallel with these Company efforts, joint venture partners will also be sought out by the Company to assist in these marketing efforts. Out-licensing rights to iBlend™ and/or the Company’s patent rights are also being evaluated. The Company expects to file a PMTA for its iBlend™ vaporizer pods with the FDA subsequently to its PMTA filing for its iBlend™ cigarette brand. Upon the Company obtaining FDA authorization from its PMTA for its iBlend™ vaporizer pods, we intend to commence sales and marketing of iBlend™ vaporizer pods in the United States and utilize a similar strategy as that of our iBlend™ cigarette brand.

Internationally, we intend for distribution efforts for our iBlend™ cigarette brand to commence in the second half of 2025 when our U.S. packaging and tobacco-hemp blend for iBlend™ are nearly finalized. Depending on various factors on a country-by-country basis such as patent coverage, each country’s hemp laws and regulations, and import duties for tobacco leaf, as compared to finished cigarettes, we expect to either (i) export our tobacco-hemp blends and have a manufacturer produce the products in the same country or jurisdiction where they will be consumed or (ii) export our finished cigarettes. In some countries and jurisdictions, the Company may only be able to sell reduced-nicotine cigarettes without hemp due to the regulatory environment. The Company is identifying and intends to partner with strategic manufacturers, joint venturers, import agents and distributors which the Company believes will add value. Out-licensing our rights to iBlend™ and/or our patents will be important to having international success with our iBlend™ cigarette brand. Similar marketing strategies will be employed abroad, as in the United States, for iBlend™ where possible, and modifications will be made accordingly for local laws and regulations. As of the date hereof, we do not have any formal agreements regarding the international sales or marketing of our potential products.

Employees

As of the date hereof, we and our operating subsidiary, Cabbacis LLC, have 5 employees. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

Description of Property

Our principal executive offices, which includes our manufacturing facility, are located at 3193 Buffalo Avenue, Unit 1, Niagara Falls, New York 14303. We rent this space at the monthly rate of $534, under a two-year lease, which would have expired on October 31, 2023; however, there are three, separate one-year options. Three of the one-year options extending the lease were exercised extending the lease to October 31, 2026. The Company also has a satellite office in Clarence, New York where most of the day-to-day Company activities are carried out.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition, operating results or cash flows. However, lawsuits or any other legal or administrative proceeding, regardless of the outcome, may result in diversion of our resources, including our management’s time and attention.

MANAGEMENT

Set forth below is a list of names and ages, as of the date hereof, of our executive officers and directors, and a description of the business experience of each of them. Each director holds his or her office until he or she resigns or is removed and his or her successor is elected and qualified. Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position (1)
Joseph Pandolfino	57	Chief Executive Officer & Chairman of the Board
John (Jack) Manley, Jr.	68	Chief Financial Officer & Director
Michael Moynihan, PhD	72	Vice President of R&D & Director
Paul J. Eusanio	58	Director
Roger Black	69	Director

Joseph Pandolfino – Chief Executive Officer

Mr. Pandolfino is the founder and Chief Executive Officer of Cabbacis Inc and Cabbacis LLC. He is the inventor of the Company’s patents and leads the strategic direction of Cabbacis. He is also the founder, and was the first CEO of 22nd Century Group, Inc. (Nasdaq: XXII), and he led the process of 22nd Century becoming publicly traded in 2011. Under his leadership, the company up-listed to the New York Stock Exchange in 2013 and achieved a market capitalization of $373 million in 2014. At 22nd Century, he led negotiations to successfully out-license the company’s technology to British American Tobacco. Mr. Pandolfino previously founded and was president of Alternative Cigarettes, Inc (AC), a company that developed the lowest nicotine-content tobacco variety ever commercialized. A plant variety protection (PVP) certificate was granted from the USDA for such tobacco variety, and AC spun out the technology, plant variety rights, and related patent rights to 22nd Century. He has more than 30 years’ experience in all aspects of the tobacco industry, including product development and marketing, and also has considerable experience in both plant biotechnology and cannabis. Mr. Pandolfino rang the Closing Bell at the New York Stock Exchange on October 16, 2014. He holds a BS in Business from Medaille College and an MBA in Business with a concentration in Corporate Finance from the University at Buffalo.

John (Jack) Manley, Jr. – Chief Financial Officer

Mr. Manley has served as Chief Financial Officer of Cabbacis Inc since its incorporation and as Chief Financial Officer of Cabbacis LLC since November 2022. He has been a Business Strategist, Consultant and Advisor at Blackrock Capital, LLC since 2005. During this period, he held various positions in the real estate, mortgage banking, retail, warehousing, logistics and health care industries as a CEO, COO and CFO and oftentimes played a shared role. He has also worked as an independent contractor as a “turnaround” specialist. Mr. Manley has over 30 years’ experience establishing, managing, restructuring, and selling privately held businesses. Having founded U.S. Appraisal and serving as CEO, he launched this regional real estate valuation services company into a national mortgage-industry leader. He is committed to operational fundamentals and controls, with Big Four auditing experience at Deloitte. Mr. Manley holds a BS in Accounting from Niagara University and is a Certified Public Accountant, licensed by the New York State Education Department.

Michael R. Moynihan, PhD – Vice President of Research & Development

Dr. Moynihan has served as Vice President of Research and Development of Cabbacis Inc since its incorporation and as Research & Development Director of Cabbacis LLC since August 2021. He oversees all research and development activities. He has more than 30 years’ experience in all aspects of plant biotechnology, ranging from molecular genetics to development of novel consumer products. Dr. Moynihan led R&D efforts at 22nd Century Group for 11 years, during which he played a major role in the development and production of Nicotine Research Cigarettes with different nicotine contents for the National Institute on Drug Abuse (NIDA). The Nicotine Research Cigarette series included cigarettes with nicotine concentrations ranging from higher than average to less than 5 percent of typical commercial cigarettes. Data from studies using these cigarettes, much of it funded by the National Institutes of Health and the Center for Tobacco Products of the Food and Drug Administration, provided the foundation for the authorization and sale of a reduced-nicotine brand as a Modified Risk Tobacco Product (MRTP) in the United States. Dr. Moynihan’s other professional experience includes serving as Director of Biotechnology Development at Fundación Chile, Senior Project Director at InterLink Biotechnologies LLC, Principal Scientist, Cell Biology at EniChem Americas Inc., Visiting Research Fellow at the Institute for Molecular and Cellular Biology, Osaka University, Postdoctoral Associate in the Section of Plant Biology, Cornell University, and Postdoctoral Associate at the Center for Agricultural Molecular Biology, Rutgers University. Dr. Moynihan holds an ScB in Biology from Brown University and an MA and PhD in Biology from Harvard University.

Paul J. Eusanio – Director

Mr. Eusanio has served as a director of the Company since August 21, 2024. Mr. Eusanio has been a CPA for 30 years, including roles with two Big 4 firms, as well as a sole practitioner. He is currently Director of a mid-sized, full-service CPA firm in Western New York, Arcara Lenda Eusanio & Stacey CPAs. His practice focuses on tax planning, compliance and business advisory services, including transaction support, strategic and organizational planning. Mr. Eusanio is also a co-founder, principal and investor in other businesses, including two growing retail businesses. Mr. Eusanio has also served as part of a senior leadership team that founded and developed a rapid growth technology company, Integrated Delivery Technologies, Inc/ Cartel Network, operating a national electronic banking/transaction processing network. The company was sold to Fifth Third Bank and merged into its wholly owned subsidiary, Fifth Third Processing Solutions. He most recently also served as a Director for Buffalo Hearing & Speech from 2019 to 2023. Mr. Eusanio is well qualified to serve as director due to his extensive public accounting and financial experience and general business experience.

Roger Black – Director

Mr. Black has served as a director of the Company since September 6, 2024. He is a North Carolina State University, College of Agriculture and Life Sciences Research, Board Member, and a tobacco product development and scientific consultant. From June 2016 to December 2022, he held various positions at ITG Brands LLC, the third-largest American, tobacco-manufacturing company in the United States and an independent subsidiary of multinational Imperial Brands plc, including his last position of Director of Product Development & Science. He was a Product Development and Agronomy consultant from October 2008 to May 2016. Prior to that, Mr. Black held the positions of Vice President of Product Development at R.J. Reynolds Tobacco Company and Director of Product Development at Brown & Williamson Tobacco Corporation. He holds an M.S and B.S. in Agronomy and Crop Science from North Carolina State University. Mr. Black is well qualified to serve as a director of the Company due to his extensive experience in tobacco science and product development.

Involvement in Certain Legal Proceedings

During the past ten years, no director, executive officer, promoter or control person:

(1)	filed, or had filed against him or her, a petition under the Federal bankruptcy laws or any state insolvency law, or has a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(2)	was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	any Federal or State securities or commodities law or regulation;

ii.	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(8)	was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Bad Actor Disqualification

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

Board of Directors, Board Committees and Director Independence

Our Board of Directors currently consists of five (5) members, including three members of the Company’s management: Joseph Pandolfino, CEO and Chairman of the Board, John Manley, Jr., CFO and Director, and Michael R. Moynihan, PhD, VP of R&D and Director. On August 20, 2024, the Company’s Board consented, via unanimous written consent, to amend the Company’s Bylaws to increase the number of directors on its Board from three (3) to five (5). The Board of Directors elected Messrs. Paul J. Eusanio and Roger Black to fill those vacancies, and these two directorships were effective as of August 21, 2024 and September 6, 2024, respectively. The Board of Directors has determined that each of Messrs. Messrs. Eusanio and Black qualify as “independent” as defined by applicable rules of the Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission applicable to board service. There are no family relationships among any of our directors or executive officers.

On September 10, 2024, the Company’s Board of Directors ratified and approved the formation of its audit committee (the “Audit Committee”), the Audit Committee Charter, and the appointment of the following to serve as members of the Audit Committee: Paul J. Eusanio, Roger Black and John Manley, Jr. The Chair of the Audit Committee is John Manley, Jr., who serves at the pleasure of the Board. Our Board of Directors and Audit Committee meet the Corporate Governance Requirements of the OTCQB® Venture Market of having a board of directors that includes at least two Independent Directors and having an Audit Committee consisting of a majority of the members of which are Independent Directors.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors currently believes that our Company is best served by combining the roles of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that as our founder and Chief Executive Officer, Joseph Pandolfino, is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our Company, while our Chief Executive Officer brings company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board of Directors. The Board of Directors recognizes, however, that no single leadership model is right for all companies at all times. Accordingly, the Board of Directors intends to periodically review its leadership structure.

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. The Audit Committee also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available at our website at www.cabbacis.com. We expect that any amendments to the code of business conduct and ethics, or any waivers of its requirement, will also be disclosed on our website. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this Offering Circular.

EXECUTIVE COMPENSATION

Executive Officer and Director Compensation

The Company has not compensated its officers or directors for their services in cash; however, Cabbacis LLC and the Company have provided and issued officers equity-based compensation as shown in the table below. We do not have any formal compensation agreements or arrangements in place other than to reimburse reasonable expenses incurred by the Company’s officers and directors when those expenses are directly related to the Company.

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive and director officer during the year ended December 31, 2024, in all capacities of Cabbacis LLC and Cabbacis Inc for the accounts of our executives and directors.

Name	Capacities in which compensation was received	Cash Compensation ($)	Stock Award Compensation ($)	Other Compensation ($)		Total Compensation ($)
Joseph Pandolfino	CEO & Chairman	-	-	-		-
John Manley, Jr.	CFO & Director (1)	-	210,000	26,809	(2)	236,809
Michael R. Moynihan, PhD	VP, R&D & Director (3)	-	-	-		-
Paul J. Eusanio	Director (4)	-	-	-		-
Roger Black	Director (5)	-	-	-		-
Directors, as a group (5 persons)		-	210,000	26,809		236,809

(1)	Mr. Manley was granted 150,000 shares of common stock under the Company’s Equity Incentive Plan (“EIP”), which vested on August 21, 2024. An EIP expense of $236,809 was recognized in 2024.

(2)	Amount the Company paid, on Mr. Manley’s behalf, to cover his personal taxes for his stock grant.

(3)	Dr. Moynihan was granted 150,000 shares of common stock under the Company’s EIP, which vest on August 21, 2025. An EIP expense of $74,010 was recognized in 2024.

(4)	Mr. Eusanio was granted 75,000 shares of common stock under the Company’s EIP, which vest on August 21, 2025. An EIP expense of $37,005 was recognized in 2024.

(5)	Mr. Black was granted 75,000 shares of common stock under the Company’s EIP, which vested on March 6, 2025. An EIP expense of $59,500 was recognized in 2024.

Narrative Disclosure to Summary Compensation Table

Other than set out in the above compensation table, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers, other than our CEO, have been granted Company stock through the Company’s Equity Incentive Plan (EIP) in 2024 and may receive Company Stock or options at the discretion of our Board of Directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Outstanding Equity Awards

There are no outstanding options of the Company.

IRC Code Section 162(m)

Since the Company was incorporated in 2023, in fiscal 2017 we were not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). In making future compensation decisions, the Board of Directors will consider the potential impact of Section 162(m), as recently amended by the Tax Cuts and Jobs Act of 2017. Section 162(m) applies to certain corporations, including corporations with publicly traded securities, and generally, disallows the corporation from taking a tax deduction for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer, Chief Financial Officer and the next three mostly highly compensated officers (and those who have previously been covered by the Section 162(m) rules). As amended, Section 162(m) no longer provides an exception to the deductibility limitations for “performance-based” compensation, except for certain grandfathered arrangements under the transition rules. The Board of Directors, after considering the potential impact of the application of Section 162(m) and future guidance of the new rules, reserves the right to provide compensation to executive officers that may not be tax deductible if it believes providing that compensation is in the best interests of the Company and its stockholders. In addition, transition provisions under Section 162(m) for companies that become publicly-held through an initial public offering process may apply for a period of approximately three years following the consummation of our initial public offering (which is not guaranteed to occur) with respect to certain compensation arrangements that were entered into before such initial public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2023 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Item 3. Directors and Officers-Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the agreements (or forms of the agreements) have been filed as exhibits to the Offering Statement filed with the SEC on October 20, 2023, and are available electronically on the website of the SEC at www.sec.gov.

In 2024, officers contributed $600,000 for stock subscriptions in the Company’s Offering in exchange for 300,000 shares of Common Stock. The Company issued 450,000 shares of Common Stock to officers and directors via the Equity Incentive Plan. The Company recognized $407,324 of compensation expense related to these shares.

Prior to the Share Exchange during the year ending 2023, Company officers contributed cash of $182,489 and services valued at $104,507. After the Share Exchange during the year ending 2023, Company officers contributed $500,000 for stock subscriptions in the Company’s Offering.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 15, 2025 for: (1) each holder of more than 10% of our Common Stock; (2) each of our directors and director nominees; (3) each Named Executive Officer; and (4) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within 60 days of the date hereof. For purposes of computing the percentage of outstanding shares our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date hereof are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. Unless otherwise indicated, the business address of each person listed is in care of the Company at its corporate address in Niagara Falls, New York.

	Shares of Series A Preferred Stock Beneficially Owned (1)(2)		Shares of Common Stock Beneficially Owned (2)		Total Voting Power (3)
Name of Beneficial Owner	Number	(%)	Number	(%)	(%)
Joseph Pandolfino	462,536	77.1	4,816,972	68.0	73.7
John Manley, Jr.	23,092	3.8	357,831	5.1	4.3
Michael Moynihan, PhD	53,311	8.9	654,796	9.2	9.0
Paul J. Eusanio	-	-	75,000	1.1	0.39
Roger Black	-	-	75,000	1.1	0.39
Named Executive Officers, Directors and Director Nominees as a group (5 persons)	538,939	89.8%	5,979,599	84.5%	87.8%

1.	The Series A Preferred Stock is convertible to Common Stock at any time on a one-to-one basis.

2.	There are no options or warrants underlying the shares of the Series A Preferred Stock or Common Stock.

3.	Based on 7,081,243 shares of Common Stock and 600,000 shares of Series A Preferred Stock issued and outstanding as of October 15, 2025. Since our Series A Preferred Stock votes on a 20 for 1 basis, total voting power is based on a total of 19,081,243 votes outstanding.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our capital stock. Because this description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Securities,” you should refer to our Certificate of Incorporation, as amended, which is included as an exhibit to the Offering Circular, dated October 20, 2023, and our current Bylaws, which are included as an exhibit to the Form 1-U, dated September 18, 2024, and applicable provisions of Nevada law.

Our current authorized capital stock consists of fifty million (50,000,000) shares of Common Stock, par value $0.00001 per share, nine million four hundred thousand (9,400,000) shares of blank check preferred stock, par value $0.00001 per share, (the “Preferred Stock”) and six hundred thousand (600,000) shares of Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”). As of the initial filing date, there were 6,607,100 shares of Common Stock issued and outstanding and 600,000 shares of Series A Preferred Stock issued and outstanding, and as of October 15, 2025 there were 7,081,243 shares of Common Stock and 600,000 shares of Series A Preferred Stock issued and outstanding. All shares of our Common Stock and all shares of Series A Preferred Stock currently outstanding are fully paid and non-assessable.

Voting Rights. Each share of Common Stock entitles the holder thereof to one (1) vote. Each share of Series A Preferred Stock entitles the holder thereof to twenty (20) votes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and the Bylaws. In the election of directors, and for any other action, voting need not be by ballot. The Board of Directors has the exclusive power to amend or repeal the Bylaws, or to adopt new Bylaws. Stock options will be reserved for employees, directors and/or consultants of Cabbacis Inc and its affiliates.

Dividend Rights. Subject to preferences that may apply to shares of Preferred Stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets legally available at the time if, as and when dividends are declared to be paid by our Board of Directors.

Dividend Policy. No dividends have ever been paid on the Common Stock and the Company does not currently anticipate paying any cash or other dividends on the Common Stock. Future dividend policy will be determined by the Board of Directors of the Company in light of prevailing financial need and earnings, if any, of the Company and other relevant factors. Subscribers who anticipate the need for either immediate or future income in the form of cash dividends from an investment in the Company should not purchase the Securities offered hereby.

Preemptive Rights. Holders of our Common Stock are not entitled to preemptive rights and our Common Stock is not subject to redemption or conversion. There is no redemption or sinking fund provisions applicable to our Common Stock.

Rights upon Liquidation. Upon the liquidation, dissolution or winding-up of the Company, the holders of our Series A Preferred Stock and Common Stock are equally entitled to share pro-rata in all assets remaining after payment of all our debts and other liabilities and distributions to our preferred shareholders.

Conversion Rights. Our Common Stock is not convertible; however, our Series A Preferred Stock is convertible into that number of shares of Common Stock as is determined by multiplying the number of Series A Preferred Stock sought to be converted by the conversion price, which is equal to $0.01 per share. Each holder of Series A Preferred Stock can convert their shares of Series A Preferred Stock at any time and from time to time.

Anti-Takeover Effects of Provisions

Our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

Appointment and Removal of Directors

Our Bylaws provide that the number of directors constituting our Board of Directors shall be at least five (5), provided that the minimum or maximum number or both may be increased or decreased from time to time by an amendment to the Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any vacancy on our Board of Directors, including a vacancy resulting from an increase in the number of directors, will be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock). These provisions restricting the filling of vacancies will prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. In addition, our Bylaws provide that a member of our Board of Directors may be removed from office by our stockholders. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval. These additional shares may be used for a variety of corporate finance transactions, including general and administrative expenses, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Special meetings of stockholders may be called by the Board of Directors, any two directors, or the Chief Executive Officer. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Anti-Takeover Provisions

Nevada Revised Statutes

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combinations with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder.” Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our Articles of Incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there has been an extremely limited public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including any shares of Common Stock that may be issued upon the exercise of outstanding options and warrants in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

After this Offering, we will have outstanding approximately 10.36 million shares of our Common Stock, including the up to 3.75 million Shares of Common Stock that we are selling in this Offering. All of these shares of Common Stock will be freely tradable without restriction or further registration under the Securities Act, except for any shares owned or purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, as a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in either case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Common Stock that is being issued pursuant to this Offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our Common Stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our Common Stock.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this Offering Circular. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our Common Stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our Common Stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is not for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an entity or arrangement treated as a partnership;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner and the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our Common Stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our Common Stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

●	a Non-U.S. Holder holding our Common Stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

●	a Non-U.S. Holder that holds or receives our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively 5% or more of our outstanding Common Stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our Common Stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our Common Stock.

Distributions on Our Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to pay any cash dividends on our Common Stock. If we make distributions of cash or property (other than certain pro rata distributions of our Common Stock) with respect to our Common Stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Common Stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining excess will be treated as a gain from a disposition of our Common Stock subject to the tax treatment described below in “Dispositions of Our Common Stock.”

Distributions on our Common Stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our Common Stock.

Distributions on our Common Stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our Common Stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sales or other dispositions of our Common Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

●	the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our Common Stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our Common Stock at all times during the applicable period, provided that our Common Stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Federal Estate Tax

Our Common Stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding will not apply to payments of dividends on our Common Stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our Common Stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from sales or other dispositions of our Common Stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our Common Stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our Common Stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our Common Stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our Common Stock) and (ii) the gross proceeds from the sale or other disposition after December 31, 2018 of property that produces U.S.-source dividends (including sales or other dispositions of our Common Stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its Common Stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

PLAN OF DISTRIBUTION

Our company is offering a maximum of 3,750,000 Shares of Common Stock on a “best-efforts” basis, at a fixed price of $2.00 per Share and this Offering has a minimum purchase of $50,000 per investor; however, we may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. This Offering will terminate at the earliest of (a) the date on which the maximum Offering has been sold, (b) the date which is one year from the Offering Statement being qualified by the SEC or (c) the date on which the Offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Shares that we are required to sell in the Offering. All funds derived by us from the Offering will be immediately available for use by us, in accordance with the uses set forth in the section entitled “Use of Proceeds” of the Offering Circular. No funds will be placed in an escrow account during the Offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

We intend to sell the Shares in the Offering through Dawson and the efforts of our officers and directors. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Shares will also be offered by Dawson on a “best efforts” basis pursuant to the Placement Agent Agreement, in which we issued the Dawson Shares to Dawson, including two of its designees, at the time of signing and will pay them, concurrently with each closing of the Offering, a cash placement fee equal to 5% of the gross proceeds of such closing and an additional 2% on gross proceeds that exceed $3,500,000. In addition, we will also pay Dawson (i) up to $10,000 to cover their actual “road show” expenses in any offering; (ii) up to $10,000 for Dawson’s accountable legal and diligence expenses of the Offering; and (iii) up to $125,000 for Dawson’s legal and diligence expenses associated with a transaction related to the uplisting of the Common Stock, if such transaction is a firm commitment underwritten deal. Furthermore, if the Company uplists its Common Stock to the NYSE American or Nasdaq Capital Market, it will pay Dawson a cash fee equal to 7% of the aggregate gross proceeds raised in the transaction related to such uplisting. Dawson shall only be paid in connection with investments received from investors they introduce to the Company.

Pursuant to FINRA Rule 5110(e), the Dawson Shares shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by Dawson persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration under the Securities Act.

We or Dawson may also ask other FINRA member broker-dealers that are registered with the SEC to participate as soliciting dealers for the Offering.

Procedures for Subscribing

If you are interested in subscribing for the Shares in this Offering, please submit a request for information by email to John Manley, Jr. at: support@cabbacis.com, and all relevant information will be delivered to you by return email. Thereafter, should you decide to subscribe for the Shares, you are required to follow the procedures described in the subscription agreement included in the delivered information, which will include procedures for:

●	Electronically execute and deliver to us a subscription agreement; and

●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Conditioned upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

The Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our Company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of the Company and the Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

State Law Exemption and offerings to “Qualified Purchasers”

The Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, the Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers.”

“Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Shares to qualified purchasers in every state of the United States.

Issuance of Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue such investor’s purchased Shares in book-entry form.

Transferability of the Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Exchange Listing

As of the date hereof, there is a very limited, public-trading market in our Common Stock, and we cannot assure you that a liquid trading market will develop. Our Common Stock is currently listed on the OTCQB® Venture Market of the OTC Bulletin Board and is not listed on the NYSE or the Nasdaq stock market.

The OTC Markets is separate and distinct from the NYSE and Nasdaq stock market or other national exchanges. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq, New York Stock Exchange or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange or Nasdaq-listed securities.

Pricing of the Offering

Prior to the Offering, there has been an extremely limited public market for the shares of the Company. The Offering price was determined by the Company’s management. The principal factors considered in determining the Offering price include:

●	the information set forth in this Offering Circular;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	the worldwide market for our potential products;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development including our patent portfolio;

●	an assessment of our management including their experience in public companies;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

We intend to price the Offering prior to its qualification pursuant to Rule 253(b).

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there would be no limits on how many shares an investor may purchase if this Offering results in a listing of our Common Stock on Nasdaq or other national securities exchange. However, our Common Stock is listed on the OTCQB® Venture Market of the OTC Bulletin Board and will not be listed on Nasdaq, NYSE or other national securities exchange upon the qualification of this Offering by the SEC.

Therefore, for individuals who are not accredited investors, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below under “How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in this Offering. The only investors in this Offering exempt from this limitation are “accredited investors” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under “How to Calculate Net Worth”);

(iii)	You are an executive officer or general partner of the issuer or a director, executive officer or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; and/or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering Statement is qualified by the SEC and will terminate on the Termination Date.

No Selling Securityholders

Neither our Chief Executive Officer, Joseph Pandolfino, nor any other associated persons of Joseph, or any other person that is not associated with Joseph, will be selling securities in this Offering.

How to Calculate Net Worth

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Marketing and Advisory Services

On October 9, 2025, the Company entered into a consulting agreement with MZ Digital, LLC, pursuant to which MZ Digital shall provide certain website development, marketing and investor relations services for the Company for a period of six months, which will automatically renew for an additional six months unless terminated early by either party. To compensate MZ Digital for its services, the Company shall pay MZ Digital a $10,000 monthly retainer, once this offering statement is qualified, the Company issued MZ Digital 25,000 shares of the Company’s Common Stock upon the execution of the consulting agreement and shall remit an additional 25,000 shares to MZ Digital on the four-month anniversary of the agreement, so long as it remains active.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The financial statements of Cabbacis Inc for the years ending December 31, 2024 and 2023 appearing in this prospectus have been audited by Prager Metis CPA’s LLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting. The financial statements for the 6-month period ended June 30, 2025 are not audited.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in the Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of the Offering, we will be required to continue to file periodic reports, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports and other information about issuers, including us, that are filed electronically with the SEC. The address of this site is www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following mailing address:

Cabbacis Inc

7954 Transit Road, No. 316,

Williamsville, NY 14221

Attention: John Manley, Jr.

Phone Number: 716-320-5525

Cabbacis Inc

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 and 2023

CABBACIS INC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash	$668,508	$842,281
Prepaid expenses	44,914	1,757
Current portion of tax credit receivable	6,717	4,781
Total Current Assets	$720,139	$848,819

Grower deposits	15,024	-
Inventory	203,390	194,380
Property and equipment	253,990	253,990
Operating lease right-of-use asset	8,157	5,174
Patents	466,163	454,821
Other intangible assets, net	132,376	121,561
Long term portion of tax credit receivable	20,550	8,064
Total Assets	$1,819,789	$1,886,809

LIABILITIES AND EQUITY
Current Liabilities:
Operating lease obligation	$6,041	$5,174
Accrued expenses (Inclusive of $23,004 and $26,809 related party amounts as of June 30, 2025 and December 31, 2024, respectively)	191,117	148,746
Total Current Liabilities	197,158	153,920

Long-term Liabilities:
Operating lease obligation	2,116	-
Total Long-term Liabilities	2,116	-
Total Liabilities	$199,274	$153,920

Equity:
Common stock par value $0.00001 (50,000,000 shares authorized; 6,831,243 and 6,607,100 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	68	66
Series A Preferred stock par value $0.00001 (600,000 shares authorized; 600,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	6	6
Additional paid-in capital	3,927,503	3,304,319
Accumulated deficit	(2,307,062)	(1,571,502)
Equity:	1,620,515	1,732,889
Total Liabilities and Equity	$1,819,789	$1,886,809

CABBACIS INC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For the Six Months Ending	For the Six Months Ending
	June 30, 2025	June 30, 2024
Revenue	$-	$-

Operating Expenses:
Amortization	2,081	-
General and administrative	266,128	150,030
General and administrative - related party	96,496	-
Research and development	247,607	167,495
Research and development - related party	124,997	-
Total Operating Expenses	737,309	317,525

Loss from Operations	(737,309)	(317,525)

Other Income (Expense):
Interest income	9,097	18,058
Interest expense	(37)	-
Interest expense - related party	(7,286)	-
Total Other Income (Expense), net	1,774	18,058

Loss Before Income Taxes	(735,535)	(299,467)
Income tax expense	25	13
Net Loss	$(735,560)	$(299,480)

Loss per share:
Basic	$(0.12)	$(0.05)
Diluted	$(0.12)	$(0.05)

Weighted average shares outstanding:
Basic	6,360,158	5,924,471
Diluted	6,360,158	5,924,471

CABBACIS INC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

UNAUDITED

	Common Stock		Series A Preferred Stock			Additional	Accumulated	Total
	Number of Shares	Amount	Number of Shares	Amount	Stock Payable	Paid-In Capital	Equity (Deficit)	Equity (Deficit)
Balance at December 31, 2024	6,607,100	$66	600,000	$6	$-	$3,304,319	$(1,571,502)	$1,732,889
Contributed Capital	174,143	2				337,696		337,698
Stock Based Compensation	50,000					285,488		285,488
Net Loss							(735,560)	(735,560)
Balance at June 30, 2025	6,831,243	$68	600,000	$6	$-	$3,927,503	$(2,307,062)	$1,620,515

	Common Stock		Series A Preferred Stock			Additional	Accumulated	Total
	Number of Shares	Amount	Number of Shares	Amount	Stock Payable	Paid-In Capital	Equity (Deficit)	Equity (Deficit)
Balance at December 31, 2023	5,400,000	$54	600,000	$6	$678,866	$1,552,725	$(655,616)	$1,576,035
Contributed Capital	607,450	6			(678,866)	1,109,450		430,590
Net Loss							(299,480)	(299,480)
Balance at June 30, 2024	6,007,450	$60	600,000	$6	$-	$2,662,175	$(955,096)	$1,707,145

CABBACIS INC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Six Months Ending	For the Six Months Ending
	June 30, 2025	June 30, 2024
Cash flows from operating activities
Net loss	$(735,560)	$(299,480)

Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Amortization	2,081	-
Non-cash related party interest expense	7,286	-
Stock based compensation	285,488	-
Changes in operating assets and liabilities:
Prepaid expenses	(43,157)	(6,635)
Offering receivable	-	2,500
Due from related party	-	(106)
Grower deposits	(15,024)	(15,024)
Inventory	(9,010)	(7,632)
Tax credit receivable	(14,422)	(6,065)
Accrued expenses (June 30, 2025 figure is inclusive of ($3,805) related party amount)	42,370	40,463
Net cash used in operating activities	(479,948)	(291,979)

Cash flows from investing activities:
Acquisition of patents	(11,342)	(5,935)
Acquisition of other intangible assets	(12,895)	(12,801)
Net cash used in investing activities	(24,237)	(18,736)

Cash flows from financing activities:
Offering costs	(10,588)	-
Issuance of convertible promissory note to related party for cash proceeds	341,000	-
Issuance of common stock for cash proceeds	-	430,590
Net cash provided by financing activities	330,412	430,590

Net increase (decrease) in cash	(173,773)	119,875
Cash, beginning of period	842,281	701,973
Cash, end of period	$668,508	$821,848

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$25	$13

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Related-party convertible promissory note with principal balance of $341,000 and accrued interest of $7,286 was converted into 174,143 shares of Common Stock.	$348,286	$-

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cabbacis Inc (the “Company”) was incorporated in the State of Nevada in 2023, and Cabbacis LLC, the operating company organized in the State of New York in January 2021, became a wholly-owned subsidiary of Cabbacis Inc in August, 2023. Cabbacis LLC is a development stage, federally-licensed, tobacco product manufacturer committed to developing and commercializing consumer acceptable Modified Risk Tobacco Products (MRTPs). The Company’s mission is to reduce the harm caused by smoking with its proprietary reduced-nicotine cigarettes and vaporizer pods in development and to secure FDA authorization to sell its products in the United States through the Premarket Tobacco Product Application (PMTA) process.

Cabbacis has not commercialized its products which it is developing under the iBlend™ brand name. The Company’s primary focus is the development of cigarettes with blends of (i) reduced-nicotine tobacco containing about 95 percent less nicotine than that of leading U.S. brands and (ii) very-low THC cannabis (commonly known as “hemp”), which is not intoxicating since it contains less than 0.3 percent THC. Hemp became legal on a national level in the United States under the Agriculture Improvement Act of 2018, which is commonly known as the “2018 Farm Bill.”

The U.S. Securities and Exchange Commission (the “SEC”) qualified the Company’s stock offering pursuant to Regulation A (Tier 2) on June 3, 2025, and the offering consists of up to 3.75 million shares of Common Stock of Cabbacis Inc at $2.00 per share (the “2025 Offering”) over the following year from the SEC qualification date.

Cabbacis contracted the Rose Research Center to carry out a pilot clinical trial on 16 smokers exclusively using four types of reduced-nicotine tobacco cigarettes made by Cabbacis during 3-hour ad libitum use sessions, which followed overnight abstinence from their usual brand cigarette. The nicotine content of all types was reduced by approximately 95 percent, as compared to the average of mainstream American brands. Three iBlend™ cigarette types contained reduced-nicotine tobacco and each type had a different level of hemp (5%, 10% and 20%), and the fourth cigarette type contained reduced-nicotine tobacco without any hemp. All cigarettes exclusively contained patent-pending tobacco licensed by Cabbacis and grown by its contracted farmers.

Participants across all four cigarette types reported a significant reduction in craving for their usual brand of cigarettes which was sustained over the 3-hours of ad libitum use of the study cigarettes. All four Cabbacis cigarette types were rated higher for satisfaction on the standardized mCEQ questionnaire than has been previously reported in the literature with other 95 percent reduced-nicotine cigarettes. An unexpected positive result of the study was that the use of the three iBlend™ hemp-containing cigarettes (5%, 10% and 20%) resulted in lower exhaled carbon monoxide (CO) levels, as compared to CO levels measured after use of the 0-percent hemp cigarettes, with the reduction in the 20-percent hemp iBlend™ cigarette being statistically significant at the 95 percent confidence level.

The Company is also developing pods for oral electronic vaporizers which contain similar blends of reduced-nicotine tobacco and hemp. Once its iBlend™ reduced-nicotine cigarettes, and separately its iBlend™ vaporizer pods, are commercialized in the United States through the PMTA process, and upon sufficient data on the products, the Company intends to file for FDA authorizations to market these iBlend™ products as MRTPs. Cabbacis LLC owns a wide range of issued product patents and pending patent applications across the United States, Canada, Mexico, Brazil, Europe, United Kingdom, Switzerland, China, Russia, India, Japan, South Korea, Indonesia, Philippines, Australia, New Zealand and other jurisdictions pertaining to these novel reduced-nicotine tobacco products.

Liquidity

On March 31, 2025, the Company issued an unsecured, convertible promissory note of $341,000 (“Principal Amount”) to an officer of the Company (the “Convertible Note”). The Convertible Note had a scheduled maturity date of April 30, 2026, and the Principal Amount bore interest at twelve percent (12%) per annum. Under the terms of the Convertible Note, the lender could elect to convert all or any portion of the Principal Amount, plus accrued interest (“Amount Owed”), to shares of Common Stock of the Company at any time. The conversion price was the price per share of Common Stock that the U.S. Securities and Exchange Commission (“SEC”) qualified the Company’s Regulation A 2025 Offering, which was $2.00 per share (the “Conversion Price”). On June 6, 2025, the lender converted the entire Principal Amount with accrued interest which equaled an Amount Owed of $348,286 into 174,143 shares of Common Stock as part of the 2025 Offering.

The Company does not anticipate significant product revenue within the one-year period after the financial statements are available to be issued. Additionally, recurring operating losses and negative cash flows from operating activities are adverse conditions that may raise substantial doubt about an entity’s ability to continue as a going concern. To maintain liquidity and financial flexibility, the Company has adopted a target of maintaining one year of operating cash as of the date financial statements are available to be issued to fund operations for a period of at least 12 months. The following items are considered when the Company determines the amount of cash needed to sustain at least one-year of operating cash: the current financial condition as of the date its financial statements are available to be issued, conditional and unconditional obligations due or anticipated within one year after the date the financial statements are available to be issued, including operating costs, funds necessary to maintain patents and to prosecute patent applications of Cabbacis LLC, research and development costs, and a ten percent reserve for unforeseen events. As of September 18, 2025, the Company had $651,231 of cash on hand. Management has determined that relevant conditions and events, considered in the aggregate, indicate that it is probable that the Company will be able to meet its obligations as they become due within one year after the date that the financial statements are issued.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Cabbacis LLC. All intercompany transactions and balances were eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, and the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and have not experienced any losses in our accounts. We believe the Company is not exposed to any significant credit risk on cash.

Research and Development

Research and development costs are expensed when incurred. Research and development costs include costs related to clinical studies, developing and improving plant lines, testing tobacco and hemp plant materials and tobacco products in development, in-licensing intellectual property, filings with the U.S. Food and Drug Administration (FDA), and other technical activities to develop new products or make improvements to existing products in development.

Grower Deposits

The Company capitalizes down payments made to tobacco farmers for tobacco plantings that are in the process of being grown for the Company’s tobacco leaf inventory. The final amount due to the Company’s tobacco farmers is based on the final weight of the cured tobacco crop accepted by the Company. Grower deposits are reallocated to inventory upon delivery of the tobacco.

Inventory

Inventory as of June 30, 2025 consisted primarily of cured tobacco leaf and some tobacco stem from our tobacco plantings. Inventory is valued at the lower of historical cost or net realizable value. Write-offs were not required as of June 30, 2025, and it has been determined that no impairment exists as of June 30, 2025.

Patent Costs

The Company capitalizes legal fees associated with the filing and prosecution of its patent applications if a positive outcome is probable. The Company will begin amortization of its patents when the Company commercializes the patents. Commercialization will be achieved either when the Company has systems, inventory and means of supply in place to accept customers or upon the Company out-licensing rights to its patent portfolio pursuant to licensing agreement(s). Abandoned patents without issued or pending descendants are written off.

Other Intangible Assets

Intangible assets are reviewed for strategic importance and commercialization opportunity prior to expiration. If it is determined that the asset no longer supports the Company’s strategic objectives and/or will not be commercially viable prior to expiration, the asset is impaired. In addition, the Company will assess the expected future undiscounted cash flows for its intellectual property based on consideration of future market and economic conditions, competition, federal and state regulations, and licensing opportunities. If the carrying value of such assets is not recoverable, the carrying value will be reduced to fair value and the difference is recorded as an impairment. The Company’s other intangible assets consist of trademarks, domain name, logo design and website development. All are indefinite-lived, except website development, which is being amortized on a straight-line basis over three years.

Property and equipment

Property and equipment are recorded at their acquisition cost. The Company will begin depreciation of its property and equipment when commercial production of tobacco products for sale to customers commences.

Leases

The Company adopted ASC 842 Leases during the year ending December 31, 2022. Adoption did not impact retained earnings or cause restatement of prior financials. The Company determines if an arrangement is a lease at inception. The Company’s operating lease is reported in the long-term assets, current liabilities and long-term liabilities sections of the balance sheet ending June 30, 2025. Operating lease right-of-use assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As our lease does not provide an implicit rate, we use the prime rate as of the lease commencement date.

Convertible Promissory Note

In accordance with ASU 2020-06, the Company accounted for its convertible promissory note wholly as a liability, with no separation of embedded conversion features. Upon conversion, the carrying amount of the note was reclassified from liability to common stock and additional paid-in capital, inclusive of accrued interest.

Stock-Based Compensation

Stock-based compensation expense is measured based on the grant-date fair value of the respective awards and recognized over the requisite service period. The Company accounts for forfeitures as they occur.

Income Taxes

Prior to the Share Exchange, Cabbacis LLC was treated as a partnership for federal and state income tax purposes. Consequently, federal income taxes were not payable by, or provided for, by the Company. Members were taxed individually on their respective shares of the Company’s earnings. The Bipartisan Budget Act of 2015 allows the Internal Revenue Service to collect member taxes directly from the Company if an audit adjustment is found.

Final partnership tax returns were filed for Cabbacis LLC, which reported activity from January 1, 2023 through August 30, 2023, the date of the Share Exchange. Post Share Exchange, Cabbacis LLC became wholly owned by Cabbacis Inc and all activity was consolidated and reported on the Company’s accrual-basis corporation tax return. As a corporation, all income taxes are payable by the Company. Management has determined that the Company does not have any uncertain tax positions as of June 30, 2025 or December 31, 2024. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by taxing authorities or that the Company or the former Cabbacis LLC members will not be subject to additional tax, penalties, and interest because of any such challenges.

Recently Adopted Accounting Standards

The Company has reviewed all recently issued accounting pronouncements and concluded that they were either not applicable or not expected to have a material impact on its consolidated financial statements.

Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires additional income tax disclosures, including a detail of income taxes paid by jurisdiction. ASU No. 2023-09 is effective for annual reporting periods beginning after December 15, 2024.

In November 2024, the FASB issued ASU 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses.” ASU 2024-03 requires additional detailed disclosures for certain types of expenses commonly presented in expense captions, such as research and development, employee compensation, etc. This standard update will be effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027.

In November 2024, the FASB issued ASU No. 2024-04, “Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments,” which clarifies the accounting requirements related to the settlement of a debt instrument as an induced conversion. ASU No. 2024-04 is effective for annual reporting periods beginning after December 15, 2025.

The Company is evaluating the impact of these standards on its financial statements.

Earnings (Loss) Per Share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding for the period, excluding common stock equivalents. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period plus the weighted average number of dilutive common stock equivalents outstanding for the period, which is determined using the treasury-stock method. For periods with a net loss, dilutive common stock equivalents are excluded from the diluted EPS calculation. Shares of Series A Preferred Stock and unvested common shares issued under the Equity Incentive Plan are considered dilutive common stock equivalents.

NOTE 3 – GROWER DEPOSITS

The Company made downpayments of $15,024 during the six-month period ending June 30, 2025, to a tobacco farmer for tobacco plantings that are in the process of being grown for the Company’s tobacco leaf inventory.

NOTE 4 – INVENTORY

Inventory at June 30, 2025 and December 31, 2024 consisted of the following:

Description	June 30, 2025	December 31, 2024
Cured Tobacco	$194,380	$194,380
Seed	9,010	-
Total	$203,390	$194,380

NOTE 5 – COMPANY OFFERING

The Company’s 2025 Offering was qualified by the SEC on June 3, 2025 and allowed up to 3.75 million shares (par value $0.00001 per share) of common stock of Cabbacis Inc (the “Common Stock”) to be offered and sold to investors at a purchase price of $2.00 per share. The shares of Common Stock are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier II offerings and is pursuant to an offering circular filed with the SEC on May 23, 2025. The shares of Common Stock are being issued to purchasers who satisfy the requirements as set forth in Regulation A. The minimum subscription is $50,000; however, the Company reserves the right to waive such minimum purchase requirement on a case-by-case basis at its sole discretion. As of June 30, 2025, the Company received a subscription for its 2025 Offering of $348,286, which was converted from a related-party convertible promissory note. The Company incurred 2025 Offering costs of $10,588 during the six-month period ending June 30, 2025.

The Company’s 2023 Offering was qualified on November 13, 2023 and concluded on November 13, 2024. It generated gross proceeds of $1,464,200. The Company incurred costs of $105,444 related to the offering.

NOTE 6 – TAX CREDIT RECEIVABLE

The Company qualifies for a payroll tax credit relating to its research and development expenditures. The Company will receive a reduction in federal payroll tax withholdings each pay period until the credit is fully realized.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2025 and December 31, 2024 consisted of the following:

Description	June 30, 2025	December 31, 2024
Manufacturing Equipment	$250,000	$250,000
Fixtures	3,990	3,990
Total	$253,990	$253,990

The manufacturing equipment and fixtures were not in service as of June 30, 2025. Once placed in service, they will be depreciated on a straight-line basis over a 10-year estimated useful life.

NOTE 8 – PATENTS

The Company’s worldwide patents and patent applications for cigarettes and pods (for oral electronic vaporizers), both comprising blends of reduced-nicotine tobacco and hemp, are filed or issued in the United States, China, Europe and eleven other countries. The Company’s patented products in development are primarily to facilitate smokers to smoke less, quit or switch to less harmful smoke-free products such as tobacco heating products or e-cigarettes. During the year ending December 31, 2024, the Company wrote off $8,667 of patent costs related to a patent application that was abandoned by the Company. The write off was allocated to research and development expense. The Company will begin amortization of its patents upon Commercialization. Patents will be amortized over their useful lives which conclude at their expiration in 2038 through 2040. Commercialization of the Company’s patents is anticipated to be in 2026.

Description	June 30, 2025	December 31, 2024
Beginning Balance	$454,821	$432,856
Legal Costs Capitalized	11,342	30,632
Cost of Abandoned Patents, Written Off	-	(8,667)
Ending Balance	$466,163	$454,821

NOTE 9 – OTHER INTANGIBLE ASSETS

Other intangible assets at June 30, 2025 and December 31, 2024 consisted of the following:

June 30, 2025

Description	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite-lived:
Website Development	$12,484	$(2,081)	$10,403
Total Definite-lived	$12,484	$(2,081)	$10,403
Indefinite-lived:
Trademarks			$99,973
Domain Name			18,000
Logo Design			4,000
Total Indefinite-lived			$121,973
Total Other Intangible Assets, net			$132,376

December 31, 2024

Description	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite-lived:
Website Development	$12,484	$-	$12,484
Total Definite-lived	$12,484	$-	$12,484
Indefinite-lived:
Trademarks			$87,077
Domain Name			18,000
Logo Design			4,000
Total Indefinite-lived			$109,077
Total Other Intangible Assets, net			$121,561

NOTE 10 – COMMITMENTS

Manufacturing Space Lease

The Company leases manufacturing space in Niagara Falls, New York. The leased space is an enclosed portion of a much larger building. The initial lease term was October 2021 thru October 2023 with three separate one-year options to renew under the same terms. The Company exercised three of these options to renew the lease for the periods of November 1, 2023 thru October 31, 2026. As per ASC 842, the June 30, 2025 balance sheet contains a right-of-use asset as well as current and long-term lease liabilities pertaining to the lease term. Lease expense was $3,204 for the six-month period ending June 30, 2025 and $6,408 for the year ending December 31, 2024. Future minimum lease payments for the lease renewal period total $8,544, as of June 30, 2025. The Company also has a rent-free, satellite office in Clarence, New York which is owned by the CEO and is where a large portion of the Company’s day-to-day activities are carried out.

Tobacco and Hemp Production

The Company has contracted with tobacco and hemp growers for the 2025 growing season, and the Company expects to purchase approximately $100,000 of product from these parties. Since tobacco and hemp are agricultural products which are susceptible to weather and pest conditions thereby affecting yields, and the contracted parties are paid on a per-pound basis of the cured/harvested crops, the actual cost to the Company fluctuates from original estimates.

Cabbacis Clinical Trial

Cabbacis LLC contracted the Rose Research Center, LLC to carry out a study of reduced-nicotine tobacco cigarettes containing hemp. The Rose Research Center specializes in tobacco research including research on smokers, addiction, smoking cessation, tobacco harm reduction and the use of novel tobacco products. The Rose Research Center is led by Dr. Jed Rose, a co-inventor of the nicotine patch and a leading investigator of reduced-nicotine cigarettes with more than thirty years of experience in the space. After planning and preparation, the clinical portion of the study commenced in February 2025 comparing the effects of inclusion of different proportions of hemp and reduced-nicotine tobacco on smokers’ perceptions of the cigarettes and smoking behavior. Prior to the commencement of the study, Cabbacis and Dr. Jed Rose had an in-person meeting on December 16, 2024 with the Center for Tobacco Products of the FDA to review the Company’s Investigative Tobacco Product submission. The study concluded in July 2025 and the total cost was $338,269. During the six-month period ending June 30, 2025 and the year ending December 31, 2024, the Company incurred costs of $216,064 and $122,010, respectively.

License Agreement

The Company entered into an Option and Material Transfer Agreement (“Agreement”) with North Carolina State University (“NCSU”) in March 2023 for a novel reduced-nicotine plant line. Pursuant to the Agreement, the Company entered into a royalty-bearing license agreement with NCSU in June 2024 and paid NCSU an upfront license fee of $50,000 (the “License Agreement”). During the term of the License Agreement for this novel reduced-nicotine plant line and related intellectual property rights, the Company is responsible for the payment of all fees and costs of any patent and plant variety right applications filed by the university. In addition, the Company will pay NCSU annual maintenance fees starting in 2026, running royalties on sales and milestone payments. The territory under the License Agreement is worldwide and the term is for twenty years or upon expiration of the last-to-expire patent or plant variety rights, whichever is longer.

NOTE 11 – EQUITY

Contributions of Cash

In both of the Company’s stock offerings, shares of Common Stock were sold to investors at a purchase price of $2.00 per share. During the year ending December 31, 2024, the Company’s Common Stock was subscribed to by investors in the 2023 Offering for gross proceeds of $708,700 and the Company incurred 2023 Offering costs of $28,810.

Convertible Promissory Note

On March 31, 2025, the Company issued an unsecured, convertible promissory note of $341,000 (“Principal Amount”) to an officer of the Company (the “Convertible Note”). The Convertible Note had a scheduled maturity date of April 30, 2026 (“Maturity Date”), and the Principal Amount bore interest at twelve percent (12%) per annum. The lender had the option to elect to convert all or any portion of the Principal Amount, plus accrued interest (“Amount Owed”), to shares of Common Stock of the Company. The conversion price was to be equal to the price per share of Common Stock that the U.S. Securities and Exchange Commission (“SEC”) qualified the Company’s Regulation A 2025 Offering. In the event the Company did not file a Regulation A offering with the SEC before the Maturity Date or the SEC did not qualify the Company’s Regulation A offering before the Maturity Date, the entire Amount Owed was to be due and payable to the lender on the Maturity Date.

At issuance, the Company received cash proceeds of $341,000, which was recorded as a liability on the balance sheet. On June 6, 2025, the lender elected to convert the entire principal amount of the note plus accrued interest of $7,286 into Common Stock at a conversion price of $2.00 per share, which was equal to the price per share of the Company’s Common Stock per the Company’s Regulation A 2025 Offering as of the conversion date. The Company issued 174,143 shares of Common stock (170,500 shares for principal and 3,643 shares for accrued interest) in full settlement of the note. Upon conversion, the carrying amount of the Convertible Note was reclassified from liabilities to common stock and additional paid-in capital, inclusive of the accrued interest amount. The additional paid in capital figure was reported net of $10,588 2025 Offering costs associated with the Company’s offering that commenced in June 2025. No gain or loss was recognized on the conversion.

Following the conversion, the Company had no outstanding convertible debt as of June 30, 2025.

Equity Incentive Plan

On July 12, 2024, the Company’s Board of Directors approved the 2024 Equity Incentive Plan (the “Plan”) to encourage selected employees, officers, directors and consultants of the Company to acquire a proprietary interest in the growth and performance of the Company to generate an increased incentive to contribute to the Company’s future success. The Company believes the Plan will enhance the value of the Company and the Company’s ability to attract and retain exceptionally qualified individuals. The Plan allows a maximum of 1,750,000 shares of common stock of the Company, which may include equity derivatives on a one-to-one basis, to be granted, and no award shall be granted after July 22, 2029. The Company recognizes compensation expense on a straight line-basis over the vesting period.

In 2024, the Company granted 475,000 shares of Common Stock to officers and directors under its Equity Incentive Plan, and 150,000 shares vested in 2024. In the six-month period ending June 30, 2025, the Company granted 50,000 shares via this plan and 125,000 Equity Incentive Plan shares vested.

The Company recognized stock-based compensation expense of $285,488 during the six-month period ending June 30, 2025 and $392,850 during the year ending December 31, 2024. Unrecorded compensation related to unvested shares was $56,663 and $272,150 as of June 30, 2025 and December 31, 2024, respectively. These costs are expected to be recognized over a weighted-average period of 1.7 months and 6.8 months from June 30, 2025 and December 31, 2024, respectively. The grant-date fair value of shares granted, issued and vested during the six-month period ending June 30, 2025 and the year ending December 31, 2024 was $1.40 per share.

The Company accounts for forfeitures as they occur due to a limited history of forfeitures. To date there have been no forfeitures.

Stock based compensation share activity:

Equity Incentive Plan	June 30, 2025	December 31, 2024
Beginning Balance of Unvested Shares	325,000	-
Shares Granted and Issued	50,000	475,000
Shares Vested	(125,000)	(150,000)
Ending Balance of Unvested Shares	250,000	325,000

NOTE 12 – RELATED PARTIES

On March 31, 2025, the Company issued an unsecured, convertible promissory note of $341,000 to an officer in exchange for cash proceeds. The $341,000 principal and $7,286 accrued interest were converted into 174,143 shares of Common Stock on June 6, 2025.

During the six-month period ending June 30, 2025, the Company recognized $221,493 of compensation expense related to shares of Common Stock issued to officers and directors during 2024, via the Equity Incentive Plan. $23,004 of this compensation expense is reported in accrued expenses on the June 30, 2025 balance sheet.

In 2024, officers contributed $600,000 for stock subscriptions in the Company’s 2023 Offering in exchange for 300,000 shares of Common Stock. The Company also issued 450,000 shares of Common Stock to officers and directors via the Equity Incentive Plan. The Company recognized $407,324 of compensation expense related to these shares. $26,809 of this compensation expense is reported in accrued expenses on the December 31, 2024 balance sheet.

NOTE 13 – DEFERRED TAXES

Deferred tax assets are comprised of the following:

Deferred Taxes	June 30, 2025	December 31, 2024
Temporary Differences in GAAP & Tax Value of Assets and Liabilities (Net)	$206,481	$209,677
Net Operating Loss Carryforwards	126,662	2,117
Valuation Allowance	(333,143)	(211,794)
Net Deferred Tax Asset	$-	$-

NOTE 14 – EARNINGS (LOSS) PER SHARE

Basic and diluted weighted-average shares outstanding for the six-month periods ending June 30, 2025 and June 30, 2024 are 6,360,158 and 5,924,471, respectively. Basic and diluted earnings (loss) per share for the six-month periods ending June 30, 2025 and June 30, 2024 are ($0.12) and ($0.05), respectively. If diluted common stock equivalents were included, weighted average shares outstanding for the six-month periods ending June 30, 2025 and June 30, 2024 would be 7,299,791 and 6,524,471 respectively.

Reconciliation of common shares used to determine basic earnings (loss) per share:

Description	June 30, 2025	June 30, 2024
Number of issued common shares reported on balance sheet	6,831,243	6,007,450
Unvested common shares as of balance sheet date	(250,000)	-
Number of issued common shares used to determine basic earnings (loss) per share	6,581,243	6,007,450

NOTE 15 – SUBSEQUENT EVENTS

Subsequent events were evaluated through the date the financial statements were available to be issued.

250,000 shares of Common Stock previously issued in 2024 under the Equity Incentive Plan vested in August 2025.

On August 15, 2025, the Company engaged Dawson James Securities, Inc., a broker-dealer registered with the SEC and a member of FINRA, as the Company’s (i) non-exclusive broker-dealer on a best efforts basis in connection with the Regulation A 2025 Offering qualified by the SEC on June 3, 2025 and (ii) exclusive financial advisor, lead or managing underwriter and/or book runner and investment banker in connection with any proposed offering of any equity or equity-linked securities of the Company in connection with any uplisting (i.e., to the NYSE American or NASDAQ Capital Market) financing transaction of the Company. Pursuant to the terms of the engagement, the Company issued 100,000 shares of restricted common stock of the Company to Dawson James as an initial retainer. The engagement is for a period of eighteen months.

In September 2025, two investors subscribed to the Company’s 2025 Offering for a cumulative of $100,000 for 50,000 shares of Common Stock, and an officer contributed $200,000 for a stock subscription in exchange for 100,000 shares of Common Stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Cabbacis, Inc. and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cabbacis, Inc. and Subsidiary (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in equity, and cash flows for each of the two years ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2022.

Hackensack, New Jersey

April 10, 2025

CABBACIS INC

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash	$842,281	$701,973
Prepaid expenses	1,757	-
Offering receivable	-	2,500
Current portion of tax credit receivable	4,781	551
Total Current Assets	848,819	705,024

Inventory	194,380	140,881
Property and equipment	253,990	253,990
Operating lease right-of-use asset	5,174	5,179
Patents	454,821	432,856
Other intangible assets	121,561	91,094
Long term portion of tax credit receivable	8,064	1,927
Total Assets	$1,886,809	$1,630,951

LIABILITIES AND EQUITY
Current Liabilities:
Operating lease obligation	$5,174	$5,179
Accrued expenses	148,746	49,737
Total Current Liabilities	153,920	54,916
Total Liabilities	$153,920	$54,916

Equity:
Common stock par value $0.00001 (50,000,000 shares authorized; 6,607,100 and 5,400,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively)	66	54
Series A Preferred stock par value $0.00001 (600,000 shares authorized; 600,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively)	6	6
Stock payable, net (inclusive of related party amount of $500,000 (gross))	-	678,866
Additional paid-in capital	3,304,319	1,552,725
Accumulated deficit	(1,571,502)	(655,616)
Equity:	1,732,889	1,576,035
Total Liabilities and Equity	$1,886,809	$1,630,951

CABBACIS INC

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Twelve Months Ending	For the Twelve Months Ending
	December 31, 2024	December 31, 2023

Revenue	$-	$-

Operating Expenses:
General and administrative	297,537	240,115
General and administrative - related party	333,314	78,572
Research and development	251,603	35,552
Research and development - related party	74,010	25,935
Total Operating Expenses	956,464	380,174

Loss from Operations	(956,464)	(380,174)

Other Income:
Interest income	40,591	1,106
Total Other Income	40,591	1,106

Loss Before Income Taxes	(915,873)	(379,068)
Income tax expense	13	-
Net Loss	$(915,886)	$(379,068)

CABBACIS INC

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Common Stock		Series A Preferred Stock			Additional	Accumulated	Total
	Number of Shares	Amount	Number of Shares	Amount	Stock Payable	Paid-In Capital	Equity (Deficit)	Equity (Deficit)
Balance at December 31, 2023	5,400,000	$54	600,000	$6	$678,866	$1,552,725	$(655,616)	$1,576,035
Contributed Capital	732,100	8			(678,866)	1,358,749		679,891
Stock Based Compensation	475,000	4				392,845		392,849
Net Loss							(915,886)	(915,886)
Balance at December 31, 2024	6,607,100	$66	600,000	$6	$-	$3,304,319	$(1,571,502)	$1,732,889

	Common Stock		Series A Preferred Stock			Additional	Accumulated	Total
	Number of Shares	Amount	Number of Shares	Amount	Stock Payable	Paid-In Capital	Equity (Deficit)	Equity (Deficit)
Balance at December 31, 2022	-	$-	-	$-	$-	$963,670	$(276,548)	$687,122
Contributed Capital						589,115		589,115
Share Exchange Transaction	5,400,000	54	600,000	6		(60)		-
Stock payable, net (inclusive of related party amount of $500,000 (gross))					678,866			678,866
Net Loss							(379,068)	(379,068)
Balance at December 31, 2023	5,400,000	$54	600,000	$6	$678,866	$1,552,725	$(655,616)	$1,576,035

CABBACIS INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve Months Ending	For the Twelve Months Ending
	December 31, 2024	December 31, 2023

Cash flows from operating activities
Net loss	$(915,886)	$(379,068)

Adjustments to Reconcile Net Loss to Net Cash used in operating activities:
Issuance of units for services	-	139,115
Stock based compensation	392,850	-
Changes in operating assets and liabilities:
Prepaid expenses	(1,757)	-
Offering receivable	2,500	-
Inventory	(53,499)	(56,083)
Tax credit receivable	(10,367)	(2,478)
Accrued expenses	99,009	27,232
Net cash used in operating activities	(487,150)	(271,282)

Cash flows from investing activities:
Acquisition of property and equipment	-	(3,990)
Acquisition of patents	(21,965)	(41,403)
Acquisition of other intangible assets	(30,467)	(58,365)
Net cash used in investing activities	(52,432)	(103,758)

Cash flows from financing activities:
Deferred offering costs	-	(76,634)
Issuance of units for cash proceeds	-	200,000
Issuance of common stock for cash proceeds	679,890	-
Stock payable, net (inclusive of related party amount of $500,000 (gross))	-	753,000
Net cash provided by financing activities	679,890	876,366

Net increase in cash	140,308	501,326
Cash, beginning of period	701,973	200,647
Cash, end of period	$842,281	$701,973

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$13	$-
Non Cash Investing and Financing Activities:
Equipment contributed as additional paid-in capital	$-	$250,000

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cabbacis Inc (the “Company”) was incorporated in the State of Nevada in 2023 to facilitate raising equity capital for Cabbacis LLC, the operating company, which became a wholly-owned subsidiary of Cabbacis Inc in August, 2023. The Company’s mission is to reduce the harm caused by smoking with its proprietary iBlend™ reduced-nicotine cigarettes and vaporizer pods in development and to secure FDA authorization to sell its products in the United States through the Premarket Tobacco Product Application (PMTA) process.

Cabbacis LLC, founded in 2021, is a development stage, federally-licensed, tobacco product manufacturer and plant biotechnology company committed to developing and commercializing consumer acceptable Modified Risk Tobacco Products (MRTPs). Cabbacis has not commercialized its products which it is developing under the iBlend™ brand name. The Company’s primary focus is the development of cigarettes with blends of (i) reduced-nicotine tobacco containing about 95 percent less nicotine than that of leading U.S. brands and (ii) very-low THC cannabis (commonly known as “hemp”), which is not intoxicating since it contains less than 0.3 percent THC. Hemp became legal on a national level in the United States under the Agriculture Improvement Act of 2018, which is also known as the 2018 Farm Bill.

The Company is also developing pods for oral electronic vaporizers which contain similar blends of reduced-nicotine tobacco and hemp. Once its iBlend™ reduced-nicotine cigarettes, and separately its iBlend™ vaporizer pods, are commercialized in the United States through the PMTA process, upon sufficient data on the products, the Company intends to file for FDA authorizations to market these iBlend™ products as MRTPs. Cabbacis LLC owns a wide range of issued product patents and pending patent applications across the United States, Canada, Mexico, Brazil, Europe, United Kingdom, Switzerland, China, Russia, India, Japan, South Korea, Indonesia, Philippines, Australia, New Zealand and other jurisdictions pertaining to these novel reduced-nicotine tobacco products.

On August 30, 2023, Cabbacis LLC became a wholly-owned subsidiary of Cabbacis Inc through an agreement in which Cabbacis Inc issued an aggregate of 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock to the members of Cabbacis LLC in exchange for 100 percent (100%) membership interest in Cabbacis LLC (the “Share Exchange”). Holders of Common Stock in Cabbacis Inc are entitled to one vote per share, and holders of Series A Preferred Stock in Cabbacis Inc are entitled to 20 votes per share.

The U.S. Securities and Exchange Commission (the “SEC”) qualified the Company’s stock offering pursuant to Regulation A (Tier 2) on November 13, 2023 in which the sale of up to 2.5 million shares of Common Stock of Cabbacis Inc could be sold to investors at $2.00 per share (the “Offering”) over the following year from the date of SEC qualification. The Company closed the Offering in November 2024 for gross proceeds to the Company of $1,464,200.

Liquidity

The Company does not anticipate significant product revenue within the one-year period after the financial statements are available to be issued. Additionally, recurring operating losses and negative cash flows from operating activities are adverse conditions that may raise substantial doubt about an entity’s ability to continue as a going concern. To maintain liquidity and financial flexibility, the Company has obtained a cash infusion in the form of a convertible promissory note (see Note 13) in order to have sufficient operating cash as of the date financial statements are available to be issued to fund operations for a period of at least 12 months. The following items are considered when the Company determines the amount of cash needed to sustain at least one-year of operating cash: the current financial condition as of the date its financial statements are available to be issued, conditional and unconditional obligations due or anticipated within one year after the date the financial statements are available to be issued, including operating costs, funds necessary to maintain patents and to prosecute patent applications of Cabbacis LLC, research and development costs, and a ten percent reserve for unforeseen events. As of April 8, 2025, the Company had $774,414.50 of cash on hand. Management has determined that relevant conditions and events, considered in the aggregate, indicate that it is probable that the Company will be able to meet its obligations as they become due within one year after the date that the financial statements are issued.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Cabbacis LLC. All intercompany transactions and balances have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and have not experienced any losses in our accounts. We believe the Company is not exposed to any significant credit risk on cash.

Research and Development

Research and development costs are expensed when incurred. Research and development costs include costs related to clinical studies, developing and improving plant lines, testing tobacco and hemp plant materials and tobacco products in development, in-licensing intellectual property, filings with the U.S. Food and Drug Administration (FDA), and other technical activities to develop new products or make improvements to existing products in development.

Inventory

Inventory as of December 31, 2024 consisted of primarily cured tobacco leaf and some tobacco stem from our tobacco plantings. Inventory is valued at the lower of historical cost or net realizable value. Write-offs were not required as of December 31, 2024, and it has been determined that no impairment exists as of December 31, 2024.

Patent Costs

The Company capitalizes legal fees associated with the filing and prosecution of its patent applications if a positive outcome is probable. Abandoned patents without issued or pending descendants are written off. The Company will begin amortization of its patents when the Company commercializes the patents. Commercialization will be achieved either when the Company has systems, inventory and means of supply in place to accept customers or upon the Company out-licensing rights to its patent portfolio pursuant to licensing agreement(s).

Other Intangible Assets

The Company’s Other Intangible Assets have indefinite lives. Intangible assets are reviewed for strategic importance and commercialization opportunity prior to expiration. If it is determined that the asset no longer supports the Company’s strategic objectives and/or will not be commercially viable prior to expiration, the asset is impaired. In addition, the Company will assess the expected future undiscounted cash flows for its intellectual property based on consideration of future market and economic conditions, competition, federal and state regulations, and licensing opportunities. If the carrying value of such assets is not recoverable, the carrying value will be reduced to fair value and the difference is recorded as an impairment.

Property and equipment

Property and equipment are recorded at their acquisition cost. The Company will begin depreciation of its property and equipment when commercial production of tobacco products for sale to customers commences.

Leases

The Company adopted ASC 842 Leases during the year ending December 31, 2022. Adoption did not impact retained earnings or cause restatement of prior financials. The Company determines if an arrangement is a lease at inception. The Company’s operating lease is reported in the long-term assets and current liabilities sections of the balance sheet ending December 31, 2024. Operating lease right of use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our lease does not provide an implicit rate, we use the prime rate as of the lease commencement date.

Stock-Based Compensation

Stock-based compensation expense is measured based on the grant-date fair value of the respective awards and recognized over the requisite service period. The Company accounts for forfeitures as they occur.

Income Taxes

Prior to the Share Exchange, Cabbacis LLC was treated as a partnership for federal and state income tax purposes. Consequently, federal income taxes were not payable by, or provided for, by the Company. Members were taxed individually on their respective shares of the Company’s earnings. The Bipartisan Budget Act of 2015 allows the Internal Revenue Service to collect member taxes directly from the Company if an audit adjustment is found.

Final partnership tax returns were filed for Cabbacis LLC, which reported activity from January 1, 2023 through August 30, 2023, the date of the Share Exchange. Post Share Exchange, Cabbacis LLC became wholly owned by Cabbacis Inc and all activity was consolidated and reported on the Company’s accrual-basis corporation tax return. As a corporation, all income taxes are payable by the Company. Management has determined that the Company does not have any uncertain tax positions as of December 31, 2024 or December 31, 2023. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by taxing authorities or that the Company or the former Cabbacis LLC members will not be subject to additional tax, penalties, and interest because of any such challenges.

Recently Adopted Accounting Standards

The Company has reviewed all recently issued accounting pronouncements and concluded that they were either not applicable or not expected to have a material impact on its consolidated financial statements.

Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires additional income tax disclosures, including a detail of income taxes paid by jurisdiction. ASU No. 2023-09 is effective for annual reporting periods beginning after December 15, 2024.

In November 2024, the FASB issued ASU No. 2024-04, “Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments,” which clarifies the accounting requirements related to the settlement of a debt instrument as an induced conversion. ASU No. 2024-04 is effective for annual reporting periods beginning after December 15, 2025.

The Company is evaluating the impact of these standards on its financial statements.

Correction of Immaterial Misclassification

The Company identified an immaterial error in classification related to inventory costs previously reported as current in the December 31, 2023 audited consolidated financial statements. The Company reclassified the $140,881 inventory balance at December 31, 2023 from current assets to non-current assets since the Company does not anticipate significant product revenue within the one-year period after the financial statements were available to be issued. The reclassification of costs allows for a more accurate presentation of asset classification and this had no impact on total operating expenses, net loss, total assets, total liabilities or equity.

NOTE 3 – TOBACCO LEAF PRODUCTION AND INVENTORY

Effective March 8, 2024, the Company engaged in a one-year tobacco production agreement where a tobacco farmer produced reduced-nicotine, flue-cured tobacco transplants from seed provided by the Company and then planted the transplants. The agreement includes all activities from seed to cured leaf. The total cost to the Company, based on the weight of the cured tobacco accepted by, and delivered to, the Company, was $39,204.

Inventory at December 31, 2024 and December 31, 2023 consisted of the following:

Description	December 31, 2024	December 31, 2023
Cured Tobacco	$194,380	$138,881
Seed	-	2,000
Total	$194,380	$140,881

NOTE 4 – COMPANY OFFERING

The Company’s stock Offering was qualified by the SEC on November 13, 2023 and allowed up to 2.5 million shares (par value $0.00001 per share) of common stock of Cabbacis Inc (the “Common Stock”) to be offered and sold to investors at a purchase price of $2.00 per share. The shares of Common Stock were offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier II offerings and was pursuant to an offering circular filed with the SEC on October 20, 2023. The shares of Common Stock were issued to purchasers who satisfied the requirements as set forth in Regulation A. The minimum subscription was $25,000; however, the Company reserved the right to waive such minimum purchase requirement on a case-by-case basis at its sole discretion. The Company started accepting subscriptions in the Offering in December 2023 and stopped accepting subscriptions on November 13, 2024, which is one year from the SEC’s qualification date. The Offering concluded with 732,100 shares of the Company’s Common Stock subscribed to by investors resulting in $1,464,200 of gross proceeds to the Company. The Company incurred offering costs of $28,810 in 2024 and $76,634 in 2023.

The Company utilizes a SaaS-based capital-raising platform, “Issuance,” which allows investors to purchase stock online. Issuance.com, owned by Issuance Inc., is a SaaS-based capital-raising platform utilized by issuers for financings that allow investors to purchase securities with Apple Pay, Google Pay, credit cards, ACH and wire transfer. After stock is purchased, upon the Company’s request, the service provider transfers the funds, net of certain fees, to the Company. The Issuance fees paid include monthly fixed costs and fees associated with incoming subscriptions of the Company’s Offering. The Company records a current asset for funds received by Issuance that have not yet been transferred to the Company. The Issuance platform was utilized for only a portion of investor subscriptions in the Company’s Offering, and the remainder of the subscriptions were paid directly to the Company.

NOTE 5 – TAX CREDIT RECEIVABLE

The Company qualifies for a payroll tax credit relating to its research and development expenditures. The Company will receive a reduction in federal payroll tax withholdings each pay period until the credit is fully realized.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2024 and December 31, 2023 consisted of the following:

Description	December 31, 2024	December 31, 2023
Manufacturing Equipment	$250,000	$250,000
Fixtures	3,990	3,990
Total	$253,990	$253,990

The manufacturing equipment and fixtures were not in service as of December 31, 2024. Once placed in service, they will be depreciated on a straight-line basis over a 10-year estimated useful life.

NOTE 7 – PATENTS

The Company’s worldwide patents and patent applications for cigarettes and pods (for oral electronic vaporizers), both comprising blends of reduced-nicotine tobacco and hemp, are filed or issued in the United States, China, Europe and eleven other countries. The Company’s patented products in development are primarily to facilitate smokers to smoke less, quit or switch to less harmful smoke-free products such as tobacco heating products or e-cigarettes. During the year ending December 31, 2024, the Company wrote off $8,667 of patent costs related to a patent application that was abandoned by the Company. The write off was allocated to research and development expense. Patents were not amortized during the year ending December 31, 2024. The Company will begin amortization of its patents upon Commercialization. Patents will be amortized over their useful lives which conclude at their expiration in 2038 through 2040. Commercialization of the Company’s patents is anticipated to be in 2026.

Description	December 31, 2024	December 31, 2023
Beginning Balance	$432,856	$391,453
Legal Costs Capitalized	30,632	41,403
Cost of Abandoned Patents, Written Off	(8,667)	-
Ending Balance	$454,821	$432,856

NOTE 8 – OTHER INTANGIBLE ASSETS

Other intangible assets at December 31, 2024 and December 31, 2023 consisted of the following:

Description	December 31, 2024	December 31, 2023
Trademarks	$87,077	$59,797
Domain Name	18,000	18,000
Website Development	12,484	9,297
Logo Design	4,000	4,000
Total	$121,561	$91,094

NOTE 9 – COMMITMENTS

Manufacturing Space Lease

The Company leases manufacturing space in Niagara Falls, New York. The leased space is an enclosed portion of a much larger building. The initial lease term was October 7, 2021 thru October 31, 2023 with three separate one-year options to renew under the same terms. The Company exercised three of these options to renew the lease for the periods of November 1, 2023 thru October 31, 2026. As per recently adopted ASC 842, the December 31, 2024 balance sheet contains a right of use asset and lease liability pertaining to the lease term. Lease expense for the years ending December 31, 2024 and 2023 each total $6,408. Future minimum lease payments, as of December 31, 2024 and pertaining to the lease-renewal periods ending October 31, 2026, total $11,748.

Tobacco and Hemp Production

The Company has contracted with tobacco and hemp growers for the 2025 growing season, and the Company expects to purchase in excess of $100,000 of product from these parties. Since tobacco and hemp are agricultural products which are susceptible to weather and pest conditions thereby affecting yields, and the contracted parties are paid on a per-pound basis of the cured/harvested crops, the actual cost to the Company fluctuates from original estimates.

Rose Research Center Engagement for Cabbacis Study

Cabbacis LLC contracted the Rose Research Center, LLC to carry out a study of reduced-nicotine tobacco cigarettes containing hemp. The Rose Research Center specializes in tobacco research including research on smokers, addiction, smoking cessation, tobacco harm reduction and the use of novel tobacco products. The Rose Research Center is led by Dr. Jed Rose, a co-inventor of the nicotine patch and a leading investigator of reduced-nicotine cigarettes with more than thirty years of experience in the space. After planning and preparation, the clinical portion of the study commenced in February 2025 comparing the effects of inclusion of different proportions of hemp and reduced-nicotine tobacco on smokers’ perceptions of the cigarettes and smoking behavior. Prior to the commencement of the study, Cabbacis and Dr. Jed Rose had an in-person meeting on December 16, 2024 with the Center for Tobacco Products of the FDA to review the Company’s Investigative Tobacco Product submission. The estimated cost of the study is $325,000. In 2024, the Company has been billed and made payments of $122,010 to the Rose Research Center.

License Agreement

The Company entered into an Option and Material Transfer Agreement (“Agreement”) with North Carolina State University (“NCSU”) on March 7, 2023 for a novel reduced-nicotine plant line. The Company paid the university a nonrefundable option fee of $15,000 within thirty days of the effective date. Pursuant to the Agreement, the Company exercised its option in January 2024 to enter into a royalty-bearing license agreement with NCSU and has now finalized those terms in a license agreement (the “License Agreement”). During the term of the License Agreement for this novel reduced-nicotine plant line and related intellectual property rights, the Company is responsible for the payment of all fees and costs of any patent and plant variety right applications filed by the university. In addition, the Company paid NCSU an upfront license fee of $50,000, and the Company will pay NCSU annual maintenance fees starting in 2026, running royalties on sales and milestone payments. The territory under the License Agreement is worldwide and the term is for twenty years or upon expiration of the last-to-expire patent or plant variety rights, whichever is longer.

NOTE 10 – EQUITY

Contributions of Cash

In the Company’s stock Offering, shares of Common Stock were sold to investors at a purchase price of $2.00 per share, and during the year ending December 31, 2024, the Company’s Common Stock was subscribed to by investors in the Offering for gross proceeds of $708,700 and the Company incurred Offering costs of $28,810. During the year ending December 31, 2023, cash contributions prior to the Share Exchange totaled $200,000 and gross proceeds from the Offering totaled $755,500. This is discussed further under Stock Payable below.

Contributions of Services

During the year ending December 31, 2023, services valued at $139,115 were contributed.

Contribution of Machinery

During the year ending December 31, 2023, a shareholder contributed $250,000 of tobacco-product production machinery that produces and packages cigarettes. The shareholder arranged for the machinery to be delivered and set up at the Company’s manufacturing space in Niagara Falls, New York.

Equity Incentive Plan

On July 12, 2024, the Company’s Board of Directors approved the 2024 Equity Incentive Plan (the “Plan”) to encourage selected employees, officers, directors and consultants of the Company to acquire a proprietary interest in the growth and performance of the Company to generate an increased incentive to contribute to the Company’s future success. The Company believes the Plan will enhance the value of the Company and the Company’s ability to attract and retain exceptionally qualified individuals. The Plan allows a maximum of 1,750,000 shares of common stock of the Company, which may include equity derivatives on a one-to-one basis, to be granted, and no award shall be granted after July 22, 2029. The Company recognizes compensation expense on a straight line-basis over the vesting period. During 2024, $392,850 of stock-based compensation expense was recognized. Unrecorded compensation related to unvested shares at December 31, 2024 was $272,150. This cost is expected to be recognized over a weighted-average period of 6.8 months from December 31, 2024. The grant-date fair value of shares granted, issued and vested during 2024 was $1.40 per share.

The Company accounts for forfeitures as they occur due to a limited history of forfeitures. To date there have been no forfeitures.

Stock based compensation share activity:

Equity Incentive Plan	December 31, 2024	December 31, 2023
Beginning Balance of Unvested Shares	-	-
Shares Granted and Issued	475,000	-
Shares Vested	(150,000)	-
Ending Balance of Unvested Shares	325,000	-

Share Exchange

Pursuant to the terms of the August 30, 2023 Share Exchange detailed in NOTE 1, Cabbacis Inc issued an aggregate of 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock to the members of Cabbacis LLC in exchange for 100% membership interest in Cabbacis LLC which consisted of 172.6433 Founder Units and 26.1636 Class A Units. Common and Preferred Stock were issued at $0.00001 par value. Holders of Common Stock in Cabbacis Inc are entitled to one vote per share, and holders of Series A Preferred Stock in Cabbacis Inc are entitled to 20 votes per share.

Stock Payable

During the year ending December 31, 2023, the Company received $755,500 from investors as consideration for shares of Common Stock issued in the first quarter of 2024. Shares were issued at $2.00 per share. Stock payable on the December 31, 2023 balance sheet is reported net of $76,634 in Offering costs. The Company closed the Offering in November 2024.

NOTE 11 – RELATED PARTIES

In 2024, officers contributed $600,000 for stock subscriptions in the Company’s Offering in exchange for 300,000 shares of Common Stock. The Company issued 450,000 shares of Common Stock to officers and directors via the Equity Incentive Plan. The Company recognized $407,324 of compensation expense related to these shares.

Prior to the Share Exchange during the year ending 2023, Company officers contributed cash of $182,489 and services valued at $104,507. After the Share Exchange during the year ending 2023, Company officers contributed $500,000 for stock subscriptions in the Company’s Offering.

NOTE 12 – DEFERRED TAXES

Deferred tax assets are comprised of the following:

Deferred Taxes	December 31, 2024	December 31, 2023
Temporary Differences in GAAP & Tax Value of Assets and Liabilities (Net)	$209,677	$51,837
Net Operating Loss Carryforwards	2,117	2,080
Valuation Allowance	(211,794)	(53,917)
Net Deferred Tax Asset	$-	$-

NOTE 13 – SUBSEQUENT EVENTS

Subsequent events were evaluated through the date the financial statements were available to be issued.

Manufacturing Space Lease

On February 10, 2025, the Company exercised the third one-year renewal option under its lease for its manufacturing space in Niagara Falls, New York. As a result, the Company’s lease expires on October 31, 2026.

Convertible Promissory Note

On March 31, 2025, the Company issued an unsecured, convertible promissory note of $341,000 (“Principal Amount”) to an officer of the Company (the “Convertible Note”). The Convertible Note has a scheduled maturity date of April 30, 2026 (“Maturity Date”), and the Principal Amount bears interest at twelve percent (12%) per annum. The lender may elect to convert all or any portion of the Principal Amount, plus accrued interest (“Amount Owed”), to shares of common stock of the Company (the “Common Stock”). The conversion price will be equal to the price per share of Common Stock that the U.S. Securities and Exchange Commission (“SEC”) qualifies the Company’s Regulation A offering which the Company expects to file with the SEC in the second quarter of 2025 (the “Conversion Price”). In the event the Company does not file a Regulation A offering with the SEC before the Maturity Date or the SEC does not qualify Company’s Regulation A offering before the Maturity Date, the entire Amount Owed shall be due and payable to the lender on the Maturity Date.

Equity Incentive Plan

In 2025, 75,000 shares have vested to date, and 250,000 shares are expected to vest later in 2025.

Index to Exhibits

Exhibit No.	Exhibit Description
2.1*	Certificate of Incorporation (as currently in effect)
2.2 (1)	Amended and Restated Bylaws
3.1*	Certificate of Designation of the Series A Preferred Stock
3.2*	Certificate of Amendment to Certificate of Designation of the Series A Preferred Stock
4.1(2)	Form of Subscription Agreement
6.1*	Worldwide Patent Assignment
6.2*	Share Exchange Agreement
6.3*	Greenhouse Service Agreement (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
6.4*	University Agreement (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
6.5*	Tobacco Production Agreement 2022 (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
6.6*	Tobacco Production Agreement 2023 (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
6.7**	License Agreement (Portions of which have been omitted because they are not material and/or are the type that the parties treat as private or confidential)
6.8***	2024 Equity Incentive Plan
6.9***	Tobacco Production Agreement 2024 (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
6.10†	Tobacco Production Agreement 2025 (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
11.2(3)	Consent of Prager Metis CPAs, LLC
12.1††	Opinion of Hunter Taubman Fischer & Li LLC

*	Incorporated by reference to the Offering Circular (File No. 024-12343), filed with the SEC on October 20, 2023.
**	Incorporated by reference to the Form 1-U, filed with the SEC on June 28, 2024.
***	Incorporated by reference to the Form 1-SA, filed with the SEC on August 8, 2024.
(1)	Incorporated by reference to the Form 1-U, filed with the SEC on September 18, 2024.
(2)	Filed Herewith
(3)	Incorporated by reference to the Form 1-A POS, filed with the SEC on September 10, 2025.
†	Incorporated by reference to the Form 1-K, filed with the SEC on April 10, 2025.
††	Incorporated by reference to the Form 1-A, filed with the SEC on May 23, 2025.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niagara Falls, State of New York, on October 17, 2025.

Cabbacis Inc

By:	/s/ Joseph Pandolfino
Joseph Pandolfino
Chief Executive Officer and Chairman of the Board

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Pandolfino	Chief Executive Officer and Chairman of the Board	October 17, 2025
Joseph Pandolfino

/s/ John Manley, Jr.	Chief Financial Officer and Director	October 17, 2025
John Manley, Jr.